UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Noble Corporation plc
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NOBLE

First Choice Offshore®

NOBLE

2026

Proxy Statement & Notice of Annual Meeting

A Message from Charles M. Sledge, our Board Chair
Dear Fellow Shareholders,
On behalf of the entire Board of Directors (the “Board”) of Noble Corporation plc (the “Company” or “Noble”), we invite you to attend our 2026 Annual General Meeting on Wednesday, April 29, 2026. 2025 marked further exciting growth for the Company with the completed integration of Diamond Offshore Drilling, Inc. (“Diamond Offshore”) and a notably strong year of commercial wins enhancing our backlog and our industry leadership position. Through our comprehensive strategic fleet transformation – formed by landmark M&A transactions (Diamond 2024, Maersk Drilling 2022, Pacific Drilling 2021), as well as the prudent retirement of cold stacked equipment and disposal of non-core jackups – Noble has become a market leader in high specification deepwater and ultra-harsh environment rigs. To underscore the sweeping extent of this transformation, 24 of the 29 rigs (excluding two rigs held for sale) in our fleet today have come via strategic acquisitions since 2021.
While our strategic activities have been vigorous, the men and women of Noble have maintained uncompromising standards of HSE, operational excellence and financial performance. In the face of cyclical oil market headwinds and softening offshore drilling market conditions in 2025, Noble generated yearly growth in adjusted EBITDA and significant yearly improvement in free cash flow. Additionally, we achieved a highly differentiated 15% yearly increase in contract backlog during 2025 ($7.0 billion at 12/31/2025 vs. $6.1 billion at 12/31/2024) amid a backdrop of broader industry backlog decline. These achievements are a strong testament to the success of our First Choice Offshore efforts across the organization.
While overall contracting activity industry-wide remains relatively subdued compared to the recent record levels witnessed in 2022-2023, there are emerging signs of improving industry utilization at the outset of 2026. Over the medium to longer term, as the world continues to rely on offshore and deepwater hydrocarbon production as a critical energy source, we believe in a positive fundamental outlook for our industry and Noble’s strong competitive position.
Executing on our Strategy
Noble remains committed to our First Choice Offshore ambition for employees, customers and shareholders. Our intentional and selective fleet optimization strategy – driven by M&A and refined by non-core asset disposals – has formed a fleet of high specification deepwater and ultra-harsh environment offshore rigs which represents one of the most modern, capable, and highly utilized fleets in the industry.
Our customer and workforce strategy are founded upon Noble’s exceptional organizational strength and culture which have been enriched by the integration and onboarding of world class talent and best practices from our recent strategic combinations. We seek to empower and develop our highly talented and committed employees around the world to build meaningful careers and to align themselves with the success of Noble and our customers. We pursue and incentivize exacting standards for HSE, innovation and efficiency in order to manage our customers’ most technically challenging and high-risk operations with unwavering reliability. It is this reliability that ultimately drives our commercial success over the long run.
Our First Choice Offshore proposition for shareholders rests on a straightforward financial strategy: to maintain a sound balance sheet and maximize equity value by generating and returning free cash flow to shareholders via dividends and share repurchases. During calendar year 2025, Noble executed on this financial strategy by distributing $320 million in dividends (following $278 million in 2024) and returning an additional $20 million via share repurchases (following $300 million in 2024).
Board Composition is a Key Asset
Our Board reflects the diverse background and perspectives from the legacy Noble, Maersk Drilling and Diamond Offshore boardrooms, as further complemented and enhanced by the addition of the skillsets and experiences brought by the proposed addition of Erik Bergöö, a director nominee standing for election at the 2026 Annual General Meeting of the Company, and H. Keith Jennings, who joined in 2023. Our highly qualified directors are deeply engaged and committed to Noble’s success, with each director offering unique and critical expertise from a range of energy and external industrial and public sector settings. Importantly, the strategic planning and execution of our successive business integrations have been greatly enhanced by the collaborative efforts and leadership of this group. I am grateful to each of our directors for their invaluable contributions and ask for your support for all nominees on this year’s ballot.

Noble Corporation plc | 2026 Proxy Statement	i

 A message from Charles M. Sledge, our Board Chair
Ongoing Commitment to Shareholder Engagement
Maintaining an active, open dialogue with our shareholders continues to be a top priority of the Board. Over the past year, in addition to investor conferences and non-deal roadshows, we have reached out to shareholders representing 61% of our outstanding shares as part of our seasonal shareholder outreach in order to solicit feedback on governance topics, Executive Compensation Program and our previous proxy statement, and members of our Board and management team had the pleasure of meeting with shareholders representing approximately 44% of our shares as part of this outreach initiative. These discussions have spanned a wide variety of topics, including capital allocation, governance, sustainability initiatives, our strategy for growth and long-term value creation and compensation matters such as selection of performance metrics. Shareholder concerns and advice on these and other topics are vital to our planning, and we remain committed to an open dialogue with shareholders in order to maximize value for the Company.
On behalf of the full Board, we thank you for your continued support and investment in the Company. We encourage you to vote for the proposals set forth in this proxy statement.
Sincerely,
Charles M. Sledge
Chairman of the Board of Directors

ii	2026 Proxy Statement | Noble Corporation plc

Notice of 2026 Annual General Meeting of Shareholders

Date and Time:	Location:	Who Can Vote:
Wednesday, April 29, 2026, 11:30 a.m. Central Time	Our offices, 2101 CityWest Boulevard, Suite 600, Houston, Texas 77042	Shareholders who hold shares at 5:00 p.m. Eastern Time on March 6, 2026

To the shareholders of Noble Corporation plc:
Notice is hereby given that the 2026 annual general meeting of shareholders (the “Meeting”) of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble,” or the “Company”), will be held on Wednesday, April 29, 2026, at 11:30 a.m., Central Time, as a physical meeting at our offices, 2101 CityWest Boulevard, Suite 600, Houston, Texas 77042.
The items of business proposed by the Company’s board of directors (the “Board”) are to consider and, if thought fit, pass the resolutions below. Resolutions 1-14 will be proposed as ordinary resolutions and 15 will be proposed as a special resolution.

Resolutions

(1)-(7)	Election or re-Election of the seven director nominees by separate ordinary resolutions.

THAT Erik Bergöö be elected as a director of the Company.
THAT Patrice Douglas be re-elected as a director of the Company.
THAT Robert W. Eifler be re-elected as a director of the Company.
THAT Claus V. Hemmingsen be re-elected as a director of the Company.
THAT Alan J. Hirshberg be re-elected as a director of the Company.
THAT H. Keith Jennings be re-elected as a director of the Company.
THAT Charles M. Sledge be re-elected as a director of the Company.

(8)	Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm for Fiscal Year 2026.
THAT the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for fiscal year 2026 be ratified.
(9)	Re-appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor.

THAT PricewaterhouseCoopers LLP be re-appointed as the UK statutory auditors of the Company (to hold office from the conclusion of the Meeting until the conclusion of the next meeting at which the accounts and the reports of the directors and the auditors are laid before the Company).

(10)	Authorization of Audit Committee to Determine UK Statutory Auditors’ Compensation.
THAT the Audit Committee be authorized to determine the remuneration of the Company’s UK statutory auditors.
(11)	Approval by Advisory Vote of the Company’s Executive Compensation.

THAT the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement pursuant to the executive compensation disclosure rules promulgated by the U.S. Securities and Exchange Commission, be approved.

Noble Corporation plc | 2026 Proxy Statement	iii

 Notice of 2026 Annual General Meeting Of Shareholders

(12)	Approval by Advisory Vote of the Directors’ Remuneration Report.

THAT the directors’ remuneration report (other than the part containing the directors’ remuneration policy) for the year ended December 31, 2025, which is set out in full as Appendix A of the Company’s proxy statement of which the notice of meeting forms part, be approved.

(13)	Approval of the Directors’ Remuneration Policy.

THAT the directors’ remuneration policy, which is contained within the directors’ remuneration report set out in full as Appendix A of the Company’s proxy statement of which this notice of meeting forms part, be approved.

(14)	Authorization of the Board to Allot Shares.

THAT the directors of the Company be and are hereby generally and unconditionally authorized for the purposes of section 551 of the UK Companies Act 2006, in substitution for any prior authority conferred upon the directors of the Company (but without prejudice to any previous exercise of such authority and to the continuing authority of the directors of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company pursuant to an offer or agreement made by the Company before the expiry of the authority pursuant to which such offer or agreement was made), to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for, or convert any security into, shares in the Company up to an aggregate nominal amount of $318.95, provided that (unless previously revoked, varied or renewed) this authority will expire on the date that is five (5) years from the date this resolution is passed, save that the Company may, before this authority expires, make offers or agreements which would or might require shares in the Company to be allotted, or rights to subscribe for, or to convert securities into, shares to be granted, after its expiry and the directors of the Company may allot shares or grant rights to subscribe for, or convert securities into, shares pursuant to any such offer or agreement as if this authority had not expired.

(15)	Authorization of the Board to Allot Shares without Rights of Pre-Emption.

THAT, subject to the passing of Resolution 14, the directors of the Company be and are hereby generally and unconditionally empowered pursuant to section 570 and section 573 of the UK Companies Act 2006 to allot equity securities (as defined in section 560 of the UK Companies Act 2006) of the Company for cash pursuant to the authority conferred by Resolution 14 and/or by way of a sale of treasury shares for cash as if section 561(1) of the UK Companies Act 2006 did not apply to any such allotment or sale, provided that (unless previously revoked, varied or renewed) this power will expire upon the expiry of the general authority conferred by Resolution 14, save that the directors of the Company may, before this power expires, make offers or agreements which would or might require equity securities to be allotted or equity securities held as treasury shares to be sold after its expiry, and the directors of the Company may allot equity securities and/or sell equity securities held as treasury shares pursuant to such offers or agreements as if this power had not expired.

iv	2026 Proxy Statement | Noble Corporation plc

Notice of 2026 Annual General Meeting Of Shareholders
Organizational Matters
We will also consider any other business that may properly come before the Meeting and any adjournment or postponement of the Meeting. All of our shareholders of record at 5:00 p.m. Eastern Time on March 6, 2026 are entitled to notice of, and to give voting instructions in respect of, the Meeting.
Each shareholder of record that is entitled to attend and vote at the Meeting is entitled to appoint one or more proxies to attend, speak and vote at the Meeting instead of such shareholder. For shareholders of record, the record date in respect of entitlement to notice of, and to attend and vote at, the Meeting will be 5:00 p.m. Eastern Time on March 6, 2026. A proxy need not be a shareholder of the Company. On or about March 16, 2026, we plan to commence mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2025 Annual Report on Form 10-K (our “2025 10-K”) via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials. Our 2025 10-K, Notice of Internet Availability of Proxy Materials and proxy card are also first being made available online on or about March 16, 2026.
Resolutions 1 through 14 will be proposed during the Meeting as ordinary resolutions, which means that, assuming a quorum is present, each such resolution will be approved if a simple majority of votes cast (whether in person or by proxy), for or against a resolution, are cast in favor of the resolution. Resolution 15 will be proposed as a special resolution and requires the affirmative vote of at least 75% of the votes cast (whether in person or by proxy) at the Meeting on Resolution 15.
Please note that shareholders of record attending the Meeting in person are required to show proper identification on the day of the Meeting. Beneficial shareholders and individuals acting as a proxy will be required to show a valid written legal proxy signed by the shareholder of record granting you the required authority to attend the meeting and vote such shares. In order to determine attendance correctly, any shareholder or proxy leaving the Meeting early or temporarily is requested to present such information upon exit.
Attendance, Voting and Other Procedures for Holders of Shares Held Through Euronext
For the holders of shares held through Euronext, a description of the procedures for attending and voting at the Meeting, including voting by proxy and copies of the relevant forms to be completed, are available at https://noblecorp.com/2026-Annual-General-Meeting. Please note that the procedures for the holders of shares held through Euronext are different to the procedures set out in this proxy statement for the holders of shares traded on the NYSE.
UK Annual Report and Accounts
During the Meeting, our Board will present our UK Annual Report, which includes our Statutory Accounts, the UK statutory Directors’ Report, the UK statutory Directors’ Remuneration Report, the UK statutory Directors’ Remuneration Policy, the UK statutory Strategic Report and the UK statutory Auditors’ Report for the year ended December 31, 2025. Our Board will also provide an opportunity for shareholders at the Meeting to raise questions in relation to the UK Annual Report. Copies of these materials are provided to all shareholders of record as well as our auditors, PricewaterhouseCoopers LLP, and may be obtained without charge by contacting Investor Relations at our offices located at 2101 CityWest Boulevard, Suite 600, Houston, Texas 77042 or online at www.noblecorp.com.
YOUR VOTE IS IMPORTANT. All shareholders or their proxies are cordially invited to attend, speak, and vote at the Meeting. We urge you, whether or not you plan to attend the Meeting, to vote by submitting your proxy or voting instruction by telephone, via the internet, or by marking, signing and returning your proxy form or voting instruction card.
Our proxy materials are also available at https://noblecorp.com/2026-Annual-General-meeting.
By Order of the Board of Directors
Jennie Howard
Corporate Secretary
Houston, Texas
March 16, 2026

Noble Corporation plc | 2026 Proxy Statement	v

 Notice of 2026 Annual General Meeting Of Shareholders
Noble Corporation plc
(incorporated and registered in England and Wales under number 12958050)
Registered office: 3rd Floor 1 Ashley Road, Altrincham, Cheshire, WA14 2DT United Kingdom
Explanatory Note
As discussed in greater detail below, we have undertaken corporate actions and entered transactions that have affected our corporate structure. As a result, Noble is a successor issuer to Noble Cayman (as defined below), which is itself a successor issuer to Legacy Noble (as defined below). As used in this proxy statement, when discussing time periods including and after the Effective Date of the Business Combination (each as defined below), the terms “we,” “us,” “our,” and the “Company” refer to Noble and, as appropriate, its subsidiaries, the terms “Board” and “Compensation Committee” refer to the board of directors of Noble and the compensation committee of the board of directors of Noble, and the terms “share,” “shares,” or “shareholders” refer to Noble’s class A ordinary shares (“Ordinary Shares”) and shareholders.
When discussing time periods prior to the Effective Date of the Business Combination (each as defined below), the terms “we,” “us,” “our,” and the “Company” refer to Noble Cayman and, as appropriate, its subsidiaries, the terms “Board of Directors” and “Compensation Committee” refer to the board of directors of Noble Cayman and the compensation committee of the board of directors of Noble Cayman, and the terms “share,” “shares,” or “shareholders” refer to Noble Cayman’s ordinary shares and shareholders; provided that to the extent we discuss periods prior to February 5, 2021, the terms “we,” “us,” “our,” and the “Company” refer to Legacy Noble and, as appropriate, its subsidiaries, the terms “Board of Directors” and “compensation committee” refer to the board of directors of Legacy Noble and the compensation committee of the board of directors of Legacy Noble, and the terms “share,” “shares,” or “shareholders” refer to Legacy Noble’s ordinary shares and shareholders.
Emergence from bankruptcy in 2021. On July 31, 2020, our former parent company, Noble Holding Corporation plc (formerly known as Noble Corporation plc), a public limited company incorporated under the laws of England and Wales (“Legacy Noble”), and certain of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas seeking relief under chapter 11 of title 11 of the United States Code. In connection with these chapter 11 proceedings, on and prior to the Emergence Date (as defined below), Legacy Noble and certain of its subsidiaries effected certain restructuring transactions pursuant to which Legacy Noble formed Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble Cayman”), as an indirect wholly-owned subsidiary of Legacy Noble and transferred to Noble Cayman substantially all of the subsidiaries and other assets of Legacy Noble. On February 5, 2021 (the “Emergence Date”), Noble Cayman and its subsidiaries emerged from the chapter 11 proceedings, and Noble Cayman became the new parent company.
Business Combination with Maersk Drilling in 2022. On September 30, 2022 (the “Effective Date”), as a result of certain intercompany transactions relating to the Business Combination (as defined below), Noble became the ultimate parent of Noble Cayman and its respective subsidiaries, and the Ordinary Shares of Noble began trading on the New York Stock Exchange (the “NYSE”) under the symbol “NE.” On October 3, 2022 (the “Closing Date”), Noble completed a voluntary tender exchange offer to the shareholders of The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”) (the “Offer” and, together with other transactions, the “Business Combination”). Upon consummation of the Offer, because Noble had acquired more than 90% of the issued and outstanding shares of Maersk Drilling, Noble redeemed all remaining Maersk Drilling shares not exchanged in the Offer under Danish law by way of a compulsory purchase (the “Compulsory Purchase”). Upon completion of the Compulsory Purchase, Maersk Drilling became a wholly owned subsidiary of Noble.
Acquisition of Diamond Offshore Drilling in 2024. On June 9, 2024, Noble entered into an agreement and plan of merger (the “Diamond Merger Agreement”) with Diamond Offshore Drilling, Inc. (“Diamond”), Dolphin Merger Sub 1, Inc., and Dolphin Merger Sub 2, Inc., under which Noble would acquire Diamond in a stock plus cash transaction (the “Diamond Transaction”). On September 4, 2024, Noble completed its acquisition of Diamond. Pursuant to the terms and conditions set forth in the Diamond Merger Agreement, Diamond shareholders received 0.2316 shares of Noble, plus cash consideration of $5.65 per share for each share of Diamond.

vi	2026 Proxy Statement | Noble Corporation plc

Notice of 2026 Annual General Meeting Of Shareholders
Forward-Looking Statements
This Schedule 14A Information and proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this filing are forward looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. When used in this filing, or in the documents incorporated by reference, the words “guidance,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “achieve,” “shall,” “target,” “will,” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Forward-looking and other statements in this proxy statement may also address our sustainability progress, plans, and goals (including environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to the Company, investors or other stakeholders or required to be disclosed in our filings under the U.S. securities laws or any other laws or requirements applicable to the Company. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. These forward-looking statements speak only as of the date of this filing and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. Risks, uncertainties and assumptions include, but are not limited to, those detailed in Noble’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission (the “SEC”). We cannot control such risk factors and other uncertainties, and, in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us. With respect to our capital allocation policy, distributions to shareholders in the form of either dividends or share buybacks are subject to the Board of Directors’ assessment of factors such as business development, growth strategy, current leverage, and financing needs. There can be no assurance that a dividend will be declared or continued.

Noble Corporation plc | 2026 Proxy Statement	vii

viii	2026 Proxy Statement | Noble Corporation plc

Noble Corporation plc | 2026 Proxy Statement	ix

About Noble
Noble Corporation plc (“Noble”) is a leading offshore drilling contractor for the oil and gas industry. We provide contract drilling services to the international oil and gas industry with our global fleet of mobile offshore drilling units. We focus on a high-specification fleet of floating and jackup rigs and the deployment of our drilling rigs in oil and gas basins around the world. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. As of the date of this proxy statement, our fleet of 31 drilling rigs consisted of 25 floaters and 6 jackups.
Business Strategy

Mission	Vision
Our mission is Drilling to Power the World Responsibly.	We strive to be the leading offshore driller by being the first choice for employees, customers and investors.

Our business strategy is centered around providing efficient, reliable and safe offshore drilling services to our customers. Our strategic initiatives over the past five years have created one of the highest specification fleets in the industry, with global scale and diversification and industry-leading backlog.
Our fleet consists predominately of technologically advanced units, equipped with sophisticated systems and components prepared to execute our customers’ increasingly complicated offshore drilling programs safely and with greater efficiency. We are primarily focused on the ultra-deepwater market and the ultra-harsh environment jackup markets, which typically are more technically challenging markets in which to operate.
We emphasize safe operations, environmental stewardship, and superior performance through a structured management system, the employment of qualified and well-trained crews and onshore support staff, the care of our surroundings and the neighboring communities where we operate, and other activities advancing our sustainability, social responsibility, and good governance. We also manage rig operating costs through the implementation and ongoing improvement of innovative systems and processes, which includes the use of data analytics and predictive maintenance technology.
Our organization prioritizes financial discipline, cash flow generation and returning cash to shareholders. Management plans to continue to evaluate our balance sheet and focus on enabling our fleet of floating and jackup rigs to meet the demands of increasingly complex drilling programs required by our customers.

Noble Corporation plc | 2026 Proxy Statement	1

 About Noble
We are committed to ongoing improvement and a sustainable energy future, supported by our efforts to protect the environment throughout our operations and safely provide reliable and efficient services to allow access to resources essential for human and economic prosperity. We actively look to collaborate with our customers to evaluate economic alternatives for reducing the carbon footprint of our drilling rigs. Oversight of our sustainability is at the Board level, with the safety and sustainability committee of the Board (the “Safety & Sustainability Committee”) assisting in that oversight role with respect to the Company’s sustainability policies and practices.

Noble - First Choice Offshore
The Company’s strategy has been focused on delivering industry-leading shareholder returns, including executing on, and integrating, inorganic growth opportunities. The Company’s performance highlights for 2025 include:
•Leadership position in shareholder returns in the offshore drilling sector, with $320 million in dividends paid and $20 million of share repurchases.
•Differentiated Backlog Growth
•Expanded backlog by 30% year-on-year to $7.5 billion as of February 2026, while the combined backlog of our three largest peers declined by 9% over the comparable period.
•Significant backlog expansion was underpinned by long-term contract awards for six deepwater rigs with Shell, TotalEnergies and bp throughout the United States Gulf of America and Suriname basins with an average duration of three years per rig.
•Customer Satisfaction proven by high satisfaction scores (ranging from 6.2 to 6.6 out of 7) from January 1, 2023 through to December 31, 2025 and averaging 6.5 out of 7 in 2025.
•Seamless operation integration highlighted by 96.9% revenue efficiency and strong Health, Safety and Environment (HSE) performance across the fleet.

2	2026 Proxy Statement | Noble Corporation plc

Sustainability
As a responsible drilling contractor with a comprehensive approach to sustainability, Noble remains committed to building on the Company’s strategy of enabling long-term sustainable value creation. Noble’s sustainability mission is to help provide affordable energy efficiently, safely and sustainably, by leveraging longstanding customer relationships and unique innovation capabilities. Noble continues leveraging sustainability as a driver of business resilience and value creation, helping to ensure that our approach to sustainability reporting not only meets regulatory expectations but also supports sustainable growth and long-term shareholder returns.
In 2025, in alignment with Noble’s First Choice Offshore strategy, we continued to place strong priority on advancing energy efficiency and lowering fuel consumption within our broader sustainability efforts. We anticipate progressing a clear roadmap toward a 20% carbon‑intensity reduction by 2030, and we believe these efforts to support customer value and competitive positioning. Taken together, these initiatives are intended to lower well delivery costs and strengthen our competitive differentiation by linking efficiency gains to tangible value for our customers and shareholders.
2025 Highlights
In 2025, Noble has progressed on several sustainability initiatives. Highlights for 2025 are listed below according to the Noble’s sustainability framework pillars.

SUSTAINABLE ENERGY FUTURE

•Energy Efficiency Progress
Noble advanced its energy‑efficiency goals by deploying an Energy Management System, expanding real‑time digital dash-boards, and accelerating crew‑driven initiatives within EnergyWise (i.e., Noble’s sustainable behavior program focused on identifying and implementing ways to build energy efficiency operations offshore, officially launched in 2024) to reduce fuel use and energy waste across the fleet.
•ISO 14001 Achievement
Noble Stanley Lafosse achieved ISO 14001 certification on its first attempt with zero major nonconformities, advancing Noble’s environmental leadership and expanding fleetwide certification efforts.

CARING FOR PEOPLE

•Workforce Training Enhancement
Noble enhanced employee development through LinkedIn Learning, global Learning Lab knowledge‑sharing, and Noble Offshore Readiness Training Hub (NORTH) training for over 300 new hires across nine countries.
•Future Talent Development
Noble strengthened future talent development through hands‑on U.S. and Poland internships and the University of Texas Co‑Innovation Challenge, engaging nearly 100 students and generating 15 innovative industry concepts.

RESPONSIBLE BUSINESS

•Charitable Giving Governance
Noble adopted a Charitable Contributions Policy, setting eligibility criteria and approval process under Charitable Contributions Committee oversight to strengthen governance, ensure ethical compliance, and direct funds toward measurable, impact‑focused outcomes.
•Verified GHG Reporting
Noble’s 2023–2024 GHG inventory successfully underwent independent verification. Noble is focused on transparent reporting, sustainability and continuous improvement, and its reporting is aligned with recognized reporting criteria.

Noble Corporation plc | 2026 Proxy Statement	3

Noble Corporation plc
3rd Floor, 1 Ashley Road
Altrincham, Cheshire
United Kingdom WA14 2DT
Proxy Statement for Annual General Meeting of Shareholders
To Be Held on Wednesday, April 29, 2026
General
This proxy statement is furnished to shareholders of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble”), in connection with the solicitation by our board of directors (“Board”) of proxies for use at the annual general meeting of shareholders to be held on Wednesday, April 29, 2026, at 11:30 a.m., Central Time, as a physical meeting at our offices, 2101 CityWest Boulevard, Suite 600, Houston, Texas 77042, for the purposes set forth in the accompanying notice (the “Meeting”). We intend to hold the Meeting as a physical, in-person meeting at the location specified above.
The holders of at least a majority of the Company's outstanding Class A ordinary shares (the "Ordinary Shares") must be present in person or by proxy at the physical location of the Meeting in order for a quorum to be present. Votes may only be cast in person or by proxy at the physical location of the Meeting. Shareholders are therefore encouraged to submit their proxies as early as possible, even if they currently intend to attend the Meeting in person.
The approximate date of first mailing of this proxy statement and the accompanying proxy card is March 16, 2026. References to “Noble,” the “Company,” “we,” “us,” or “our” include Noble together with its subsidiaries, unless the context indicates otherwise.
Voting and Other Procedures Related to the Annual General Meeting
Record Date and Persons Entitled to Vote
The Board has set 5:00 p.m. Eastern Time on March 6, 2026 as the record date for determining the holders of record that are entitled to notice of, and to give voting instructions in respect of, the Meeting. Beneficial holders of shares (i.e., those who are not shareholders of record but hold shares through a shareholder of record as further described below) are only entitled to instruct their bank, broker, or other holder of record how to vote at the Meeting if they held their book entry interest as at 5:00 p.m. Eastern Time on March 6, 2026. For shareholders of record, the record date in respect of entitlement to notice of, and to attend and vote at, the Meeting will also be 5:00 p.m. Eastern Time on March 6, 2026.
At 5:00 p.m. Eastern Time on the record date, there were 159,473,433 Ordinary Shares of Noble outstanding and entitled to vote at the Meeting. Each Ordinary Share is entitled to one vote.
Procedure to Access Proxy Materials Over the Internet
Your Notice of Internet Availability of Proxy Materials, or (if you received paper copies of the proxy materials) your proxy card or voting instruction form, will contain instructions on how to view our proxy materials on the Internet for the Meeting.
Our proxy materials are also available at www.proxyvote.com and at https://noblecorp.com/2026-Annual-General-meeting.

4	2026 Proxy Statement | Noble Corporation plc

Proxy Statement
Shareholders of Record and “Street Name”
Shareholder of Record. If your Ordinary Shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered a “shareholder of record” with respect to those shares, and you are receiving these proxy materials directly from us. As the shareholder of record, you have the right to mail your proxy card directly to us or to vote in person at the Meeting.
Street Name Shareholder. If your shares are held in a stock brokerage account, by a bank or other holder of record (commonly referred to as being held in “street name”), you are the “beneficial owner” with respect to those shares and these proxy materials are being forwarded to you by that custodian.
As a street name holder, you have the right to direct your broker, bank or other nominee how to vote your shares and you are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed legal proxy from the shareholder of record giving you the right to attend and vote the shares. Should you wish to vote your shares but not attend the Meeting in person, your broker, bank or other nominee has provided voting instructions for you to use in directing the broker, bank or other shareholder of record how to vote your shares. If you fail to provide sufficient instructions to your broker, bank or other shareholder of record, the shareholder of record may be prohibited from voting your shares as discussed elsewhere in this proxy statement.
How to Vote
The Board encourages you to exercise your right to vote. Your vote is important. Beneficial holders can vote by providing a voting instruction to their relevant broker, bank or other shareholder of record on how to vote their shares at the Meeting. Providing your voting instruction means you authorize nominated representatives to vote your shares at the Meeting in the manner you direct.
If you are a shareholder of record (as described above), there are two ways to vote your shares:
•By Internet—You may vote over the Internet at www.proxyvote.com by following the instructions in the Notice of Internet Availability or, if you received your proxy materials by mail, by following the instructions on the proxy card.
•By mail—If you received proxy materials by mail, you may appoint a proxy and provide voting instructions by mail by marking, dating, signing, and returning the proxy form in the postage-paid envelope.
If you are a beneficial holder (as described above), there are generally three ways to vote your shares:
•By Internet—You may vote over the Internet at www.proxyvote.com by following the instructions in the Notice of Internet Availability or, if you received your proxy materials by mail, by following the instructions on the voting instruction form.
•By telephone—Street name holders located in the United States that receive proxy materials by mail may vote by telephone by calling 1-800-454-8683 and following the instructions on the voting instruction form.
•By mail—If you received proxy materials by mail, you may provide voting instructions by mail by marking, dating, signing, and returning the voting instruction form in the postage-paid envelope.
Appointment of proxies via telephone (for street name holders only) and internet will be available 24 hours a day, and appointment or revocation of proxies will close at 11:59 p.m. Eastern Time on April 27, 2026.
Appointing a proxy will not limit the right of a shareholder of record to vote at the Meeting if they decide to attend in person. The Board recommends that you appoint a proxy or provide voting instructions because most shareholders do not choose to attend the Meeting in person.
If you are a beneficial holder, you will receive instructions from the bank, broker or other shareholder of record of your shares. You must follow the instructions of such bank, broker or other shareholder of record in order for your shares to be voted. If such instructions differ from those outlined above, you should follow the instructions provided by the bank, broker or other shareholder of record of your shares. If you attend the Meeting in person, to vote shares held in the name of a bank, broker or other shareholder of record, you must obtain a legal proxy, executed in your favor, from the applicable bank, broker or other shareholder of record to be able to vote at the Meeting.

Noble Corporation plc | 2026 Proxy Statement	5

 Proxy Statement
The shares represented by all valid proxies received will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies will be voted:
*for the nominees for directors named in Resolutions 1-7;
*for the resolutions relating to the ratification of the appointment of PricewaterhouseCoopers LLP (US) as the independent registered public accounting firm, the appointment of PricewaterhouseCoopers LLP (UK) as UK statutory auditor, and the authority to set the compensation of PricewaterhouseCoopers LLP (UK) as set forth in Resolutions 8-10;
*for the approval of the advisory resolutions on executive compensation and director remuneration as set forth in Resolutions 11 and 12;
*for the approval of the directors’ remuneration policy as set forth in Resolution 13;
*for the authorization of the Board to allot shares under section 551 of the UK Companies Act 2006 ("UK Companies Act") as set forth in Resolution 14;
*for the authorization of the Board to allot shares without rights of pre-emption as set forth in Resolution 15; and
*if any other matters are properly presented at the Meeting (including any motion to adjourn the Meeting), at the direction of the Chair of the Meeting.
How to Change Your Vote; Revocability of Proxy
If you are a shareholder of record, you may later revoke your proxy appointment by:
•sending a written statement to that effect to the Corporate Secretary at the address listed on page 71 of this proxy statement;
•appointing a proxy again by the Internet (only the last vote cast and the last proxy appointed will be treated as valid), provided that you do so before 11:59 p.m. Eastern Time on April 27, 2026;
•submitting a properly signed proxy with a later date; or
•voting in person at the Meeting.
If you are a street name holder, you may later revoke your voting instructions by following the procedures provided by your bank, broker or other nominee.
Quorum
In order for us to hold our Meeting, holders of a majority of the shares issued and outstanding and entitled to vote at the Meeting must be present in person or by proxy at the Meeting.
This is referred to as a quorum. Abstentions and "broker non-votes" will be counted as present for purposes of determining a quorum.
Routine and Non-Routine Matters; Abstentions and Broker Non-Votes
The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ shares held in street name on certain routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. Generally, in such cases, the uninstructed shares that the broker is unable to vote are called “broker non-votes.” Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct the bank, broker or other shareholder of record that holds your shares how to vote your shares on all proposals to ensure that your vote is counted.
Abstentions and “broker non-votes,” to the extent any, will be considered as present for quorum purposes, but will not be considered as votes cast and, thus, will not be counted in the votes “for” or “against” a resolution.
Vote Required for Each Resolution
Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, each of the resolutions shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder of record present in person or by proxy is entitled to one vote for every share held.

6	2026 Proxy Statement | Noble Corporation plc

Proxy Statement
Approval of all resolutions, except for Resolution 15, requires the affirmative vote of a simple majority of the votes cast on such resolution at the Meeting in person or by proxy. With respect to the non-binding advisory votes on Resolutions 11 and 12, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes on such non-binding resolutions. Accordingly, the Board will review and consider the voting results on such resolutions.
Resolution 15 will be proposed as a special resolution and requires the affirmative vote of at least 75% of the votes cast, whether in person or by proxy, at the Meeting on Resolution 15.
Abstentions and “broker non-votes,” to the extent any, have no effect on any of the resolutions and will not be counted in the votes “for” or “against” a resolution.
Proxy Solicitation
Noble is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing the notices and these proxy materials and soliciting votes. In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail, or in person. You may also be solicited by means of press releases issued by the Company, postings on our website at www.noblecorp.com, advertisements in periodicals, or other media forms. None of our officers or employees will receive any extra compensation for soliciting you. We will also reimburse banks, nominees, fiduciaries, brokers, and other custodians for their costs of sending the proxy materials to the beneficial owners of our shares. In addition, to assist us with our solicitation efforts, we have retained the services of Georgeson for a fee of approximately $17,500, plus out-of-pocket expenses.
Tabulation
Representatives of Broadridge will tabulate and certify the vote at the Meeting.
Results of the Vote
We will announce the preliminary voting results at the Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Meeting unless only preliminary voting results are available at the time of filing the Form 8-K, in which case, to the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.noblecorp.com. Also, the referenced Form 8-K, any amendments thereto and other reports we file with the SEC are available to you over the Internet at the SEC’s website at www.sec.gov. Additionally we will announce final results of the Meeting and publish them on our website.
Householding
We participate, and some brokers, banks, trustees, custodians, and other nominees may be participating, in the practice of “householding” proxy materials. This procedure allows multiple shareholders residing at the same address the convenience of receiving a single proxy statement and Annual Report on Form 10-K and Notice of Internet Availability. If you receive a single set of proxy materials as a result of householding and you would like to have separate copies of our proxy statement and Annual Report on Form 10-K or Notice of Internet Availability mailed to you, please submit a request to imacpherson@noblecorp.com or call our Investor Relations department at 713-239-6019, and we will promptly send you the requested materials. You can also contact our Investor Relations department if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.
If shareholders received one set of materials due to householding, they may revoke their consent for future mailings at any time by contacting Broadridge via:
•Phone Number: 1-866-540-7095.
•Mail: Broadridge Householding department, 51 Mercedes way, Edgewood, NY, 11717.

Noble Corporation plc | 2026 Proxy Statement	7

Resolutions 1, 2, 3, 4, 5, 6 & 7
Election or re-Election of Directors
All of the director nominees named herein will be standing for election or re-election at this Meeting. The Board, based on the recommendation of the nominating and governance committee of the Board (the “Nominating & Governance Committee”), has recommended and nominated Erik Bergöö, Patrice Douglas, Robert W. Eifler, Claus V. Hemmingsen, Alan J. Hirshberg, H. Keith Jennings and Charles M. Sledge for election or re-election as directors of the Company. All of the director nominees are current members of the Board, except Mr. Bergöö.
All directors are subject to annual re-election at the next annual general meeting of the Company. If elected, all of the director nominees will serve until the 2027 annual general meeting.
The individuals nominated for election or re-election at the Meeting will be elected or re-elected (as the case may be) by a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.
Approval of each of the resolutions requires the affirmative vote of at least a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.

Recommendation
Our Board unanimously recommends that you vote FOR the following resolution:
Resolutions
1 THAT Erik Bergöö be elected as a director of the Company.
2 THAT Patrice Douglas be re-elected as a director of the Company.
3 THAT Robert W. Eifler be re-elected as a director of the Company.
4 THAT Claus V. Hemmingsen be re-elected as a director of the Company.
5 THAT Alan J. Hirshberg be re-elected as a director of the Company.
6 THAT H. Keith Jennings be re-elected as a director of the Company.
7 THAT Charles M. Sledge be re-elected as a director of the Company.

Summary of Director Nominee Skills, Experience and Characteristics
The director skills matrix assists the Board in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix was developed after considering the Company’s near and long-term strategies and is intended to identify skills and attributes that will assist the Board in exercising its oversight function. The skills matrix assists in determining whether a potential Board member’s skills would complement the skills of the current Board members. The matrix is a summary of key skills; it does not include all of the skills, experiences and qualifications that each director nominee offers, and the fact that a particular experience, skill or qualification is not listed does not mean that a director does not possess it.

8	2026 Proxy Statement | Noble Corporation plc

Resolutions 1, 2, 3, 4, 5, 6 & 7
Our Board reflects the variety of experiences, perspectives and skillsets of a highly qualified group of professionals, with each director offering unique, critical and complementary expertise from a range of varied sectors relevant to the Company and its business, including, among others, energy and energy exploration, offshore industry, oilfield services, and external industrial settings. The productive engagement and leadership of this group, deeply committed to the Company’s success, have fostered collaborative alignment on the Company’s key goals and execution against our objectives. While we continuously assess the composition of our Board through our refreshment practices and nomination guidelines, as described in more detail below, we strongly believe that the director nominees reflect the right Board composition to capitalize on the strategic positioning of the Company and deliver against our plans. Among our director nominees, one director is a woman and one director is African American, and the nominees collectively represent four different nationalities.

Skill	Mr. Bergöö	Ms. Douglas	Mr. Eifler	Mr. Hemmingsen	Mr. Hirshberg	Mr. Jennings	Mr. Sledge
Energy / Operations
Drilling / OFS (subset of skill above)
Finance / Treasury
Accounting
Legal / Gov’t
Company Customers / Marketing
Administration / HR
Technical / Engineer
International Business
Strategic Planning
Innovation (Technology/AI)
Branding / Communications
Cyber Security
Environmental / Social
Corporate Governance
Risk Management

Noble Corporation plc | 2026 Proxy Statement	9

 Resolutions 1, 2, 3, 4, 5, 6 & 7
Director Nominee Characteristics

Director Independence

●	Independent	●	Non-independent

Director Tenure

●	Under 5 years	●	5 years	●	Over 5 years

Age

●	45-54 years	●	55-64 years

Board Refreshment

Including Erik Bergöö (should he be elected at the Meeting), the Company has appointed five new Directors over the last Five Years.

Director Nominees
(SERVING A TERM EXPIRING AT THE ANNUAL GENERAL MEETING IN 2027)

1 | Erik Bergöö

Mr. Bergöö was named Head of Shipping and Offshore Portfolio at A.P. Møller Holding A/S, an investment company and parent company of the A.P. Møller Group, in July 2023, and before that he served as Head of Financial Investments of A.P. Møller Holding A/S since 2016. Prior to joining A.P. Møller Holding A/S, Mr. Bergöö gained extensive experience in various roles within global financial markets across Scandinavia, the UK, and Singapore. Mr. Bergöö is currently on the boards of DOF Group ASA (public), where he also serves as Vice Chairman, Maersk Product Tankers A/S (private), A.P. Møller Maritime ApS (private), Ammonia Carriers A/S (private), and APMH Invest V ApS (private). Mr. Bergöö holds a Master of Science (M.Sc.) in Industrial Engineering and Management from Chalmers University of Technology.

Age: 47 Director since: Nominee

EXPERIENCE: The specific experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Bergöö should serve as a director include his expertise in the areas of finance and treasury, offshore industry, and international business.

10	2026 Proxy Statement | Noble Corporation plc

Resolutions 1, 2, 3, 4, 5, 6 & 7

2 | Patrice Douglas

Ms. Douglas is an attorney representing energy companies, financial institutions, municipalities and utilities on legal, regulatory and compliance matters. From 2011 to 2015, Ms. Douglas served on the Oklahoma Corporation Commission (the “OCC”), including as Chairman of the OCC beginning in 2012. She served as Executive Vice-President of First Fidelity Bank from 2008 to 2011, and as Senior Vice-President and then President of Spirit Bank from 2004 to 2008. Ms. Douglas also served as Mayor of Edmond, Oklahoma from 2009 through 2011. Ms. Douglas has served on the board of Mercy Health System (private) since 2025. Previously, Ms. Douglas served as a member of the board of directors of Amplify Energy Corp. (public) from 2021 through 2025, as a member of the board of directors of Diamond Offshore Drilling, Inc. (public) from 2023 to 2024, as a member of the board of directors of Midstates Petroleum Company, Inc. from 2016 through 2019, and as a member of the board of directors of Bank SNB and Southwest Bancorp, Inc. from 2016 to 2018. Ms. Douglas received a Bachelor of Science degree from Oklahoma Christian University and a Juris Doctor degree from the University of Oklahoma.

Age: 63 Director since: 2024

EXPERIENCE: The specific experience, qualifications, attributes, and skills that led our Board to conclude that Ms. Douglas should serve as a director include her expertise in the areas of finance and treasury as well as legal and government. Further, the prior service of Ms. Douglas with Diamond provides business continuity that is of value to the board following the 2024 acquisition of Diamond.

3 | Robert W. Eifler

Mr. Eifler was named President and Chief Executive Officer of the Company in May 2020. Previously, Mr. Eifler served as Senior Vice President, Commercial of the Company from August 2019 until assuming his current role. He served as Senior Vice President, Marketing and Contracts of the Company from February to August 2019, and as Vice President and General Manager – Marketing and Contracts of the Company from July 2017 to February 2019. Before that, Mr. Eifler led the Company’s marketing and contracts efforts for the Eastern Hemisphere while based in London. From November 2013 to March 2015, he worked for Hercules Offshore, Inc., an offshore driller, as Director, International Marketing. Mr. Eifler originally joined the Company in February 2005 as part of the management development program and held numerous operational and marketing roles with increasing responsibility around the world until joining Hercules Offshore, Inc. in 2013. Mr. Eifler received a B.S. in Systems and Information Engineering from the University of Virginia and an Acton MBA in Entrepreneurship.

Age: 46 Director since: 2020

EXPERIENCE: The specific experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Eifler should serve as a director include his expertise in the areas of corporate governance, international business, operations, sales and marketing and engineering. He also has extensive experience in the oilfield services business. Further, it is the belief of our board that our CEO should be a member of the board of directors, and Mr. Eifler brings to our Board extensive knowledge of the Company and the industry as the President and Chief Executive Officer of the Company.

Noble Corporation plc | 2026 Proxy Statement	11

 Resolutions 1, 2, 3, 4, 5, 6 & 7

4 | Claus V. Hemmingsen

Mr. Hemmingsen served as Chairman for Maersk Drilling from September 2016 to November 2022, and before that was the CEO of Maersk Drilling from 2005 to 2016. Mr. Hemmingsen originally joined A.P. Moller – Maersk in 1981 as a shipping trainee. After completing his shipping education, he moved to Maersk Drilling, before serving in Maersk Line from 1989, including 12 years in both Hong Kong and Singapore. In 2003, he returned to the head office in Copenhagen as Senior Vice President in Maersk’s global container activities, while also being responsible for APM Terminals until 2004. In 2016, he took up a number of other senior roles, including that of Vice CEO of A.P. Moller – Maersk. He left A.P. Moller - Maersk A/S in 2019. Mr. Hemmingsen is currently on the boards of and serves as chairman of the board for each of DFDS A/S (public), HusCompagniet A/S (public), Ramboll A/S (private) and Innargi A/S (private). Mr. Hemmingsen also serves on the Board of A.P. Moller Holding A/S (private) and as managing director of CVH Consulting APS (private). He formerly served on the board of Maersk Drilling A/S (public). Mr. Hemmingsen has studied management at London Business School and Cornell University, and gained an Executive MBA from IMD in 2007.

Age: 63 Director since: 2022

EXPERIENCE: The specific experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Hemmingsen should serve as a director include his expertise in the areas of administration and human resources, corporate governance, environmental and social responsibility, innovation, international business, operations and strategic planning. He also has extensive experience in the oilfield services business. Further, Mr. Hemmingsen’s prior service with Maersk Drilling provides business continuity that is of value to the Board.

5 | Alan J. Hirshberg

Mr. Hirshberg currently owns VOR Advisors, Inc., a consulting firm. Prior to that, he served as a Senior Advisor at Blackstone Management Partners, which provides asset management services, from January 2019 to January 2022. He joined ConocoPhillips, an oil and gas company, in 2010 as its Senior Vice President, Planning and Strategy, and retired in January 2019 as its Executive Vice President, Production, Drilling and Projects, a position he held since April 2016. In this role, he had responsibility for ConocoPhillips’ worldwide operations, as well as supply chain, aviation, marine, major projects, drilling and engineering functions. Prior to joining ConocoPhillips, Mr. Hirshberg worked at Exxon and ExxonMobil for 27 years, serving in various senior leadership positions in upstream research, production operations, major projects and strategic planning. His last role at ExxonMobil was Vice President of Worldwide Deepwater and Africa Projects. Mr. Hirshberg has been on the board of TransMontaigne Partners LLC (private) since March 2023 and became its Chairman in December 2025. Mr. Hirshberg was formerly on the board of McDermott International, Inc. (private) and Sitio Royalties (f/k/a Falcon Minerals Corporation (public)). Mr. Hirshberg received Bachelor and Master of Science degrees in Mechanical Engineering from Rice University.

Age: 64 Director since: 2021

EXPERIENCE: The specific experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Hirshberg should serve as a director include his expertise in the areas of engineering, innovation, international business, operations, risk management, strategic planning, and cybersecurity. He also has broad experience in several areas of the energy industry and deep experience as a public company board member.

12	2026 Proxy Statement | Noble Corporation plc

Resolutions 1, 2, 3, 4, 5, 6 & 7

6 | H. Keith Jennings

Mr. Jennings is currently CFO of Array Technologies, Inc. (public), a manufacturer in the solar energy sector. Mr. Jennings served as Executive Vice President and Chief Financial Officer of Weatherford International, an oilfield service company, from September 2020 to August 2022, Executive Vice President and Chief Financial Officer of Calumet Specialty Products Partners, a refiner of transportation fuels and manufacturer of a diversified slate of branded petroleum derivative specialty products in various consumer and industrial markets, from October 2019 to August 2020, Vice President, Finance of Eastman Chemical Company from 2018 to 2019, Vice President & Treasurer of Eastman Chemical Company from 2016 to 2018 and Vice President & Treasurer of Cameron International from 2009 to 2016. He previously served on the board of 5E Advanced Materials, Inc. (public). Mr. Jennings holds a Bachelor of Commerce from the University of Toronto and a Master of Business Administration from Columbia University and is a Chartered Professional Accountant.

Age: 56 Director since: 2023

EXPERIENCE: The specific experience, qualifications, attributes, and skills that led our board to conclude that Mr. Jennings should serve as a director include his expertise in the areas of accounting, finance and treasury. He also has broad experience in the energy and chemical industries, experience as a public company board member, and has served as a chief financial officer.

7 | Charles M. Sledge

Mr. Sledge previously served as the Chief Financial Officer of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, he served as the Corporate Controller of Cameron International Corporation from 2001 until 2008. He currently serves on the boards of Weatherford International plc, where he serves as chairman, and Talos Energy, Inc. and New Fortress Energy (each public). He previously served on the boards of Stone Energy Corp. and Vine Energy, Inc. (each public). Mr. Sledge received a BS in Accounting from Louisiana State University and is a graduate of the Advanced Management Program at Harvard University.

EXPERIENCE: The specific experience, qualifications, attributes, and skills that led our Board to conclude that Mr. Sledge should serve as a director include his expertise in the areas of accounting, finance and treasury, and operations. He also has broad experience in the energy exploration industry, deep experience as a public company board member, and has served as a chief financial officer.

Age: 60 Director since: 2021
Involvement in certain legal proceedings. The Company filed for bankruptcy protection in 2020, see “Explanatory Note” at page VI. Mr. Eifler served as a director and executive officer, and Mr. Barker served as an executive officer at the time the petition was filed.

Noble Corporation plc | 2026 Proxy Statement	13

 Resolutions 1, 2, 3, 4, 5, 6 & 7
Director Designation Right
In connection with the closing of the business combination with Maersk Drilling (the "Business Combination"), the Company entered into a Relationship Agreement (the “Relationship Agreement”) with APMH Invest A/S (“APMH Invest”), which sets forth certain director designation rights of APMH Invest following the Closing Date for the Business Combination. Under the terms of the Relationship Agreement, APMH Invest is entitled to designate (a) two nominees to our Board so long as APMH Invest owns no fewer than 20% of the then outstanding Company shares, and (b) one nominee to our board so long as APMH Invest owns fewer than 20% but no fewer than 15% of the then outstanding Company shares. The Relationship Agreement will terminate once APMH Invest owns fewer than 15% of our outstanding shares. APMH Invest has designated Mr. Hemmingsen as its sole designee under the Relationship Agreement.
Except as described above, there is no other arrangement or understanding between or among members of the Board and any other persons pursuant to which he or she was appointed as a member of the Board. None of the members of the Board have any family relationship with any director or executive officer of Noble. There is no relationship between any member of the Board and Noble that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Executive Officers
Mr. Eifler, our Chief Executive Officer, serves on our Board. For his biography, please refer to “—Director Nominees” on page 10.

Caroline M. Alting

Ms. Alting was named Senior Vice President of Operational Excellence & Sustainability of Noble in January 2024. Previously, Ms. Alting served as Senior Vice President of Operational Excellence since October 2022. Before joining Noble, Ms. Alting served as Senior Vice President and Head of Integrity and Projects of Maersk Drilling since June 2020. Previously, she served as Vice President and Head of Engineering and Projects of Maersk Drilling from June 2018. Prior to that, she served in several roles with Maersk Drilling from May 2009, including Deputy Asset Manager, Project Team Lead, and Senior Project Engineer. Before joining Maersk Drilling, Ms. Alting served with Maersk Oil from November 2003 to May 2009. She has served on the Board of Maersk Drilling as an employee elected member since March 2019 and is a member of the Advisory Boards of MCEDD and the IASC/SPE International Drilling Conference. Ms. Alting holds an MSc in Chemistry from the Technical University of Denmark and a PMD from IESE Business School.

Age: 50

Richard B. Barker

Mr. Barker was named Executive Vice President and Chief Financial Officer of Noble in January 2024 and was previously Senior Vice President and Chief Financial Officer since March 2020. He joined Noble following investment banking positions at Moelis & Company which he held from 2019 to 2020 and JPMorgan Chase & Co prior to 2019 where he specialized in oilfield services and equipment. Mr. Barker graduated magna cum laude from Rice University, where he earned a B.A. in Mathematical Economic Analysis and Managerial Studies.

Age: 44

14	2026 Proxy Statement | Noble Corporation plc

Resolutions 1, 2, 3, 4, 5, 6 & 7

Blake A. Denton

Mr. Denton was named Senior Vice President of Marketing and Contracts of Noble in October 2022. Previously, he served as Director of Marketing and Contracts for Noble from January 2017 until assuming his position as Vice President in March 2020, where he led Noble’s marketing and contracts efforts for the Middle East and India while based in Dubai. Prior to that, Mr. Denton served as our Project Director from March 2012 to January 2017 based in Korea and Houston, and as Project Manager from August 2010 to March 2012 based in Singapore. Before that, he led Noble’s newbuild project electrical engineering efforts for dynamically positioned drilling assets as a consultant based first in Houston and then in Singapore. Before joining Noble, Mr. Denton worked for a Houston-based electrical integration company supplying power generation and controls equipment primarily to the marine and drilling industry worldwide. Mr. Denton Bachelor of Science in Industrial Distribution from Texas A&M University’s College of Engineering.

Age: 47

Mikkel Ipsen

Mr. Ipsen was named Senior Vice President of Human Resources of Noble in January 2024 and was previously Vice President of Human Resources since October 2022. Prior to joining Noble, he served as Vice President and Head of HR Partnering of Maersk Drilling since October 2021. Prior to joining Maersk Drilling, Mr. Ipsen served as Head of Talent Development – Northern Europe & Russia of TotalEnergies, an energy and petroleum company, since January 2020, and as Head of Human Resources – Denmark of TotalEnergies from March 2018 to January 2020. Previously, he held senior positions within human resources at Maersk Drilling, Maersk Oil and TotalEnergies, including working on the integration of Maersk Oil into TotalEnergies. Mr. Ipsen started his career as a line officer in the Danish Armed Forces where he served for 16 years. He holds a Master of Military Studies from the Royal Danish Defence College.

Age: 53

Joey M. Kawaja

Mr. Kawaja was named Senior Vice President of Operations of Noble in October 2022. He has over 25 years of experience in offshore rig operations and project management. Previously, Mr. Kawaja served as Regional Manager – Western Hemisphere, where he led all of Noble’s shorebased and offshore operations in North and South America, from August 2014 until assuming his position as Vice President of Operations in October 2020. Prior to that, Mr. Kawaja served in various roles including Operations Manager, Drilling Superintendent, and Project Manager since joining Noble in 1996.

Age: 52

Noble Corporation plc | 2026 Proxy Statement	15

 Resolutions 1, 2, 3, 4, 5, 6 & 7

Jennie P. Howard

Ms. Howard was named Senior Vice President, General Counsel and Corporate Secretary in April, 2023. Prior to joining Noble, Ms. Howard served as Vice President, Assistant General Counsel and Assistant Corporate Secretary of Kraton Corporation, a specialty chemicals company, with which she was employed from September 2015 to March 2022. Before joining Kraton Corporation, Ms. Howard was a corporate associate with Hunton Andrews Kurth LLP in its Houston, Texas Office. She holds a BA in History and Politics from Durham University in the United Kingdom, and a Juris Doctor degree from American University Law School.

Age: 39

Jeff K. Hunt

Mr. Hunt was named Vice President and Chief Accounting Officer of Noble in November 2025. Prior to joining Noble, he served as Chief Accounting Officer of Aris Water Solutions, a produced water handling and treatment company, from July 2023 until Aris Water Solutions was acquired by Western Midstream in October 2025, after serving as Director of Technical Accounting and Financial Reporting from March 2022 to June 2023. Before joining Aris Water Solutions, he served as Director of Accounting Policy at ConocoPhillips, a hydrocarbon exploration and production company, from January 2021 to March 2022. Prior to that, Mr. Hunt served in various accounting roles at Concho Resources, an oil and natural gas company, from September 2014 to January 2021, including as Director, Technical Accounting and Special Projects when Concho Resources was acquired by ConocoPhillips. Mr. Hunt started his career in the Assurance practice of Ernst & Young LLP. Mr. Hunt holds a Bachelor of Science Degree in Accounting and a Masters of Accountancy from Brigham Young University, and he is a licensed certified public accountant in the State of Texas.

Age: 48

Policies and Procedures Relating to Transactions with Related Persons
Transactions with related persons are reviewed, approved, or ratified in accordance with policies and procedures set out in the UK Companies Act, our Articles of Association, the charter of our Audit Committee, our Related Party Transaction Policy and our Code of Business Ethics. These policies and procedures regarding related party transactions are in writing and are implemented by our Audit Committee.
Each year, we require all our directors, nominees for director, and executive officers to complete and sign a questionnaire. The purpose of the questionnaire is to obtain information which can be compared to our corporate records, such as accounts payable and receivable, in order to identify any transactions with related persons, for inclusion in our proxy statement or annual report.
For this purpose, we consider “related persons” and “related person transactions” to be as defined in Item 404(a) of Regulation S-K. In addition, we review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our proxy statement or annual report. There were no related-party transactions in 2025 that were required to be reported pursuant to the applicable disclosure rules of the SEC, except as described herein.

16	2026 Proxy Statement | Noble Corporation plc

Resolutions 1, 2, 3, 4, 5, 6 & 7
Security Ownership of Certain Beneficial Owners and Management
As of March 6, 2026, we had 159,473,433 shares outstanding, excluding shares held in treasury. The following table sets forth, as of March 6, 2026 and except to the extent indicated otherwise in the footnotes, (1) the beneficial ownership of shares by each of our directors, each nominee for director, each “named executive officer” listed in the Summary Compensation Table appearing in this proxy statement and all current directors and executive officers as a group, and (2) information about the only persons who were known to the Company to be the beneficial owners of more than five percent of the Company’s outstanding shares.

Shares Beneficially Owned(1)
Name	Number of Shares		Percent of Class(2)
Name of Beneficial Owner
APMH Invest A/S	30,350,703	(3)	19.0%
BlackRock, Inc	17,858,117	(4)	11.2%
The Vanguard Group	14,308,527	(5)	9.0%
First Eagle Investment Management, LLC and First Eagle Global Fund	11,992,908	(6)	7.5%
Directors and Director Nominees
Erik Bergöö	—
Patrice Douglas	14,780
Robert W. Eifler	1,499,749
Claus V. Hemmingsen	25,543
Alan J. Hirshberg	43,885	(7)
Kristin H. Holth	18,243
H. Keith Jennings	12,986
Charles M. Sledge	45,232	(8)
Named Executive Officers (excluding any Director listed above)
Caroline M. Alting	59,892
Richard B. Barker	369,289
Joey M. Kawaja	122,874
Jennie P. Howard	55,702
All current directors and executive officers as a group (15 persons)	2,394,298		1.5%
(1)Unless otherwise indicated, the beneficial owner has sole voting and investment power over all shares listed. Unless otherwise indicated, the address of each beneficial owner is 3rd Floor, 1 Ashley road, Altrincham, Cheshire, United Kingdom WA14 2DT.
(2)The percent of class shown is less than one percent unless otherwise indicated.
(3)Based solely on Schedule 13D/A filed with the SEC on November 8, 2024 by APMH Invest A/S. Such filing indicates that APMH Invest A/S, A.P. Møller Holding A/S and A.P. Møller og Hustru Chastine Mc-Kinney Møllers Fond til almene Formaal have shared voting power and shared dispositive power with respect to 30,350,703 shares. The Schedule 13D/A contained information as of November 7, 2024 and may not reflect current holdings of Noble shares. The address for APMH Invest A/S is Esplanaden 50, 1263 Copenhagen K, Denmark.
(4)Based solely on the Schedule 13G/A filed with the SEC on November 6, 2025 by BlackRock, Inc.. Such filing indicates that BlackRock Inc. has sole voting power with respect to 17,486,853 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 17,858,117 shares and shared dispositive power with respect to 0 shares. The Schedule 13G/A contained information as of October 31, 2025 and may not reflect current holdings of Noble shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(5)Based solely on the Schedule 13G/A filed with the SEC on January 30, 2026 by The Vanguard Group. Such filing indicates that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 958,809 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 14,308,527 shares. The Schedule 13G/A contained

Noble Corporation plc | 2026 Proxy Statement	17

 Resolutions 1, 2, 3, 4, 5, 6 & 7
information as of December 31, 2025 and may not reflect current holdings of Noble shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(6)Based solely on the Schedule 13G filed with the SEC on February 12, 2025 by First Eagle Investment Management, LLC and First Eagle Global Fund. Such filing indicates that First Eagle Investment Management LLC has sole voting power with respect to 11,336,623.04 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 11,992,908.40 shares and shared dispositive power with respect to 0 shares. The Schedule 13G contained information as of December 31, 2024 and may not reflect current holdings of Noble shares. The address for First Eagle Investment Management, LLC is 1345 Avenue of the Americas, New York, 10105, New York. First Eagle Global Fund, a registered investment company for which First Eagle Investment Management, LLC acts as investment adviser, may be deemed to beneficially own 9,141,720 of these 11,992,908.40 shares.
(7)These shares include 5,000 shares held in a family trust.
(8)These shares include 2,084 shares held by a non-minor child of Mr. Sledge.

18	2026 Proxy Statement | Noble Corporation plc

Corporate Governance
Board Independence
Our Board has determined that:
•each of Ms. Douglas, Mr. Hemmingsen, Mr. Hirshberg, Ms. Holth, Mr. Jennings, and Mr. Sledge qualifies as an “independent” director under the NYSE corporate governance rules and the Company’s corporate governance guidelines.
•each of Mr. Jennings (Chair), Ms. Douglas, Ms. Holth, and Mr. Sledge, constituting all the members of the audit committee of the Board (the “Audit Committee”), qualifies as “independent” under Rule 10A-3 of the Exchange Act; and
•each of Mr. Hirshberg (Chair), Ms. Douglas, and Mr. Sledge, constituting all the members of the compensation committee of the Board (the "Compensation Committee"), qualifies as
•“independent” under Rule 10C-1(b)(1) under the Exchange Act and the applicable rules of the NYSE; and
•a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
Independent non-management directors comprise in full the membership of each committee described below under “—Board Committees, Meetings and Other Governance Matters.”
Additionally, our Board determined that each of Alastair Maxwell and Ann Pickard qualified as an “independent” director under the NYSE corporate governance rules and the Company’s corporate governance guidelines for the portion of 2025 that they served on the Board.
Mr. Eifler and Mr. Bergöö are not independent.
In order for a director to be considered independent under the NYSE rules, our Board must affirmatively determine that the director has no material relationship with the Company other than in his or her capacity as a director of the Company.
The Company’s corporate governance guidelines provide that a director will not be independent if,
•the director is, or during the preceding three years, was employed by the Company;
•an immediate family member of the director is, or during the preceding three years, was an executive officer of the Company;
•the director or an immediate family member of the director received, within any 12-month period during the preceding three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
•the director is a current partner or employee of the Company’s internal or external auditor;
•an immediate family member of the director is a current partner of the Company’s internal or external auditor;
•an immediate family member of the director is currently employed by the Company’s internal or external auditor and personally works on the Company’s audit;
•the director or an immediate family member of the director was, during the preceding three years, a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;
•the director or an immediate family member of the director is, or, during the preceding three years was, employed as an executive officer of another company where any of the Company’s present executive officers serves or served on that company’s Compensation Committee at the same time; or
•the director currently is an executive officer or an employee, or an immediate family member of the director currently is an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year within the last three fiscal years, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.

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 Corporate Governance
The following will not be considered by our Board to be a material relationship that would impair a director’s independence: If a director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company
•that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company;
•that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company; or
•to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.
For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our directors who satisfy the independence guidelines described above. These independence guidelines used by our Board are set forth in our corporate governance guidelines, which are published under the governance section of the Company’s website at www.noblecorp.com.
In addition, in order to be independent for the purposes of serving on the Audit Committee, a director may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other board committee:
•accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company or one of our subsidiaries (other than certain retirement benefits for prior service with the Company); or
•be affiliated with the Company, one of our subsidiaries, or an affiliate of one of our subsidiaries.
Further, in order to determine the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to:
•the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and
•whether such director is affiliated with the Company, one of our subsidiaries or an affiliate of one of our subsidiaries.
In accordance with the Company’s corporate governance guidelines, the non-management directors have chosen an independent Chair of the Board to preside at regularly scheduled executive sessions of our Board held without management present. Mr. Sledge currently serves as our independent Chair.
Board Committees, Meetings and Other Governance Matters
The Company has standing Audit, Compensation, Nominating & Governance, and Safety & Sustainability Committees of our Board. Each of these committees operates under a written charter that has been adopted by the respective committee and by our Board. The charters are published under the governance section of the Company’s website at www.noblecorp.com and are available in print to any shareholders who request them. Our Code of Business Ethics is published under the governance section of the Company’s website at www.noblecorp.com. We intend to disclose future amendments to certain provisions of the Code of Business Ethics, and waivers of the Code of Business Ethics granted to executive officers and directors, on the website within four business days following the date of the amendment or waiver.
Board Refreshment
We recognize the importance of board refreshment, and the Nominating & Governance Committee regularly considers board composition and how directors change over time. To assist our board refreshment efforts, our corporate governance guidelines provide for a mandatory retirement age of 72, without exception. Further, under the Relationship Agreement entered in connection with the Business Combination, one of our non-management directors has been designated by a former shareholder of Maersk Drilling. See “—Director Designation Rights,” above at page 14, for further information on this agreement. At the conclusion of the Business Combination in the fall of 2022 our Board reflected the diverse background and perspectives from each of the legacy Noble and Maersk Drilling boardrooms. In November of 2023, in our first director appointment to the Board since the Business Combination, we appointed H. Keith Jennings. Subsequently, in connection with

20	2026 Proxy Statement | Noble Corporation plc

Corporate Governance
the Diamond Transaction, we appointed a legacy Diamond director, Patrice Douglas, in September 2024. Then, following Kristin Holth’s decision to resign as a director effective at the commencement of the Meeting and, therefore, not to stand for re-election, we recommended Erik Bergöö for election as director at the Meeting to fill the vacancy created by Ms. Holth's resignation. The Board and the Nominating & Governance Committee continuously discuss and consider board refreshment and composition as the members believe that the Board should be comprised of directors with diverse yet complementary backgrounds who bring different perspectives and experiences to the boardroom, generating healthy discussion, debate and more effective decision-making.
Board Committee Membership
The current members of the committees, number of meetings held by each committee during 2025 and a description of the functions performed by each committee are set forth below.

Director Name	Audit	Compensation	Nominating & Governance	Safety & Sustainability
Patrice Douglas(1)
Robert W. Eifler
Claus V. Hemmingsen			Chair	Chair
Alan J. Hirshberg		Chair
Kristin H. Holth(1)(3)
H. Keith Jennings(1)	Chair
Charles M. Sledge(1)(2)
Number of Meetings in 2025	8	4	4	4
(1)Audit Committee financial expert
(2)Independent board chair
(3)Effective at the commencement of the Meeting, Ms. Holth, who is not standing for re-election at the Meeting, will no longer serve on the Audit Committee and the Safety & Sustainability Committee.
Audit Committee
The primary purposes of the Audit Committee are to:
•Assist the Board with oversight of:
•the integrity of our financial statements and our financial reporting process and systems of internal controls regarding finance and accounting;
•our compliance with the Company’s standards of business ethics and legal and regulatory requirements;
•the qualifications and independence of our independent auditors; and
•the performance of our independent auditors and internal auditors; and
•Prepare reports of the Audit Committee that are required by the rules of the SEC to be included in the proxy statement for our annual general meeting of shareholders.
The primary responsibilities of the Audit Committee include, among others, to:
•appoint, compensate, retain and oversee the Company’s auditors (including review and approval of the terms of engagement and fees);
•review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public;
•review the Company’s system of internal controls, significant accounting principles and policies, and critical accounting policies;
•review the activities, budget, staffing, and structure of the internal audit function;
•review the Company’s major financial risk exposures and steps taken to monitor and mitigate such risks;

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 Corporate Governance
•provide oversight of the cybersecurity system of the Company, the process to identify, assess, manage and mitigate risks related to cybersecurity and the Company's process to respond to, and manage, cybersecurity threats, including cybersecurity incidents;
•review related party transactions and conflicts of interest; and
•establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters as well as the confidential, anonymous submission by employees of the Company of concerns regarding any questionable accounting or auditing matters.
Our Board has determined that each of Ms. Douglas, Ms. Holth, Mr. Jennings and Mr. Sledge is an “audit committee financial expert” as that term is defined under the applicable SEC rules and regulations.
Compensation Committee
The primary purposes of the Compensation Committee are to discharge our Board’s responsibilities relating to compensation of our directors and executive officers, and to:
•prepare an annual disclosure under the caption “Compensation Committee Report” for inclusion in our proxy statement for the Company’s annual general meeting of shareholders;
•prepare, in conjunction with our compensation advisers, a director’s remuneration policy, to be approved by shareholders at least every three years, in accordance with the UK Companies Act;
•monitor compliance with applicable legal and regulatory requirements relating to the Company’s compensation policy and practices, including required disclosures and shareholder approvals; and
•assist the Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans.
The primary responsibilities of the Compensation Committee are, among others, to:
•determine the CEO’s goals and objectives, review his or her performance, and determine the CEO’s compensation;
•review and approve compensation for other executive officers;
•review and approve incentive and equity-based compensation plans, any employment and severance arrangements, and any employee benefit plans;
•determine share ownership guidelines and clawback policy and monitor compliance;
•assist the Board in reviewing and preparing disclosures, statements or reports regarding the Company’s compensation policies and practices as are required under applicable legal and regulatory requirements; and
•review the results of any advisory votes of our shareholders relating to compensation and oversee engagement efforts with shareholders on the subject of executive compensation.
The “Compensation Discussion and Analysis” relating to 2025 begins on page 29 of this proxy statement.
Nominating & Governance Committee
The primary purposes of the Nominating & Governance Committee are to:
•assist the Board in reviewing board composition and performance, including identifying, evaluating and recommending candidates for the Board;
•assist the Board in reviewing succession planning with regard to our CEO;
•review and recommend to the Board the Company’s corporate governance guidelines;
•assist the Board in discharging its responsibilities on matters relating to the Company’s corporate governance policies and practices; and
•monitor compliance with applicable legal and regulatory requirements and other commitments relating to governance policies and practices of the Company’s activities, including, without limitation, any requirements relating to disclosure of information.
The primary responsibilities of the Nominating & Governance Committee include, among others, to:
•review the size and committee structure of the Board;
•identify, interview and recommend to the Board candidates for board service;

22	2026 Proxy Statement | Noble Corporation plc

Corporate Governance
•discuss succession planning for the Board and key leadership roles on the Board and its committees;
•consider director candidates nominated by shareholders;
•recommend to the Board whether to accept or reject a director resignation offer tendered in accordance with the Company's governance policies;
•review director nomination process and determine director qualifications;
•review with management required disclosures relating to the Company’s governance practices;
•conduct an annual review of the Code of Business Ethics;
•oversee Board, committee, CEO and management evaluations;
•review the CEO’s management succession plans and related matters; and
•oversee new director orientation and ongoing education for directors.
Director Selection Criteria and Nomination Process
The Board and the Nominating & Governance Committee believe that the Board should be comprised of directors with diverse yet complementary backgrounds who bring different perspectives and experiences to the boardroom, generating healthy discussion and debate and more effective decision-making. Directors should also, at a minimum, have business or other relevant expertise that may be useful to the Company. The Board and the Nominating & Governance Committee also believe that directors should possess the highest personal and professional ethics and should be willing and able to devote the requisite amount of time to Company business.
When considering nominees for director, the Nominating & Governance Committee will take into account a number of factors, including, but not limited to, the following:
•the size of the existing Board;
•character, judgment, skill, education, relevant business experience, integrity, reputation, and other personal attributes or special talents that may be necessary for effective oversight given the global nature of the Company’s operations and strategy;
•independence from management, extent of existing commitments to other businesses, and potential conflicts of interest with other pursuits;
•financial and accounting background, to enable the committee to determine whether the nominee would be considered an “audit committee financial expert” or “financially literate” under the applicable rules of the NYSE and the SEC; and
•whether the potential nominee is subject to a disqualifying factor as described in the Company’s corporate governance guidelines or as included in any legal or regulatory requirements governing the Company.
Board Composition. Following the Business Combination, the Board was comprised of three directors from each of the legacy Noble and Maersk Drilling companies. Further, as noted above, a significant shareholder of legacy Maersk Drilling has the contractual right to designate one nominee to our Board. See “—Director Designation Rights,” on page 14 above, for further information on this matter. Mr. Jennings was appointed to the Board and to the Audit Committee in November of 2023 and was recommended by an independent director in consultation with a director search and advisory firm. Ms. Douglas was appointed to the Board and to the Audit Committee and Compensation Committee in September of 2024 as part of the Diamond Transaction. Mr. Bergöö, who is a nominee standing for election as director at the Meeting, was initially identified by our Board.
Retirement. Under the corporate governance guidelines of Noble, a director may not stand for re-election after his or her 72nd birthday, without waiver or exception.
Identifying Nominees. The Nominating & Governance Committee’s process for identifying candidates includes seeking recommendations from one or more of the following:
•current and retired directors and executive officers of the Company;
•a firm (or firms) that specializes in identifying director candidates (which firm may earn a fee for its services paid by the Company);
•persons known to directors of the Company in accounting, legal, and other professional service organizations or educational institutions; and

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 Corporate Governance
•subject to compliance with applicable procedures, shareholders of the Company. See “—Shareholder Proposals and Nominations for our 2027 Annual General Meeting” on page 71 for further information on the shareholder nomination process.
The Nominating & Governance Committee’s process for evaluating candidates includes:
•investigation of the person’s specific experiences and skills,
•time availability in light of commitments,
•potential conflicts of interest, and
•independence from management and the Company.
Candidates recommended by a shareholder are evaluated in the same manner as are other candidates.
Safety & Sustainability Committee
The primary purposes of the Safety & Sustainability Committee are to:
•inform and assist the Board in its oversight role and make recommendations with respect to the Company’s identification, management, monitoring, and mitigation of risk in the areas of health, safety, the environment, and security;
•inform and assist the Board in its oversight role and make recommendations with respect to the Company’s policies and practices related to sustainability and corporate social responsibility;
•assist the Board in reviewing the Company’s policies and management systems with respect to sustainability and health, safety, environment and security (“HSES”) matters; and
•monitor compliance with applicable legal and regulatory requirements and other commitments relating to the environmental and social policies and practices of the Company’s ESG activities, including, without limitation, any requirements relating to disclosure of information.
The primary responsibilities of the Safety & Sustainability Committee include, among others, to:
•oversee the Company’s strategy on HSES and sustainability;
•oversee the Company’s compliance with HSES and sustainability laws and regulations, material HSES and sustainability litigation and regulatory proceedings, and significant developments regarding HSES and sustainability;
•review guidelines and policies on risk assessment and management of HSES and sustainability risks;
•oversee the Company’s governance process over climate-related risks; and
•review and recommend to the Board principles, policies and practices of sustainability, including making recommendations to the Board regarding the content and format of the Company’s annual sustainability report and other applicable sustainability disclosure.
Board Oversight of Sustainability Matters. It is the belief of our Board that managing sustainability issues has become core to long-term business strategy and to managing enterprise risk. For example, responding to climate risk, including committing to establishing clear GHG targets and goals, has become key to the business strategy of many businesses, including ours. Thus, board oversight of this important driver of business success has become central to the Board’s mission and the Board is updated quarterly on sustainability matters. In recognition of this imperative, our Board has delegated oversight of these matters to our Safety & Sustainability Committee so that the Board can undertake more focused oversight of management’s activities in these areas. Our SVP, Operational Excellence and Sustainability, our SVP, Operations and our Head of Health, Safety and Environmental report regularly to the Safety & Sustainability Committee and are regularly in attendance at committee meetings.
Attendance Policy
Attendance at Board Meetings
In 2025, our Board held six meetings. In 2025, each incumbent director attended, in person or telephonically, at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings of committees of our Board on which such director served (during the periods that such director served).

24	2026 Proxy Statement | Noble Corporation plc

Corporate Governance
Annual General Meeting of Shareholders
Under the Company’s policy on director attendance at annual general meetings of shareholders, all directors are expected to attend each annual general meeting in person or telephonically, and any director who is unable to attend the annual general meeting is responsible for notifying the Chairman of the Board in advance of the meeting. All nine directors then in office attended the 2025 annual general meeting of shareholders.
Board Leadership Structure
Our Articles of Association and corporate governance guidelines provide our Board the flexibility either to combine or to separate the positions of Chair and CEO. At the current time, our Board believes that the Company and our shareholders are best served by separating the positions of Chair and CEO. The separation of duties will allow Mr. Sledge and Mr. Eifler to focus on their respective responsibilities as Chairman and CEO. Further, the Board believes our current structure, with an independent Chairman who is well-versed in the needs of a complex business and has strong, well-defined governance duties, gives our Board a strong leadership and corporate governance structure that best serves the needs of Noble and its shareholders. Our Board believes that Mr. Sledge is well suited to serve as Chairman given his significant managerial, financial and operational experience, as well as his experience in corporate governance. As a result of his broad-based and relevant background, as well as his deep knowledge of our business, Mr. Sledge is well-positioned as Chairman to provide constructive, independent and informed guidance and oversight to management.
Our Board believes that the Company and our shareholders are best served when directors are free to exercise their respective independent judgment to determine what leadership structure works best for us based upon the then current facts and circumstances. Although our Board may determine to combine the positions of Chairman and CEO in the future should circumstances change, we believe that separating these positions is currently the right leadership structure for our Company.
In addition to Mr. Eifler, our Board currently has six additional members, all of whom are independent under the NYSE corporate governance rules as described under “—Board Independence.” Pursuant to our corporate governance guidelines, our non-management directors meet in executive sessions without our CEO or any other member of management present in connection with each regularly scheduled meeting of our Board. As independent Chair, Mr. Sledge presides at these regularly scheduled executive sessions of our Board.
The Chair is also responsible for approving meeting agendas and meeting schedules for our Board, acting as an available conduit for the communication of information from the non-management directors to our CEO and coordinating with the CEO the development of the CEO’s annual goals and objectives.
In addition, each of our standing committees (the Audit Committee, the Compensation Committee, the Nominating & Governance Committee, and the Safety & Sustainability Committee) is composed of independent directors and has a non-management, independent board member acting as chair.
Board and Committee Evaluation
To provide ongoing reviews of the effectiveness of our Board, including the effectiveness of our leadership structure, our corporate governance guidelines and the charters of each of our committees both mandate annual assessments by board members of the effectiveness of our Board and each of our committees on which such members serve.
Our assessments involve a structured assessment review that is led by the Chair, for the Board, and by each committee chairperson, for each applicable committee. The assessment ensures all necessary issues were considered to fulfill Board and committee responsibilities and measures effectiveness of Board oversight, ensures meeting objectives were satisfied, all agenda items sufficiently considered and information presented was complete, understandable and organized, and identifies issues that need additional dialogue.
Results of the annual assessment are reviewed by the Nominating & Governance Committee and summarized for the full Board.
The results are then discussed by the Board and, following the assessment, the Board determines the relevant actions to be taken to enhance our governance.

Noble Corporation plc | 2026 Proxy Statement	25

 Corporate Governance
Key feedback from the Board’s 2025 annual evaluation process is outlined below:
•The feedback noted the high-functioning nature of the Board and strong leadership of our directors.
•The feedback focused on enhancements to executive and director succession planning, including assessments of applicable Board positions, and recruiting and retaining directors with experience that aligns with our current business model and industry landscape.
•The strength of management was recognized.
•The feedback underscored the continued importance of robust discussion around certain topics including, but not limited to, cybersecurity, contingency planning, sustainability and safety.
Risk Management Oversight
Consistent with our Articles of Association and our corporate governance guidelines, our Board is responsible for determining the ultimate direction of our business, determining the principles of our business strategy and policies, and promoting the long-term interests and sustainability of the Company. Our Board possesses and exercises oversight authority over our business and, subject to our governing documents and applicable law, generally delegates day-to-day management of the Company to our CEO and our executive management. Viewed from this perspective and founded upon the strategy and business model of the Company, our Board generally oversees risk management and considers the most significant risks, including but not limited to safety, cybersecurity, climate and environmental risks, business, accounting, and liquidity risks; and the CEO and other members of executive management generally manage, monitor, and communicate the actual and potential risks material to the Company, collectively through the Enterprise Risk Management (“ERM”) program for the Company.
The ERM program is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being identified, managed and monitored appropriately, and that due care is exercised in considering such risks in the management of the Company.
Role of the Board and Committees
Our Board provides oversight of the ERM program and determines the Company’s risk tolerance for the operation and management of the Company, and ensures management has an effective and ongoing program in place for monitoring and assessing and, to the extent appropriate, mitigating such risks within directed tolerances. Our Board regularly receives reports and monitors our ERM program along with other risk management information provided by management and other resources on a quarterly basis and provides feedback to management as part of the continuous improvement and alignment of risk management practices, strategies and systems, consistent with the risk philosophy and risk tolerances of the Company.
Pursuant to the requirements of laws, rules and regulations that apply to companies whose securities are publicly traded in the United States, the Audit Committee of our Board assists the full Board in oversight of risks to the Company, including the integrity of the Company’s financial statements, our standards of business ethics, and our compliance with legal and regulatory requirements, and various other matters relating to our publicly available financial information and our internal and independent auditors.
Our Audit Committee also discusses policies with respect to risk assessment and risk management with our management team.
Oversight of certain risks associated with the performance of our executive management falls within the authority of our Nominating & Governance Committee, which is responsible for evaluating potential conflicts of interest and independence of Board directors and Board candidates, monitoring and developing corporate governance principles and overseeing the process through which our Board, our CEO and our executive management are evaluated.
Oversight of risks associated with retaining executive management falls principally within the scope of the authority of our Compensation Committee, which assists our Board in reviewing and administering compensation, benefits, incentive, and equity-based compensation plans.
Finally, oversight of risks associated with HSES and sustainability matters, including climate and social issues, falls with the scope of authority delegated to our Safety & Sustainability Committee.

26	2026 Proxy Statement | Noble Corporation plc

Corporate Governance
Role of Management
We have not concentrated responsibility for all risk management in a single risk management officer but rather we have implemented an ERM steering committee and working groups comprised of executive management to administer the program. The ERM steering committee: monitors the universe of risks that we face; identifies risks that may develop or evolve with the potential to become material to the Company; establishes processes designed to identify, manage, avoid, and monitor risks pursuant to the Company’s risk tolerance as established by the Board; establishes and implements mitigation and monitoring strategies with the necessary resources; regularly communicates to, and tackles with, the Board and each committee of the Board, including its members or their designees, the risks to the Company, including risks that may be of concern to the Board or a committee of the Board; and updates the Board on the effectiveness and details of the ERM program.
Shareholder Communications with Directors
Our Board has approved the following process for shareholders of the Company and other interested parties to send communications to our directors. To contact all directors on our Board, all directors on a committee, an individual director or the non-management directors as a group, the shareholder or interested party can use the following means of communication:
•mail: Noble Corporation plc
Attention: Corporate Secretary
2101 CityWest Boulevard, Suite 600, Houston, Texas 77042;
•e-mail: NobleBoard@noblecorp.com; or
•hotline: the NobleLine (anonymous and available 24 hours a day, seven days a week) at +1-855-466-2535 or +1-346-466-2535 or https://nobleline.noblecorp.com.
All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to our Board. All communications received electronically are processed under the oversight of our Board by the Company’s general counsel or chief compliance officer. Complaints or concerns relating to the Company’s accounting, internal accounting controls or auditing matters are referred to the Audit Committee. Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. Complaints or concerns relating to corporate matters other than the specific items referred to the Audit Committee as described above, which are addressed to a specific director, committee or group of directors, are promptly relayed to such persons.
Director Onboarding
All new directors participate in a robust director orientation and onboarding process to ensure a working knowledge of our business, strategies, capital structure, governance model, operating performance and culture, and a successful integration into boardroom discussions as soon as possible. Our director manual contains important information about the Company and the responsibilities of our directors, including: our Articles of Association; guidelines for assignments regarding standing committees of our Board; the charters for each of our committees; a summary of laws and regulations regarding compliance with insider reporting and trading; share ownership guidelines; a statement of the Company paradigms and Code of Business Ethics that govern how we conduct our business; and our safety policy and quality policy and objectives. All new directors also have the opportunity to tour our training facility and NORMS headquarters, which hosts our weather monitoring team and meet with fellow directors and management.

Noble Corporation plc | 2026 Proxy Statement	27

 Corporate Governance
Director Education
Throughout the year, management also presents on topics that are timely and impactful to the Company and specific deep-dive sessions and workshops may be held to further increase directors’ understanding of issues affecting the Company. On occasion, individual directors or the full Board may visit Noble facilities in connection with Board meetings or deep-dive sessions with management.
The commitment of our directors also extends well beyond preparation for, and participation at, regularly scheduled Board meetings.
Engagement beyond the boardroom provides our directors with additional insights into our businesses and industry. We provide our directors with information, materials and outside speakers that are designed to assist them in performing their duties as directors.
We provide directors with periodic training on certain policies, standards and procedures of the Company, including guidance and advice on compliance therewith. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, opportunities to attend director education programs at the Company’s expense, and memberships with the National Association of Corporate Directors. During 2025, director education included a business trip to Guyana fully organized by the Company, during which directors had the opportunity to meet with the U.S. Ambassador and Senior Commercial Officer to Guyana, meet a key customer, and visit Company rigs, as well as presentations by energy-focused financial services platforms.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent of our shares, to file with the SEC initial reports of ownership and reports of changes in ownership of such shares and any derivative securities.
To our knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations from our directors and officers that no other reports were required, during the year ended December 31, 2025, all reports were timely filed.

28	2026 Proxy Statement | Noble Corporation plc

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our compensation practices and decisions for our named executive officers (our “NEOs”) for the year ended December 31, 2025.
While this CD&A focuses on 2025 NEO compensation, we also describe compensation actions effected since December 31, 2025, to the extent we believe such discussion enhances the understanding of our executive compensation disclosures and our executive compensation structure.
Our NEOs
Our NEOs for 2025 consist of the following individuals:

Name	Title
Robert W. Eifler	President & Chief Executive Officer
Richard B. Barker	Executive Vice President & Chief Financial Officer
Joey M. Kawaja	Senior Vice President, Operations
Jennie P. Howard	Senior Vice President, General Counsel & Corporate Secretary
Caroline M. Alting	Senior Vice President, Operational Excellence & Sustainability
Executive Summary

Noble - First Choice Offshore
The Company’s strategy has been focused on delivering industry-leading shareholder returns, including executing on, and integrating, inorganic growth opportunities. The Company’s performance highlights for 2025 include:
•Leadership position in shareholder returns in the offshore drilling sector, with $320 million in dividends paid and $20 million of share repurchases.
•Differentiated Backlog Growth
•Expanded backlog by 30% year-on-year to $7.5 billion as of February 2026, while the combined backlog of our three largest peers declined by 9% over the comparable period.
•Significant backlog expansion was underpinned by long-term contract awards for six deepwater rigs with Shell, TotalEnergies and bp throughout the United States Gulf of America and Suriname basins with an average duration of three years per rig.
•Customer Satisfaction proven by high satisfaction scores (ranging from 6.2 to 6.6 out of 7) from January 1, 2023 through to December 31, 2025 and averaging 6.5 out of 7 in 2025.
•Seamless operation integration highlighted by 96.9% revenue efficiency and strong Health, Safety and Environment (HSE) performance across the fleet.

Noble Corporation plc | 2026 Proxy Statement	29

 Compensation Discussion and Analysis
Our executive compensation program includes a mix of fixed and variable pay with performance periods ranging from one to three years. Our Compensation Committee established performance goals for our annual cash incentive program and our long-term incentive program that align with the Company’s strategy to drive shareholder returns through industry-leading safety, customer service, environmental stewardship, technological thought leadership, capital efficiency and execution on opportunistic inorganic growth opportunities. The following table outlines the primary elements of our executive compensation program, excluding benefits, for 2025:

Element	Description	Purpose

Base Salary	Delivered in cash and evaluated each year based on performance and competitive compensation market data	Provide competitive base pay to attract and retain our executive officers

Annual Short Term Incentive Plan (“STIP”)	Delivered in cash based on attainment of financial, customer satisfaction, and safety goals	Motivate and reward our executives' achievement of key annual business objectives

Time-Vested Restricted Stock Units (“TVRSUs”)	Three-year ratable vest; annual award value based on competitive compensation market data	Align interests of executives with those of our shareholders by tying compensation to long-term growth in shareholder value and by promoting retention and management stability in a cyclical industry

Performance-Vested Restricted Stock Units (“PVRSUs”)	Three-year cliff vest; payout based on total shareholder return (“TSR”), return on invested capital performance and attainment of sustainability goals

Target Total Direct Compensation
Our Compensation Committee delivers a substantial portion of target total direct compensation ("TDC") through variable and “at-risk” performance-based incentives. In 2025, 91% of our CEO’s and an average of 82% of our other NEOs' target total direct compensation was variable or at-risk.

Our CEO

Our Other NEOs (Average)

●	Base Salary	●	Target STIP	●	TVRSUs	●	PVRSUs

30	2026 Proxy Statement | Noble Corporation plc

Compensation Discussion and Analysis

Target TDC ($000)

●	Base	●	Bonus	●	TVRSU	●	PVRSU
We follow simple foundational rules and best compensation practices. Notably, our executive compensation program contains the following best practices in executive compensation design and governance:

Compensation Best Practices That We Follow

  We pay for performance — at least 60% of NEO annual equity awards and all STIP pay is contingent on the attainment of pre-established performance goals
  We require executives and directors to maintain significant share ownership
  We have a clawback policy enabling us to recoup previously paid cash and equity incentive compensation from our executive officers in accordance with Rule 10D-1 under the Exchange Act
  Our Compensation Committee consults with independent compensation consultants when designing our compensation program and setting target compensation and performance levels
  We prohibit pledging or hedging of Company shares
  We require a “double trigger” for cash and equity severance benefits upon a change of control
  We do not provide gross ups for change in control related excise taxes
  We hold an annual “say-on-pay” advisory vote
  We set challenging performance objectives
  We provide an appropriate mix of short- and long-term incentives

Shareholder Engagement & Say-on-Pay
We are deeply committed to the interests of our shareholders and take those interests into account when making decisions for the Company. We engage in frequent discussions with our shareholders regarding a wide variety of topics to fully understand their input, suggestions and concerns. Maintaining an active, open dialogue with our shareholders continues to be a top priority of the Board.

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 Compensation Discussion and Analysis

Noble Shareholder Engagement
In addition to investor conferences, non-deal roadshows and one-on-one calls with our investor relations team, we conducted a shareholder engagement program related to sustainability initiatives, our executive compensation program and our 2025 proxy statement.
•2025  Shareholders Outreach
•16 shareholders contacted representing approximately 61%(1) of our outstanding shares.
•Met with 7 shareholders representing approximately 44%(1) of our outstanding shares.
•Topics Covered
•capital allocation strategy, executive compensation including performance metric selection, the ongoing recovery in offshore drilling business fundamentals and our strategy for growth and long-term value creation, including in the area of sustainability efforts.
•2025 Advisory Vote on Executive Compensation
•Over 95% of votes cast supported our compensation program.
•Given this high level of support, we did not make any changes to our compensation policies or decisions for 2025 as a result of this advisory vote.

(1)These percentages are based on the number of Company shares outstanding as of December 31, 2025 and stock ownership reported in publicly available filings as of December 31, 2025.
For 2026, we expect to complete shareholder outreach with respect to our proxy statement and annual general meeting in line with the following calendar:

Summer •Review and assess annual meeting vote results	Fall •Primary shareholder engagement season •Directors and members of management on calls

Spring •Integrate applicable feedback from fall outreach into proxy disclosures	Winter •Review feedback from fall outreach calls •Consider feedback during compensation decisions

32	2026 Proxy Statement | Noble Corporation plc

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
We believe that our compensation program should pay for performance and closely aligns our executives’ interests with those of our shareholders. We focus on compensation tied to key drivers of stock price performance to provide a clear link to enhanced shareholder value and further emphasize an appropriate balance of financial results, operational excellence, safety and sustainability. We place a majority of executive pay at risk and tie a substantial portion of our NEOs potential compensation to achievement of specific annual and long-term performance goals intended to drive Company success.
Our executive compensation program reflects our philosophy that executive compensation should be structured to closely align each executive’s interests with those of our shareholders, emphasizing equity-based incentives and performance-based pay. The primary objectives of the Company’s compensation program are to:
•support the Company’s strategy and commitment to be First Choice Offshore, including driving strong returns from our globally scaled, top tier fleet, delivering earnings and free cash flow and acquiring and integrating assets and companies, all to drive long-term shareholder value creation;
•attract, retain and motivate key executives capable of managing a complex, global business in a challenging and cyclical industry, by providing market competitive total compensation opportunities;
•create a strong link between pay and performance with predefined short and long-term performance goals that place the majority of total compensation at risk; and
•align executive and shareholder interests by establishing market-relevant metrics, including strategic ESG initiatives that drive shareholder value creation and address stakeholder expectations.
Consistent with this philosophy, we seek to provide a total compensation package for the NEOs that is competitive in respect of our Benchmark Peer Group (as defined below). In designing these compensation packages, the Compensation Committee annually reviews each compensation component and compares its use and level to various internal and external performance standards and market reference points. On average, our NEOs target total compensation is positioned within the middle range of executives with similar roles at the companies in our Benchmark Peer Group with a relatively conservative position for annual cash compensation and greater emphasis on long term equity compensation, demonstrating our commitment to linking NEO pay and long-term Company performance.
Board Process and Independent Review of Compensation Program
The Compensation Committee is responsible for determining executive officer compensation, for recommending independent director compensation to the full Board, and for establishing, implementing and monitoring adherence to our executive compensation philosophy. The Compensation Committee provides oversight on behalf of our Board in reviewing and administering the Company’s compensation programs, employee benefits and incentive and equity-based compensation plans.
The Compensation Committee operates independently of management and receives compensation advice and data from outside independent advisors. The Compensation Committee approves the fees and other engagement terms of any independent advisor that it retains. Our Compensation Committee engaged Meridian Compensation Partners, LLC as its independent compensation consultant (the “compensation consultant” or “advisor”) for 2025. The Compensation Committee has reviewed the independence of the advisor as required by the NYSE rules and determined that the advisor is independent and its engagement does not raise any conflicts of interest. The compensation consultant reports to and acts at the direction of the Compensation Committee. The compensation consultant is independent of management, provides comparative market data regarding executive and director compensation to assist in establishing reference points for the principal components of executive and director compensation and provides information regarding compensation trends in the general marketplace, best practices, the compensation practices of the peer groups described below and regulatory and compliance developments. The compensation consultant regularly participates in the meetings of the Compensation Committee, both with and without management present. The advisor did not provide any additional services to the Company or any of our affiliates during 2025.
In determining compensation for our CEO, the Compensation Committee evaluates and assesses the CEO’s performance in the areas of individual leadership, Company-wide and business unit financial and operating results, achievement of strategic objectives and other considerations. The compensation consultant provides market information and perspectives on market-based adjustments, which are included in the Compensation Committee’s decision-making process.

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 Compensation Discussion and Analysis
In determining compensation for the other NEOs, our CEO consults with the compensation consultant to review market information and prior compensation decisions and then recommends compensation adjustments to the Compensation Committee. Our CEO may attend Compensation Committee meetings at the request of the Compensation Committee, but does not participate in any discussions regarding his own compensation.
The Compensation Committee reviews and approves all compensation for our NEOs and recommends the compensation for our directors to the full Board.
Benchmark Peer Group
We compete for talent with employers across many different sectors around the world, but our primary competitive market consists of offshore drilling companies and oilfield services companies. In making compensation decisions for our NEOs, each element of their total direct compensation is compared against published compensation data and data provided by the compensation consultant. Data from peer companies plays an important role in the process used by the Compensation Committee to determine the design, components and award levels in our executive pay program. The peer companies ("Benchmark Peer Group") are chosen in part because they operate in a similar industry, from an appropriate range of revenue and asset sizes and have similar breadth, complexity and global scope. Our Compensation Committee views these peers as representative of the companies against which we compete for talent. The Compensation Committee conducts a review of the Benchmark Peer Group annually to help ensure it remains aligned with our business strategy and growing size and complexity. As a result of this review, Apache Corporation, Murphy Oil Corporation and Seadrill Limited were added and Bristow Group Inc. was removed from the Benchmark Peer Group in 2025 and, as previously disclosed, Diamond Offshore Drilling, Inc. was removed from the benchmark peer group in 2025 as a result of our acquisition of the company in September 2024.

2025 Benchmark Peer Group The following were used as a benchmark to assess each component of our compensation program in 2025:

Apache Corporation	Murphy Oil Corporation	Seadrill Limited
Baker Hughes Company	Nabors Industries Ltd.	TechnipFMC plc
ChampionX Corporation	NOV Inc.	Transocean Ltd.
Halliburton Company	Oceaneering International, Inc.	Valaris Limited
Helmerich & Payne, Inc.	Patterson-UTI Energy, Inc.	Weatherford International plc

The Compensation Committee benchmarks compensation of the NEOs against the compensation of individuals in like positions at the companies included in the Benchmark Peer Group. The Compensation Committee does not benchmark executive compensation to specific levels or percentiles of the Benchmark Peer Group, but instead endeavors to be competitive within the Benchmark Peer Group with respect to the various components and the aggregate level of compensation of officers in comparable positions. The Compensation Committee believes that this approach gives the Compensation Committee the flexibility to respond to individual circumstances and offer competitive compensation packages to our executives.
TSR Peer Group
We use a relative TSR peer group (the "TSR Peer Group") to measure our relative TSR performance for the vesting of PVRSUs. Our TSR Peer Group is comprised of global offshore drilling companies with whom we most directly compete for customers and investor capital as well as the PHLX Oil Service Sector Index. The Compensation Committee believes that the TSR Peer Group is an appropriate benchmark against which to measure the Company’s stock price performance in the complex and cyclical offshore drilling industry. There were no changes to the TSR Peer Group in 2025. The Compensation Committee will continue to review and assess the composition of the TSR Peer Group for future performance-based awards.

34	2026 Proxy Statement | Noble Corporation plc

Compensation Discussion and Analysis

TSR Peer Group The following are used as the peer group for relative TSR performance under our PVRSU awards:

Seadrill Limited	Valaris Limited
Transocean Ltd.	PHLX Oil Service Sector Index

How Compensation Components are Determined
Our Compensation Committee seeks to provide total compensation opportunities that are competitive with energy and general industry companies of roughly comparable size and are generally targeted at the middle range of the competitive market. Individual NEO compensation is determined based on a combination of factors, including:
•our compensation philosophy;
•market compensation data;
•competition for key executive talent;
•the NEO’s experience, leadership and prior contribution to the Company’s success;
•overall corporate financial performance;
•our overall annual budget for merit increases;
•internal pay equity for our NEOs; and
•the NEO’s individual performance in the prior year.
Base Salary
The Compensation Committee conducts an annual review of the base salaries of our NEOs taking these factors into account and the Compensation Committee also reviews the base salaries at the time of any promotion or significant change in job responsibilities.
Annual base salary increases for our NEOs were effective on February 1, 2025. Changes to base salaries for 2025 were approved to align with market benchmarks and reflect the size, scope and complexity of the Company. Annual base salaries as in effect at year end are shown in the table below.

Name	Base Salary as of 12/31/2025	Increase in % from 2024
Robert W. Eifler	$1,000,000	5.3%
Richard B. Barker	$640,000	6.7%
Joey M. Kawaja	$525,000	11.7%
Jennie P. Howard	$500,000	17.6%
Caroline M. Alting	$450,000	12.5%

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 Compensation Discussion and Analysis
Short-Term Incentive Plan (STIP)
Our STIP gives participants, including the NEOs, the opportunity to earn annual cash bonuses, with target award levels set as a percentage of their base salaries.
STIP targets for 2025 for our NEOs are shown in the table below. The Compensation Committee approved increases in the STIP targets for Messrs. Barker and Kawaja and Misses Howard and Alting to maintain alignment with market benchmarks.

Name	2025 STIP Target (% of Base Salary)	2024 STIP Target (% of Base Salary)
Robert W. Eifler	130%	130%
Richard B. Barker	100%	90%
Joey M. Kawaja	100%	80%
Jennie P. Howard	85%	70%
Caroline M. Alting	85%	70%
2025 STIP – Metrics
The Compensation Committee believes that the success of the Company is tied to the achievement of the key performance goals shown below and the STIP is designed to reward executives for meeting or exceeding these goals thereby driving the performance of the Company. Company performance determines the funding level of the total STIP bonus pool. Accordingly, if performance thresholds are not met, STIP awards will not be funded.
Our 2025 metrics for our STIP for all eligible personnel, including the NEOs, for the 2025 plan year are set forth below.
Financial Metrics
The financial metrics selected by the Compensation Committee correlate to aspects of our business that drive shareholder value creation by enhancing the productivity and efficiency of the Company’s assets and their operation. The Compensation Committee selected Normalized Cash Generation as the financial metric for our 2025 STIP. Normalized Cash Generation is defined as adjusted EBITDA minus capital expenditures, net interest expense, cash taxes, and cost to achieve synergies, adjusted for any non-recurring items. Adjusted EBITDA for 2025 included adjustments for non-cash contract asset/liability amortization, merger and integration costs, the gain on sale of operating assets, loss on impairment of assets, and costs incurred in connection with a contract termination.
Normalized Cash Generation replaced our 2024 financial metrics of free cash flow and contract drilling margin as the Compensation Committee believes that the Normalized Cash Generation metric provides even greater encouragement to our NEOs to sustainably return value to shareholders while making focused investments in future growth areas.
Customer Satisfaction
Customer Satisfaction is a key driver of shareholder value creation. For purposes of the STIP, this metric is measured by customer satisfaction surveys which are sent out to customers from our operating rigs each quarter as part of a Quarterly Performance Review (QPR) to assess Company performance. The QPR solicits customer feedback over several dimensions and is scored on a scale from 0 to 7 by each customer. The average rating from all customers across all quarters is then used to determine the annual customer satisfaction score. The weighting of this performance metric for the 2025 STIP did not change from 2024 (15%).
Safety Performance
Safety is crucial to the success of the Company. Our customers demand that we excel in safety performance and excellence in this area has become a business and regulatory imperative. Our Compensation Committee believes that safety is a key component of operational excellence and discipline. Safety performance is measured using the Potential Consequence Severity Index (PCSI). The PCSI is a method of measuring risk by highlighting high potential near miss events as well as the potential consequence of all actual injury related events. This metric shifts the focus from measuring performance by the volume of events to understanding and measuring the maximum potential severity of events and near misses. The weighting of this performance metric for the 2025 STIP did not change from 2024 (15%)

36	2026 Proxy Statement | Noble Corporation plc

Compensation Discussion and Analysis
2025 STIP – Company Performance
The Company achieved overall performance at 115% of the performance targets set for the 2025 STIP. The 2025 STIP targets and actual achievement are set forth in the table below.

Component	Performance Metric	Weighting of Component	2025 Target	Actual 2025 Results	Factor	Component Payout (Weighting x Factor)
Financial Measure	Normalized Cash Generation(1)	70%	$280-466 mm	$403 mm	1.32	0.93
Customer Satisfaction	Customer QPR	15%	6.3	6.475	1.44	0.22
Safety Performance	Consequence Severity Index	15%	1,183	928	1.86	0 (2)
				Award Factor		1.15
(1)Normalized Cash Generation is defined as adjusted EBITDA minus capital expenditures, net interest expense, cash taxes, and cost to achieve synergies, adjusted for any non-recurring items.
(2)The Compensation Committee reduced the payout for achievement in Safety Performance to zero for the 2025 STIP due to a significant recordable safety incident in the first quarter of the year.
For all 2025 STIP participants, including our NEOs, the Company performance factor was multiplied by the applicable individual target award and any individual performance adjustment to calculate the final performance bonus payment amount. Individual bonuses may be adjusted upward or downward to reflect merit, individual and team performance and/or additional selected criteria, subject to the approval of the Compensation Committee. No individual performance or other adjustments were made to the NEO’s 2025 STIP awards.
STIP – 2025 Actual Payout

Name	Base Salary (1)	STIP Target	Award Factor	2025 STIP Payout
Robert W. Eifler	$1,000,000	130%	1.15	$1,488,651
Richard B. Barker	$640,000	100%	1.15	$732,093
Joey M. Kawaja	$525,000	100%	1.15	$598,378
Jennie P. Howard	$500,000	85%	1.15	$482,523
Caroline M. Alting	$450,000	85%	1.15	$435,724
(1)Represents base salary as of December 31, 2025. STIP Payouts were prorated to reflect salary adjustments described above that were effective on February 1, 2025.
Long-Term Incentives
We believe it is important to reward executive officers and key employees who demonstrate superior performance in their current position, as well as the likelihood of high-level performance in the future, with long-term incentive compensation. Such long-term incentive compensation is consistent with our overall compensation philosophy to align executives’ and employees’ interests with the interests of our shareholders. We also believe that our executive officers should have an ongoing stake in the success of the Company through long-term stock ownership and compensation opportunities that vest over multiple years. Unvested long term incentive awards accrue dividend equivalent rights which, for 2025, will be paid in cash upon vesting.
The target value of long-term incentive compensation awards is determined annually considering our objectives for this component of total compensation and to be competitive with the Benchmark Peer Group. In line with our compensation philosophy, our Compensation Committee has determined that it is in the best interests of the Company and its shareholders to position long-term incentive compensation toward the higher end of the middle range of the competitive peer group data to serve our goals of retaining and incentivizing our executive officers, given that targeted cash compensation falls, on average, at the lower end of the range. Actual awards year to year may vary based on the

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 Compensation Discussion and Analysis
Compensation Committee’s assessment of our growth and performance over time and general sector performance. Our CEO recommends for consideration and approval by the Compensation Committee the total value of awards for all of our NEOs, other than his own. The Compensation Committee determines the total award value for our CEO and, after considering the CEO’s recommendations, for the other NEOs.
The target 2025 LTIP award values for our NEOs are shown in the table below:

Executive	Target PVRSU Value(1)	TVRSU Value(1)	Total Target LTIP Value(1)
Robert W. Eifler	$5,950,000	$2,550,000	$8,500,000
Richard B. Barker	$1,755,000	$945,000	$2,700,000
Joey M. Kawaja	$1,110,000	$740,000	$1,850,000
Jennie P. Howard	$960,000	$640,000	$1,600,000
Caroline M. Alting	$960,000	$640,000	$1,600,000
(1)For 2025 grants, the number of units underlying each component of the LTIP award was determined using a 7-trading-day trailing volume-weighted average stock price of the Company’s common stock on the NYSE (“VWAP”) prior to the grant date, February 3, 2025 of $32.6628.
2025 Time-Vested Restricted Stock Units (TVRSU)
Our CEO received 30% of his target 2025 LTIP award value in the form of TVRSUs. Our CFO received 35% of his target 2025 LTIP award value in the form of TVRSUs and our other NEOs each received 40% of their target 2025 LTIP award value in the form of TVRSUs. The TVRSUs vest ratably over a three-year period commencing on the first anniversary of the grant date.
While TVRSUs are not earned based on performance criteria, the Compensation Committee believes that, because the ultimate value of the awards is linked directly to the performance of our stock over time, TVRSUs support management performance and align the interests of management with the interests of our shareholders.
2025 Performance-Vested Restricted Stock Units (PVRSUs)
Our CEO received 70% of his target 2025 LTIP award value in the form of PVRSUs. Our CFO received 65% of his target 2025 LTIP award value in the form of PVRSUs and our other NEOs each received 60% of their target 2025 award value in the form of PVRSUs. The PVRSUs granted will vest with a payout level ranging from 0% to 200% of the target number of PVRSUs awarded based on the achievement of specified performance goals outlined below over a three-year performance period. With respect to each performance goal, the Company must exceed a threshold performance level in order for any of the PVRSUs allocated to that goal to vest. Any PVRSUs that do not vest are forfeited.
2025 PVRSU Performance Payout Scale
The performance payout scale in the table below is applicable to grants made in 2025 for the 2025-2027 performance cycle.

Metric	50% Threshold	100% Target	200% Maximum	Weighting
Total Shareholder Return (TSR)(1)	See footnote(1)	See footnote(1)	See footnote(1)	50.0%
Return on Invested Capital (ROIC) (2)	7.0%	10.0%	13.0%	40.0%
ESG - Reduction of CO2 Emissions(3)	(-11%)	(-12%)	(-13%)	5.0%
ESG - Achievement of Sustainability Objectives(3)	Qualitative Determination by Compensation Committee			5.0%
(1)Absolute TSR (“ATSR”) and relative TSR (“RTSR”) over the three-year performance period will be assessed under the matrix shown below. For RTSR, performance will be assessed against the TSR Peer Group. For purposes of the TSR calculations, the starting price is the volume weighted average share price for the 7-trading days prior to January 1, 2025 ($29.68) and the ending price will be calculated using the volume weighted average price over the 7-trading days preceding the last day of the performance period.

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Compensation Discussion and Analysis

	RTSR Ranking
Annualized ATSR	5th	4th	3rd	2nd	1st
15%	100%	125%	150%	175%	200%
10%	75%	87.5%	100%	125%	150%
5%	50%	62.5%	75%	87.5%	100%
≤ 0%	0%	25%	50%	62.5%	75%
(2)ROIC is defined as earnings before interest and taxes minus cash taxes divided by the sum of average shareholder equity at the beginning and the end of the performance period and average net debt measured at the beginning and end of the performance period.
(3)ESG Performance consists of two metrics, continued reduction of CO2 emissions compared to our 2021 baseline emissions and achievement of the 14 sustainability initiatives as published in our Sustainability Report. Performance with respect to achievement of both metrics will be determined at the end of the performance period by the Compensation Committee.
2023 PVRSU Payouts
The 2023 PVRSUs that were granted on February 3, 2023 vested on December 31, 2025 and settled in February 2026.
The 2023 PVRSUs were earned based on TSR achievement, realization of merger integration synergies as a result of the Business Combination, achievement of Free Cash Flow and rig utilization targets as well as ESG performance.
The 2023 PVRSUs vested at 121% of target and were settled on February 12, 2026, based on the following performance achievement:

Performance Metric	Target	Actual Performance	Weight	Factor	Multiple
Total Shareholder Return (1)	See footnote (1)	RTSR - 28.6th percentile ATSR - 0%	33.33%	0.50	0.17
Merger Integration - Synergy Realization(2)	$125M	$173M	33.34%	1.78	0.59
Free Cash Flow(3)	See footnote (3)	$6.05/share	16.67%	1.01	0.17
Total Utilization(4)	See footnote (4)	>75%	8.33%	1.50	0.12
ESG(5)	Committee Discretion	1.9	8.33%	1.90	0.16
Total					1.21
(1)ATSR and RTSR over the three-year performance period were assessed under the matrix shown below. RTSR performance was assessed against the 2023 TSR Peer Group. For purposes of the TSR calculations, the starting price was the 20-day average stock price prior to the beginning of the performance period ($36.10) and the ending price was the average stock price for the last 20 trading-days at the end of the performance period ($29.79).

	RTSR Percentile
Annualized ATSR	≤ 25th	25th < > 75th	≥75th
15%	100%	150%	200%
10%	75%	100%	150%
5%	50%	75%	100%
≤ 0%	0%	50%	75%
(2)Merger Integration Synergy Realization achievement was assessed based on synergies realized in connection with the Business Combination measured as of December 31, 2024. An additional multiplier of 1.25x applied to the performance achievement factor as a result of the Company achieving synergies of at least $125MM prior to June 30, 2024.
(3)Free Cash Flow achievement was assessed under the matrix shown below. Achievement was measured based on cumulative free cash flow per share of the Company over the 3-year performance period. The final Free Cash Flow performance score was calculated using the following balances as reported in our annual 10-K filing; Net cash provided by (used in) operating activities, less Capital expenditures, plus Proceeds from insurance claims, plus Proceeds from disposal of assets, net.

	Threshold	Target	Maximum
Free Cash Flow	$3/share	$6/share	$9/share

Noble Corporation plc | 2026 Proxy Statement	39

 Compensation Discussion and Analysis
(4)Total Utilization during the three year-performance period was assessed as outlined below. Total Utilization was measured based on a calculation of the product of actual operating days of the Company's fleet, including cold stacked rigs, and total days available during the performance period, compared to fleet utilization of our peer companies during the performance period. Peer companies for measuring Total Utilization included Transocean Ltd, Seadrill Limited and Valaris Limited.

<25th	25th - 50th	>50th - 75th	>75th
—%	50%	100%	150%
(5)The Compensation Committee considered achievements in establishing a sustainable ESG framework, including the establishment of Company ESG metrics and targets for long-term improvement, the development of a framework for accurate emissions data and related cost tracking, and setting objective goals for emissions, loss of containment and other environmental metrics to drive improvements. The Company established a greenhouse gas emissions reduction target of 20% by 2030 and adopted policies and initiatives that reinforce our commitment to sustainability and responsible asset lifecycle management. Based on these achievements during the performance period, the Compensation Committee approved a payout factor for ESG performance of 1.9 out of 2.0 for the 2023 PVRSUs.
The following chart details the number of 2023 PVRSUs that vested for each of our NEOs:

Executive	Number of 2023 PVRSUs Vested
Robert W. Eifler	113,663
Richard B. Barker	36,083
Joey M. Kawaja	19,846
Jennie P. Howard	13,531
Caroline M. Alting	19,846
Retirement Benefits
We sponsor the Noble Services Company LLC 401(k) Plan, a qualified defined contribution plan, that allows eligible employees, including the NEOs, to save for retirement through a tax-advantaged combination of employee and Company contributions. The Company matches 100% of the first 6% of eligible earnings that the participant defers, subject to statutory annual limits. Although it may elect to do so, the Company did not make an annual discretionary profit sharing contribution for 2025.
Other Benefits and Perquisites
The Company provides healthcare, life and disability insurance and other employee benefit programs to its employees, including the NEOs, which the Company believes assist in maintaining a competitive position in terms of attracting and retaining officers and other employees. These employee benefit plans are provided on a non-discriminatory basis to all employees.
The Company provides minimal perquisites and other personal benefits to the NEOs. The Company and the Compensation Committee believe these are reasonable and consistent with its overall compensation program. Attributed costs of perquisites for the NEOs for the year ended December 31, 2025, are included in the All Other Compensation column of the Summary Compensation Table.
Share Ownership Policy and Holding Requirements
We maintain a share ownership policy for our directors and officers, including our NEOs. The policy requires covered persons to hold shares, TVRSUs, or a combination thereof with an aggregate value in excess of specified multiples of their annual base salary or annual cash retainer as set forth below. Shares that a covered person has the right to acquire through the exercise of options (whether or not vested) and shares underlying any unvested or unearned PVRSU are excluded when calculating share ownership. Unless a covered person is making reasonable progress to satisfy the policy requirements, they may not sell or dispose of shares for cash. The Compensation Committee retains the ability to make amendments to or grant waivers of the share ownership policy and newly appointed officers and directors have five years from appointment to satisfy their holding requirements. All officers and directors are currently in compliance with our share ownership policy.

40	2026 Proxy Statement | Noble Corporation plc

Compensation Discussion and Analysis

Position	Minimum Ownership Thresholds
Chief Executive Officer or President	6.0 Times Base Salary
Executive Vice Presidents and Senior Vice Presidents	3.0 Times Base Salary
Other Executive Officers	1.0 Times Base Salary
Non-Executive Directors	5.0 Times Annual Cash Retainer
Hedging and Pledging; Securities Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in our securities by the Company’s directors, officers, and employees, and other covered persons, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards. Our stock trading policy prohibits the purchase by our directors, executive officers, employees and agents of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of the Company held, directly or indirectly, by any director or executive officer. Our stock trading policy prohibits pledging of any Company stock as security by our directors, executive officers, employees or agents and the establishment or use of a margin account with a broker-dealer for the purpose of buying or selling securities of the Company.
The Company’s policy on trading in Company shares also prohibits directors, officers, employees and agents from purchasing, selling or gifting Company securities while in possession of any material information about the Company or its operations that has not been publicly disclosed. As such, and in addition to our pre-clearance procedures, directors, officers and certain designated employees and consultants are prohibited from buying, selling or gifting Company securities during our quarterly blackout periods (which prohibit trading or gifting in our shares during the period around the end of our quarterly reporting periods until we have announced our results and the market has had an appropriate amount of time to incorporate the performance information in our stock price) and during certain situation-specific blackout periods in which developments known to the Company have not yet been disclosed to the public. However, the Company does permit directors, officers or employees to enter into Rule 10b5-1 sales or purchase plans in accordance with SEC regulations and our pre-clearance procedures if they so desire.
The Company stock trading policy is filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024 and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025.
Equity Grant Practices
The Company’s practice has been to award restricted stock units to new executives contemporaneously with their hire date and annually to current executives following the first quarter regularly-scheduled meeting of the Compensation Committee. These practices may change in the future. In 2025, we did not grant TVRSUs or PVRSUs in coordination with the release of material non-public information, and did not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Clawback Provisions
The Company maintains a clawback policy which covers all current and former executive officers. Pursuant to the policy, the Company will recoup any excess incentive compensation received (whether in cash or equity) by any covered executive officer during the applicable recovery period (generally the prior three fiscal years) preceding any required restatement of the Company’s reported financial results due to material noncompliance with any financial reporting requirement under the federal securities laws. The Company’s clawback policy is intended to comply with, and will be administered and interpreted consistent with, listing standards adopted by NYSE implementing the SEC's Exchange Act Rule 10D-1, and is filed as an Exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025. This clawback policy is in addition to any other recovery rights provided under applicable law.

Noble Corporation plc | 2026 Proxy Statement	41

 Compensation Discussion and Analysis
Severance Plans
Executive Severance Plans
The Company maintains an Executive Change in Control Severance Plan and an Executive Severance Plan (together the “Severance Plans”). Any severance benefits to be received by our NEOs will be determined in accordance with the Severance Plans.
The Executive Severance Plan provides that, subject to the terms and conditions of the plan, and contingent upon the execution of a separation agreement and release of claims, if an executive experiences a “qualifying termination” (as defined under the Executive Severance Plan), the executive is entitled to receive the following:
•a lump sum cash payment, payable within 30 days following the date on which the separation agreement becomes effective and irrevocable, in an amount equal to the product of (1) the sum of the executive’s base salary and target annual bonus; and (2) a multiple of 2.0 for the CEO and 1.0 for all our other NEOs;
•a pro-rata annual cash bonus for the year in which the termination occurs, payable in lump sum on or about the date such bonuses are paid to other employees of the Company;
•subject to the executive’s eligibility for and timely election of continued coverage under COBRA, continued medical, dental and vision benefit coverage for the executive and his or her covered dependents for up to 12 months;
•outplacement services valued at up to $50,000;
•full vesting of all outstanding time-vested equity awards; and
•continued eligibility to vest in the participant’s outstanding equity awards that are subject to performance-based vesting conditions, determined based on (i) actual performance, with respect to any completed performance periods or achieved performance measures, and (ii) with respect to any incomplete performance periods, actual performance of the Company over the full performance period and pro-rated.
If an executive experiences a “qualifying termination” within the 24-month period following a “change in control” (as such terms are defined under the Executive Change in Control Severance Plan), subject to the terms and conditions of the Executive Change in Control Severance Plan, and contingent upon the execution of a separation agreement and release of claims, the terminated executive is entitled to receive the following:
•a lump sum cash payment, payable within 30 days following the date on which the separation agreement becomes effective and irrevocable, in an amount equal to the product of (1) the sum of the executive’s base salary and target annual bonus; and (2) a multiple of 3.0 for the CEO and 2.0 for all our other NEOs;
•a pro-rata annual cash bonus for the year in which the termination occurs, payable in lump sum on or about the date such bonuses are paid to other employees of the Company;
•subject to the executive’s eligibility for and timely election of continued coverage under COBRA, continued medical, dental and vision benefit coverage for the executive and his or her covered dependents for up to 18 months;
•outplacement services valued at up to $50,000;
•full vesting of all outstanding time-vested equity awards; and
•full vesting of all outstanding performance-based equity awards based on (i) actual performance, with respect to any completed performance periods or achieved performance measures, and (ii) target-level performance with respect to any incomplete performance periods.

42	2026 Proxy Statement | Noble Corporation plc

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

COMPENSATION COMMITTEE
Alan J. Hirshberg, Chair
Patrice Douglas
Charles M. Sledge

March 16, 2026

Noble Corporation plc | 2026 Proxy Statement	43

Summary Compensation Table
The following table sets forth the compensation of our NEOs for each of the years shown pursuant to the applicable rules of the SEC. Ms. Howard was not a NEO for any years prior to 2024.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert W. Eifler President & Chief Executive Officer	2025	$995,833	$8,750,626	$1,488,651	—	$650,345	$11,885,455
	2024	941,667	7,997,410	1,346,150	—	1,751,277	12,036,504
	2023	883,333	6,725,180	1,653,750	—	385,120	9,647,383
Richard B. Barker Executive Vice President & Chief Financial Officer	2025	636,667	2,766,862	732,093	—	221,346	4,356,968
	2024	589,167	2,753,774	588,600	—	307,874	4,239,415
	2023	525,000	2,134,940	707,805	—	40,983	3,408,728
Joey M. Kawaja Senior Vice President, Operations	2025	520,417	1,887,097	598,378	23,389	143,522	3,172,803
	2024	460,833	1,588,717	409,840	—	151,364	2,610,754
	2023	408,333	1,174,238	427,035	24,804	36,758	2,071,168
Jennie P. Howard Senior Vice President, General Counsel & Secretary	2025	493,750	1,632,082	482,523	—	42,035	2,650,390
	2024	416,667	1,270,974	324,275	—	24,696	2,036,612
Caroline M. Alting Senior Vice President, Operational Excellence & Sustainability	2025	445,833	1,632,082	435,724	—	38,782	2,552,421
	2024	397,500	1,270,974	319,200	—	34,866	2,022,540
	2023	379,167	1,397,698	339,570	—	144,824	2,261,259
(1)Annual base salary changes are effective in the first quarter and not at the start of the fiscal year. As a result the salary in this column represented is the actual salary received for the fiscal year.
(2)Represents the grant date fair value of awards granted in each year calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. The value of the 2025 TVRSUs is based on the average of the high and low trading price on the grant date of February 3, 2025 ($31.47). With respect to 2025 PVRSUs, amounts are based on the target achievement level of the ROIC and ESG performance criteria and on the average of the high and low trading price on the grant date ($31.47) and, with respect to the TSR component, a Monte Carlo grant date valuation of $37.63. If the 2025 PVRSUs were earned at maximum performance, the grant date value would be as follows: Mr. Eifler - $11,465,339; Mr. Barker - $3,381,766; Mr. Kawaja - $2,138,890; Ms. Howard - $1,849,870 and Ms. Alting - $1,849,870.
(3)Reflects cash performance bonuses paid early the following year under the STIP for performance in each year indicated.
(4)Reflects the aggregate change in the actuarial present value of Mr. Kawaja’s accumulated benefit under the Noble Services Company LLC Salaried Employees’ Retirement Plan for the year. For 2024, the actuarial present value of Mr. Kawaja's accumulated benefit declined in value by $17,805. In accordance with SEC rules, the decline in value is not reflected in the table above.

44	2026 Proxy Statement | Noble Corporation plc

Summary Compensation Table
(5)The amount in the All Other Compensation column includes Company contributions to the Noble Services Company LLC 401(k) Plan and payments in respect of Dividend Equivalent Rights that were paid in connection with the vesting of TVRSUs and PVRSUs. For 2025, the amounts include the value of an annual executive physical for all of our NEOs other than Mr. Kawaja, For Mr. Eifler, such also includes the value of UK taxes paid on his behalf for time spent in the UK for business purposes ($8,380) as well as a gross up for Medicare taxes ($202). For Messrs. Eifler and Barker, the amount also includes a nominal taxable value of an employee milestone service award. The details of All Other Compensation paid to our NEOs in 2025 is as follows:

	401(k) Contributions ($)	Dividend Equivalent Rights Paid ($)	Executive Physical	Other	Total ($)
Robert W. Eifler	$21,000	$618,609	$2,150	$8,586	$650,345
Richard B. Barker	21,000	198,153	2,150	43	221,346
Joey M. Kawaja	21,000	122,522	—	—	143,522
Jennie P. Howard	21,000	18,885	2,150	—	42,035
Caroline M. Alting	21,000	15,632	2,150	—	38,782

Noble Corporation plc | 2026 Proxy Statement	45

Grants of Plan-Based Awards
The table below includes STIP and LTIP awards made in 2025 to each of the NEOs. For a description of the material terms of the awards reported in the Grants of Plan-Based Awards table, including performance-based conditions and vesting schedules applicable to such awards, see “Compensation Discussion and Analysis — How Compensation Components Are Determined.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert W. Eifler			647,240	1,294,479	2,588,958	—	—	—	—	—
	PVRSU	2/3/2025	—	—	—	91,082	182,163	364,326	—	6,293,732
	TVRSU	2/3/2025	—	—	—	—	—	—	78,071	2,456,894
Richard B. Barker			240,750	636,603	1,273,206	—	—	—	—	—
	PVRSU	2/3/2025	—	—	—	26,865	53,730	107,460	—	1,856,372
	TVRSU	2/3/2025	—	—	—	—	—	—	28,932	910,490
Joey M. Kawaja			260,165	520,329	1,040,658	—	—	—	—	—
	PVRSU	2/3/2025	—	—	—	16,992	33,983	67,966	—	1,174,113
	TVRSU	2/3/2025	—	—	—	—	—	—	22,656	712,984
Jennie P. Howard			209,793	419,586	839,172	—	—	—	—	—
	PVRSU	2/3/2025	—	—	—	14,696	29,391	58,782	—	1,015,459
	TVRSU	2/3/2025	—	—	—	—	—	—	19,594	616,623
Caroline M. Alting			189,445	378,890	757,780	—	—	—	—	—
	PVRSU	2/3/2025	—	—	—	14,696	29,391	58,782	—	1,015,459
	TVRSU	2/3/2025	—	—	—	—	—	—	19,594	616,623
(1)Represents award opportunities under the STIP. The amount actually paid to the NEOs under the STIP for 2025 is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Threshold equals 50% of target and maximum equals 200% of target.
(2)Represents the number of PVRSUs granted under the 2022 Noble Corporation Long-Term Incentive Plan (“2022 LTIP”). Threshold equals 50% of target and maximum equals 200% of target.
(3)Represents the number of TVRSUs granted under the 2022 LTIP. TVRSUs vest over three years, with one-third vesting per year beginning on the first anniversary of the grant date.
(4)Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. This differs from the targeted total value of the equity awards approved by the Compensation Committee as our Compensation Committee determined the number of units to award based on the VWAP for the 7-trading days preceding the grant date. The value of TVRSUs is based on the average of the high and low trading price on the grant date ($31.47). With respect to PVRSUs, the value is based on target achievement level of the ROIC and ESG performance criteria and on the average of the high and low trading price on the February 3, 2025 grant date ($31.47) and a Monte Carlo grant date valuation of $37.63.

46	2026 Proxy Statement | Noble Corporation plc

Outstanding Equity Awards at
Fiscal Year-End
The following table outlines all outstanding equity awards held by the NEOs at December 31, 2025. For a description of the key decisions made in relation to equity awards granted in 2025, see “Compensation Discussion and Analysis — Long-Term Incentives.”

Name	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)(3)
Robert W. Eifler	2/3/2023	20,875	(1)	$589,510	—	—
	1/26/2024	33,960	(1)	$959,030	—	—
	1/26/2024	—		—	237,720	$6,713,213
	2/3/2025	78,071	(1)	$2,204,725	—	—
	2/3/2025	—		—	364,326	$10,288,566
Richard B. Barker	2/3/2023	6,627	(1)	$187,146	—	—
	1/26/2024	15,698	(1)	$443,312	—	—
	1/26/2024	—		—	70,636	$1,994,761
	2/3/2025	28,932	(1)	$817,040	—	—
	2/3/2025	—		—	107,460	$3,034,670
Joey M. Kawaja	2/3/2023	3,645	(1)	$102,935	—	—
	1/26/2024	9,056	(1)	$255,741	—	—
	1/26/2024	—		—	40,752	$1,150,836
	2/3/2025	22,656	(1)	$639,805	—	—
	2/3/2025	—		—	67,966	$1,919,360
Jennie P. Howard	2/3/2023	2,485	(1)	$70,176	—	—
	1/26/2024	7,245	(1)	$204,599	—	—
	1/26/2024	—		—	32,602	$920,680
	2/3/2025	19,594	(1)	$553,335	—	—
	2/3/2025	—		—	58,782	$1,660,004
Caroline M. Alting	2/3/2023	3,645	(1)	$102,935	—	—
	1/26/2024	7,245	(1)	$204,599	—	—
	1/26/2024	—		—	32,602	$920,680
	2/3/2025	19,594	(1)	$553,335	—	—
	2/3/2025	—		—	58,782	$1,660,004

Noble Corporation plc | 2026 Proxy Statement	47

  Outstanding Equity Awards at Fiscal Year-End
(1)The vesting dates of the TVRSUs that have not vested are as follows:

Grant date	Vest date	Shares subject to the grant
		Robert W. Eifler	Richard B. Barker	Joey M. Kawaja	Jennie P. Howard	Caroline M. Alting
2/3/2023	2/3/2026	20,875	6,627	3,645	2,485	3,645
1/26/2024	1/26/2026	16,980	7,849	4,528	3,622	3,622
	1/26/2027	16,980	7,849	4,528	3,623	3,623
2/3/2025	2/3/2026	26,023	9,644	7,552	6,531	6,531
	2/3/2027	26,024	9,644	7,552	6,531	6,531
	2/3/2028	26,024	9,644	7,552	6,532	6,532
(2)The market value of TVRSUs and PVRSUs is calculated based on the closing price of our common stock on December 31, 2025, the last trading day of the year, which was $28.24 per share.
(3)The number of PVRSUs reported in this column and the payout value calculated in the column to the right are based on the achievement of maximum performance levels. The PVRSUs will vest following completion of the three-year performance period, subject to the achievement of the applicable performance metrics.
Stock Vested
The following table sets forth information about the vesting of restricted stock during the year ended December 31, 2025 for each of the NEOs on an aggregated basis.

Name	Stock awards
	Shares Vesting (#)	Value Realized on Vesting ($)(1)
Robert W. Eifler	252,197	$8,142,787
Richard B. Barker	81,458	2,632,937
Joey M. Kawaja	50,276	1,625,040
Jennie P. Howard	8,158	248,911
Caroline M. Alting	12,716	376,993
(1) Value is calculated based on the average of the high and low price of our common stock on the applicable vesting date.

48	2026 Proxy Statement | Noble Corporation plc

Outstanding Equity Awards at Fiscal Year-End
Pension Benefits
The following table sets forth certain information about retirement payments and benefits under Noble’s defined benefit plans for Mr. Kawaja, who is the only NEO that participates in the Noble Services Company LLC Salaried Employees’ Retirement Plan, which was frozen to new participants in 2004.

Name	Plan name	Number of years credited service (#)(1)	Present value of accumulated benefit ($)(1) (2)	Payments during last fiscal year ($)
Joey M. Kawaja	Salaried Employees Retirement Plan	18.5	$257,420	—
(1)Computed as of December 31, 2025, which is the same pension plan measurement date used for financial statement reporting purposes for our audited consolidated financial statements. Mr. Kawaja’s years of credited service under the pension plan were frozen in 2016, when the plan was frozen to future accruals.
(2)For purposes of calculating the amounts in this column, retirement age was assumed to be the normal retirement age of 65, as defined in the Noble Services Company LLC Salaried Employees’ Retirement Plan. A description of the valuation method and all material assumptions applied in quantifying the present value of accumulated benefit is set forth in Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.
Noble Services Company LLC Salaried Employees’ Retirement Plan
Under the Noble Services Company LLC Employees’ Retirement Plan, the normal retirement date is the date that a participant attains the age of 65. The plan covers salaried employees, but excludes employees hired after July 31, 2004. As a result, Mr. Kawaja is the only NEO with a benefit under this plan. The normal retirement pension accrued under the plan is in the form of an annuity that provides for a payment of a level monthly retirement income to the participant for life with certain survivor benefits as defined in the plan.
The benefit under the plan is equal to one percent of the participant’s average monthly compensation multiplied times the number of years of benefit service (maximum 30 years), plus six-tenths of one percent of the participant’s average monthly compensation in excess of one-twelfth of his or her average amount of earnings which may be considered wages under section 3121(a) of the Code, in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a participant attains (or will attain) social security retirement age (or, if earlier, December 31, 2016), multiplied by the number of years of benefit service (maximum 30 years, but frozen as of December 31, 2016).
The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the 60 consecutive calendar months that give the highest average monthly rate of compensation for the participant. In the plan, compensation is defined (with certain exceptions) to mean the total taxable income of a participant during a given calendar month, including basic compensation, bonuses, commissions and overtime pay, but excluding extraordinary payments and special payments (such as moving expenses, benefits provided under any employee benefit program and stock options and SARs).
Early retirement can be elected at the time after which the participant has attained the age of 55 and has completed at least five years of service (or for a participant hired on or before January 1, 1986, when he or she has completed 20 years of covered employment). The formula used to determine an early retirement benefit reduces the accrued monthly retirement income by multiplying the amount of the accrued monthly retirement income by a percentage applicable to the participant’s age as of the date such income commences payment.
Employees accrue no future benefits under the plan after December 31, 2016.

Noble Corporation plc | 2026 Proxy Statement	49

  Outstanding Equity Awards at Fiscal Year-End
Potential Payments on Termination or Change of Control
All of our NEOs are participants in our Executive Change in Control Severance Plan and Executive Severance Plan described in the Compensation Discussion and Analysis in "Employment Agreements and Severance Plans" section above.
The table below sets forth the potential payments to our named executive officers if their employment with the Company had terminated or a change in control had occurred, in each case, as of December 31, 2025.

NEO	Death	Disability	Termination without “Cause” (1)	Resignation for “Good Reason”(2)	Termination without “Cause” or for “Good Reason” following a “Change in Control”(3)
Robert W. Eifler
Severance payment(4)	—	—	$4,600,000	$4,600,000	$6,900,000
Pro rata bonus(5)	$1,488,651	$1,488,651	1,488,651	1,488,651	1,488,651
Welfare benefits(6)	1,200,000	—	23,856	23,856	35,784
Outplacement services(7)	—	—	50,000	50,000	50,000
Accelerated vesting of equity awards(8)	5,613,968	5,613,968	5,613,968	5,613,968	10,049,430
Richard B. Barker
Severance payment(4)	—	—	1,280,000	1,280,000	2,560,000
Pro rata bonus(5)	$732,093	$732,093	732,093	732,093	732,093
Welfare benefits(6)	1,200,000	—	22,350	22,350	33,525
Outplacement services(7)	—	—	50,000	50,000	50,000
Accelerated vesting of equity awards(8)	2,651,645	2,651,645	2,651,645	2,651,645	3,962,213
Joey M. Kawaja
Severance payment(4)	—	—	1,050,000	1,050,000	2,100,000
Pro rata bonus(5)	$598,378	$598,378	598,378	598,378	598,378
Welfare benefits(6)	2,000,000	—	22,350	22,350	33,525
Outplacement services(7)	—	—	50,000	50,000	50,000
Accelerated vesting of equity awards(8)	1,722,087	1,722,087	1,722,087	1,722,087	2,533,580
Jennie P. Howard
Severance payment(4)	—	—	925,000	925,000	1,850,000
Pro rata bonus(5)	$482,523	$482,523	482,523	482,523	482,523
Welfare benefits(6)	1,080,000	—	23,856	23,856	35,784
Outplacement services(7)	—	—	50,000	50,000	50,000
Accelerated vesting of equity awards(8)	1,428,344	1,428,344	1,428,344	1,428,344	2,118,452
Caroline M. Alting
Severance payment(4)	—	—	832,500	832,500	1,665,000
Pro rata bonus(5)	$435,724	$435,724	435,724	435,724	435,724
Welfare benefits(6)	940,000	—	22,350	22,350	33,525
Outplacement services(7)	—	—	50,000	50,000	50,000
Accelerated vesting of equity awards(8)	1,461,102	1,461,102	1,461,102	1,461,102	2,151,210
(1)“Cause” is generally defined (subject to certain cure periods and rights) as:
•the willful and continued failure of the executive to perform substantially the executive’s duties his or her employment agreement;
•the willful refusal to comply with the lawful instructions of the board of directors or an officer to whom he or she reports that are consistent with the executive’s position;
•the engagement in illegal conduct or gross misconduct that is materially and demonstrably detrimental to the Company;

50	2026 Proxy Statement | Noble Corporation plc

Outstanding Equity Awards at Fiscal Year-End
•a material breach of the employment agreement, any material policy of the Company applicable to the executive, or any other agreement with the Company; or
•the executive is indicted on charges of, is convicted of, or enters a plea of guilty or nolo contendere to (A) a felony; or (B) a crime involving fraud, material dishonesty involving the Company or its assets, or moral turpitude.
(2)“Good Reason” is generally defined (subject to certain cure periods and rights) as:
•a material diminution in the Executive’s position (including titles and reporting requirements), duties, functions, responsibilities or authority;
•a reduction in salary or bonus (other than as part of an “across the board” pay cut for all senior executives);
•the Company requiring the executive to be based at any office or location other than at the location where the executive has been regularly employed prior to the requested relocation or any other office which is the headquarters of the Company that is less than 50 miles from the initial location; or
•any other action or inaction that constitutes a material breach by the Company of the provisions of any other material compensation agreement between the Company and the executive.
(3)“Change of control” is generally defined, under the Executive Change in Control Severance Plan, as:
•the acquisition of more than 50 percent of either of the Company’s outstanding securities or combined voting power of outstanding voting securities;
•individuals who constituted the incumbent board of directors of the Company ceased for any reason to constitute a majority of the board;
•consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a transaction, (i) 50 percent of the then outstanding shares and the combined voting power were then owned by our pre-transaction shareholders in substantially the same proportion as their ownership immediately prior to such transaction, (ii) no person or entity (excluding the company resulting from the transaction, and any person or entity owning such amounts as of immediately prior to the transaction) owns 25% or more of, respectively, the then outstanding shares or the combined voting power, and (iii) a majority of the members of the board of directors of the company resulting from the transaction were members of the incumbent board at the time of the execution of the initial agreement providing for the transaction;
•approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or
•consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company for which following such a transaction, 50 percent of the then outstanding shares and the combined voting power were then owned by our pre-transaction shareholders in substantially the same proportion as their ownership immediately prior to such transaction, (ii) no person or entity (excluding the company resulting from the transaction, and any person or entity owning such amounts as of immediately prior to the transaction) owns 25% or more of, respectively, the then outstanding shares or the combined voting power, and (iii) a majority of the members of the board of directors of the company resulting from the transaction were members of the incumbent board at the time of the execution of the initial agreement providing for the transaction.
(4)In the event of termination of employment by the Company without “Cause” or by the NEO for “Good Reason” (not in connection with a “Change of Control”), the severance amount payable is equal to the sum of the NEOs base salary and target annual bonus times a multiple of 2.0 for the CEO and 1.0 for all our other NEOs. In the event of termination of employment in connection with a “Change of Control”, the severance amount payable is equal to the sum of the NEOs base salary and target annual bonus times a multiple of 3.0 for the CEO and 2.0 for all our other NEOs.
(5)If the employment for any of our NEOs terminates as a result of their death, disability, the Company terminates their employment without “cause” (whether or not in connection with a “change of control”) or the NEO resigns without “good reason”, they are entitled to receive their actual annual bonus, or, in the event of death, their target annual bonus, for the year of termination, prorated based on the number of days employed during the calendar year. As this table contemplates a December 31, 2025 termination date, we have assumed that in such event each NEO will receive the actual certified full 2025 STIP payment.
(6)In the event of termination of employment by the Company without “Cause” or by the NEO for “Good Reason” (not in connection with a “Change of Control”), all of our NEOs are entitled to receive 12 months of COBRA continuation coverage at no cost under our group health plan in effect at the time of their termination of employment, In the event of termination of employment in connection with a “Change of Control”, all of our NEOs are entitled to receive 18 months of COBRA continuation coverage at no cost under our group health plan in effect at the time of their termination of employment. For termination of employment as a result of death, the benefit includes the value of basic and supplemental group term life insurance payable to the NEO's named beneficiary.
(7)Our NEOs are entitled to receive reimbursement for outplacement services for a period of up to eighteen months following termination, with a maximum value of $50,000 in the event termination of employment for any of the listed reasons.
(8)Represents the value of TVRSUs and PVRSUs that would vest upon each applicable termination scenario based on our closing stock price on December 31, 2025 ($28.24). These number of shares that would vest are detailed in the narrative and table immediately below in the “Accelerated Vesting of Long Term Incentive Plan Awards” section.

Noble Corporation plc | 2026 Proxy Statement	51

  Outstanding Equity Awards at Fiscal Year-End
Accelerated Vesting of Long Term Incentive Plan Awards
We granted each of our NEOs TVRSUs and PVRSUs that continue to be subject to vesting restrictions as of December 31, 2025. Such vesting is subject to acceleration under the terms of the grant agreements for each award. The table below sets forth the number of TVRSUs and PVRSUs that would have vested on December 31, 2025, based on the various termination scenarios described above.

NEO	Death	Disability	Termination without “Cause” or “Qualifying Termination”	Resignation for “Good Reason”	Termination without “Cause” or for “Good Reason” following a “Change in Control”
Robert W. Eifler
TVRSUs(1)	54,835	54,835	54,835	54,835	54,835
PVRSUs(2)	143,960	143,960	143,960	143,960	301,023
Richard B. Barker
TVRSUs(1)	51,257	51,257	51,257	51,257	51,257
PVRSUs(2)	42,640	42,640	42,640	42,640	89,048
Joey M. Kawaja
TVRSUs(1)	35,357	35,357	35,357	35,357	35,357
PVRSUs(2)	25,623	25,623	25,623	25,623	54,359
Jennie P. Howard
TVRSUs(1)	29,324	29,324	29,324	29,324	29,324
PVRSUs(2)	21,255	21,255	21,255	21,255	45,692
Caroline M. Alting
TVRSUs(1)	30,484	30,484	30,484	30,484	30,484
PVRSUs(2)	21,255	21,255	21,255	21,255	45,692
(1)The TVRSU award agreements provide that, upon the termination of any of the NEOs’ employment due to death, disability, retirement, by the company without “cause” or by the NEO for “good reason,” or in connection with a change in control, all outstanding TVRSUs will vest. None of our NEOs are retirement eligible.
(2)The PVRSU award agreements provide that, upon the termination of any of the NEO’s employment due to disability, death or retirement, the PVRSUs will vest based on (1) actual performance for those PVRSUs where an interim performance period has occurred or for which actual performance has been determined to have been achieved or (2) target performance for those PVRSUs that have not reached an interim performance period or for which actual performance cannot be determined, with such amount in clause (2) prorated. Upon a termination of employment by the company without “cause” or for “good reason,” PVRSUs will vest based on actual performance for any PVRSUs where an interim performance period has occurred or for which actual performance can be determined, prorated based on the number of calendar months they were employed during the performance period over 35 months. If such termination is without “cause” or for “good reason” within a 24-month period following a change in control, PVRSUs will vest based upon (a) actual performance for those PVRSUs where an interim performance period has occurred and for which actual performance can be determined or (b) where an interim performance period has not occurred and for which actual performance cannot be determined, at target. All PVRSUs are shown vesting at target level for purposes of this disclosure.

52	2026 Proxy Statement | Noble Corporation plc

Outstanding Equity Awards at Fiscal Year-End
CEO Pay Ratio
For 2025, the CEO to median employee pay ratio was 71:1. We calculated the CEO pay ratio in accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.
To identify the median employee for the Company, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates used were as follows:
•We determined that, as of December 31, 2025, our employee population consisted of 4,498 individuals globally, excluding our CEO. Our median employee was identified based on annualized total cash compensation of our worldwide employee population, without any exclusions. Total cash compensation was annualized for full time and part-time employees but was not annualized for temporary employees in accordance with SEC rules.
•Annualized total cash compensation includes base salary, target cash bonus opportunities, including but not limited to target STIP, and all cash premium opportunities awarded to employees based on work location.
•We did not make any cost-of-living adjustments in identifying the median employee.
•Using this methodology, we calculated the median employee's total annual compensation in the same manner as we calculate the total compensation of our NEOs for purposes of the Summary Compensation Table and added the cost of certain broad-based non-discriminatory benefits not reported in the Summary Compensation Table. The CEO pay ratio was then determined by dividing the total compensation for the CEO as reported in the Summary Compensation Table, plus the cost of the same non-discriminatory benefits not reported in the Summary Compensation Table included for the median employee, by the total compensation for the median employee, resulting in a CEO pay ratio of 71:1.
Equity Compensation Plan Information
The following table sets forth as of December 31, 2025, information regarding securities authorized for issuance under our equity compensation plan.

Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
2022 Long Term Incentive Plan
Equity compensation plans approved by security holders	1,756,072(1)	—	5,418,186(2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,756,072(1)
(1)Includes 1,098,578 TVRSUs and 657,494 PVRSUs (assuming target achievement of applicable performance metrics) granted under the 2022 LTIP. No options or warrants have been granted to date to any NEOs or employees under the 2022 LTIP. The securities in column (a) excludes the PVRSUs granted in 2023 that vested on December 31, 2025.
(2)Represents shares remaining available for issuance under the 2022 LTIP.

Noble Corporation plc | 2026 Proxy Statement	53

Pay versus Performance
As discussed in the CD&A above, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs’ realized compensation to the achievement of Noble’s financial, operational and strategic objectives, and to align our executive pay with changes in the value of our shareholders’ investments. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following table sets forth additional compensation information for our NEOs for fiscal years 2025, 2024, 2023, 2022, and 2021.
2025 Pay versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO(1)($)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)($)	Average Compensation Actually Paid to Non-CEO NEOs(4)($)	Total Shareholder Return(5)($)	Peer Group Total Shareholder Return (6)($)	Net Income ($M)	Company Selected Measure: Normalized Cash Generation (7) ($M)
2025	11,885,455	9,102,582	3,183,146	2,627,364	130.72	109.24	217	403
2024	12,036,504	4,090,517	2,752,954	1,251,463	135.06	108.16	448	232
2023	9,647,383	34,874,444	2,361,871	6,063,404	197.37	125.00	482	164
2022	7,436,048	33,884,450	2,041,762	7,066,846	152.36	124.90	169	13
2021	25,270,516	38,099,613	5,033,297	7,386,178	100.24	78.5	352	(127)
(1)The dollar amounts reported in this column are the amounts reported for our CEO for each of the corresponding years in the “Total” column of our Summary Compensation Table.
(2)The dollar amounts reported in this column represent the amount of “compensation actually paid” to our CEO, as calculated in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by the CEO. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table, adjusted as shown below for 2025. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(3)The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Eifler) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs for each applicable year are as follows:
•   2025: Richard B. Barker, Joey M. Kawaja, Jennie P. Howard and Caroline M. Alting
•   2024: Richard B. Barker, Joey M. Kawaja, Blake A. Denton and Jennie P. Howard
•   2023: Richard B. Barker, Joey M. Kawaja, Blake A. Denton and Caroline M. Alting
•   2022: Richard B. Barker, William E. Turcotte, Joey M. Kawaja and Blake A. Denton
•   2021: Richard B. Barker, William E. Turcotte, Joey M. Kawaja and Blake A. Denton
(4)The dollar amounts reported in this column represent the amount of “compensation actually paid” to our NEOs, as calculated in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by the NEOs. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table, adjusted as shown below for 2025. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

54	2026 Proxy Statement | Noble Corporation plc

Pay versus Performance Table

Compensation Actually Paid to CEO
2025
Total Compensation for CEO as reported in SCT for the year	$11,885,455
Deduct pension values reported in SCT for the covered year	—
Deduct grant date fair value of equity awards reported in SCT for the year	(8,750,626)
Add pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the year	—
Add fair values as of the end of the year of all equity awards granted during the year that are outstanding and unvested as of the end of the year	7,839,241
Add fair value as of the vesting date of any awards granted in the year that vested during the year	—
Add dividends paid on unvested shares/share units and stock options	—
Add the change in fair value (whether positive or negative) as of the end of the year of any equity awards granted in any prior year that are outstanding and unvested as of the year	(2,060,825)
Add the change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the year	189,337
Subtract the fair value of any equity awards granted in a prior year that were forfeited in the year determined as of the end of the prior year	—
Compensation Actually Paid	$9,102,582

Average Compensation Actually Paid to Other NEOs
2025
Total Compensation for Other NEOs as reported in SCT for the year	$3,183,146
Deduct average pension values reported in SCT for the year	(5,847)
Deduct average grant date fair value of equity awards reported in SCT for the year	(1,979,531)
Add average pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the year	—
Add average fair values as of the end of the year of all equity awards granted during the year that are outstanding and unvested as of the end of the year	1,787,690
Add average fair value as of the vesting date of any awards granted in the year that vested during the year	—
Add average dividends paid on unvested shares/share units and stock options	—
Add the average change in fair value (whether positive or negative) as of the end of the year of any equity awards granted in any prior year that are outstanding and unvested as of the end of the year	(387,049)
Add the average change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the year	28,956
Subtract the average fair value of any equity awards granted in a prior year that were forfeited in the year determined as of the end of the prior year	—
Average Compensation Actually Paid to Other NEOs	$2,627,364
(5)TSR is determined by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and June 9, 2021, the date of our relisting on the NYSE following our emergence from bankruptcy by (b) the Company’s share price on June 9, 2021.
(6)The peer group used for this purpose is the OSX index.
(7)Normalized Cash Generation is defined as adjusted EBITDA minus capital expenditures, net interest expense, cash taxes, cost to achieve synergies, adjusted for any non-recurring items. We replaced the Adjusted Free Cash Flow metric in our STIP with Normalized Cash Generation, beginning in 2025. As such, we have changed our company selected measure to Normalized Cash Generation, as it was the most important performance measure used to link compensation actually paid to our NEOs to Company performance in 2025.

Noble Corporation plc | 2026 Proxy Statement	55

 Pay versus Performance Table
Pay-for-Performance Alignment
The following table identifies what we believe to be our key financial performance measures used by our Compensation Committee to link the compensation actually paid ("CAP") to our CEO and other NEOs in 2025 to Company performance, in no particular order. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.
Financial Performance Measures

Normalized Cash Generation Return on Invested Capital Absolute TSR Relative TSR
The charts below reflect the CAP to our CEO and other NEOs over the five-year period ended December 31, 2025 compared to our TSR, the TSR of our peer group, net income (loss) and Normalized Cash Generation, respectively.

CAP vs Total Shareholder Return

●	CEO CAP	●	Avg. NEO CAP	—	Noble TSR	—	OSX Index TSR

56	2026 Proxy Statement | Noble Corporation plc

Pay versus Performance Table

CAP vs Net Income

●	CEO CAP	●	Avg. NEO CAP	—	Net Income

CAP vs Normalized Cash Generation

●	CEO CAP	●	Avg. NEO CAP	—	Normalized Cash Generation

Noble Corporation plc | 2026 Proxy Statement	57

Director Compensation
The Compensation Committee of our Board recommends, and our Board approves, the compensation of our directors. In determining the appropriate level of compensation for our directors, the Compensation Committee and the Board consider the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the Compensation Committee obtains from its independent compensation consultant. Set forth below is a description of the compensation of our directors.
We compete with many companies to attract, motivate and retain experienced and highly capable individuals to serve as our directors. Moreover, the offshore drilling industry is a highly complex, technical and international business in the energy sector, which we believe requires directors who understand and have experience in these particular areas. Further, we compete with much larger companies (based on market capitalization) for director talent, and we must attract and retain individuals of high ability to serve as directors.
Director Compensation Program
The table below provides a summary of the Company’s compensation program for non-employee directors:

Component	2025 ($)
Annual cash retainer — Board member	$100,000
Annual cash retainer — Non-executive Chair	165,000
Annual deferred cash/equity retainer — Board member(1)	200,000
Annual deferred cash/equity retainer equity retainer — Non-executive Chair(1)	265,000
Audit Committee Chair annual cash retainer	30,000
Other Committee Chair annual cash retainer	20,000
Committee member annual cash retainer	10,000
International meeting attendance fee	4,000
(1)The annual deferred cash/equity retainer is awarded in the form of restricted stock units, which vest one year from the date of grant, and are settled 60% in shares and 40% in cash on the date of vesting.
We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings, and for related activities in connection with their duties as directors. Our directors do not receive any additional compensation from the Company in the form of retirement or deferred compensation plans or otherwise.

58	2026 Proxy Statement | Noble Corporation plc

Director Compensation
Director Compensation for 2025
The following table shows the compensation of our non-employee directors for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Charles M. Sledge	$191,484	$255,316	$10,798	$457,598
Patrice Douglas	120,000	192,691	4,254	316,945
Claus V. Hemmingsen	148,484	192,691	12,430	353,605
Alan J. Hirshberg	130,000	192,691	12,270	334,961
Kristin H. Holth	132,000	192,691	11,906	336,597
H. Keith Jennings	133,984	192,691	8,150	334,825
Alastair Maxwell(5)	50,984	192,691	14,786	258,461
Ann D. Pickard(5)	46,071	192,691	15,566	254,328
(1)Includes all cash retainer fees paid and international meeting attendance fee.
(2)Represents the aggregate grant date fair value of the awards completed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The awards represent 6,123 units for each of Messrs. Hemmingsen, Hirshberg, Jennings, Maxwell and Ms. Douglas, Holth and Pickard, 8,113 units for Mr. Sledge; all of which remained outstanding at the end of the fiscal year. The number of units granted was determined using the 7-day volume weighted average stock price immediately prior to the grant date.
(3)The amounts disclosed in this column are payments in respect of Dividend Equivalent Rights, which were paid out to the directors in connection with the vesting of their TVRSUs in 2025. Also includes the value of tax preparation services provided by the Company to certain directors to assist with complex international tax filing requirements related to attending Board meetings in various international locations. Tax preparation fees included are as follows: Mr. Hemmingsen - $4,280; Mr. Hirshberg - $4,120; Ms. Holth - $3,756; Mr. Maxwell - $3,574 and Ms. Pickard - $4,354.
(4)Director total compensation varies based upon whether such director is a chairperson of the board or a committee.
(5)Mr. Maxwell and Ms. Pickard ceased to serve on our Board effective May 8, 2025.

Noble Corporation plc | 2026 Proxy Statement	59

Auditors
Fees Paid to Independent Registered Public Accounting Firm
The following table sets forth the fees paid to PricewaterhouseCoopers LLP for services rendered during each of the two years in the period ended December 31, 2025. All fees paid to PricewaterhouseCoopers LLP were pre-approved in accordance with the pre-approval policy framework, as discussed below.

	2025	2024
Audit Fees(1)	$5,890,000	$8,544,000
Audit-Related Fees(2)	$0	$607,000
Tax Compliance Fees	$295,000	$427,000
Tax Consulting Fees(3)	$706,000	$646,000
All Other Fees(4)	$16,000	$22,000
Total	$6,907,000	$10,246,000
(1)Represents fees for professional services rendered for the audit of the Company’s annual financial statements for 2025 and 2024, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for each of those years and statutory audits of subsidiaries, and registration statements in 2024.
(2)Represents fees for professional services rendered for certain agreed-upon procedures and benefit plan audits for 2024.
(3)Represents fees for professional services rendered primarily for international tax advice and planning.
(4)Represents fees for 2025 and 2024 consisting of a subscription to the PricewaterhouseCoopers LLP disclosure checklist tool and compilation work for certain subsidiaries, as well as fees for 2024 consisting of approved non-audit advisory services.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted a pre-approval policy framework for audit and non-audit services, which established that the Audit Committee may adopt a pre-approval policy framework each year under which specified audit services, audit-related services, tax services and other services may be performed without further specific engagement pre-approval. On January 27, 2026, the Audit Committee readopted such policy framework for 2026. Under the policy framework, all tax services provided by the independent auditor must be separately pre-approved by the Audit Committee. Requests or applications to provide services that do require further, separate approval by the Audit Committee are required to be submitted to the Audit Committee by both the independent auditors and the chief accounting officer, chief financial officer or controller of the Company, and must include a joint statement that, in their view, the nature or type of service is not a prohibited non-audit service under the SEC’s rules on auditor independence.

60	2026 Proxy Statement | Noble Corporation plc

Report of the Audit Committee
To the Shareholders of Noble Corporation plc:
The Board maintains a standing Audit Committee composed of four non-management directors. The Board has determined that the Audit Committee’s current membership satisfies the rules of the SEC and the NYSE that govern audit committees, including the requirements for Audit Committee member independence set out in Section 303A.02 of the NYSE’s corporate governance standards and Rule 10A-3 under the United States Securities Exchange Act of 1934, as amended. The Board has determined that Ms. Douglas, Ms. Holth, Mr. Jennings and Mr. Sledge each qualifies as an “audit committee financial expert.”
The Audit Committee oversees the Company’s financial reporting process on behalf of the entire Board. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the Audit Committee include, among others, to:
•appoint, compensate, retain and oversee the Company’s auditors (including review and approval of the terms of engagement and fees);
•review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public; and
•review the Company’s system of internal controls, significant accounting principles and policies, and critical accounting policies.
The primary purposes of the Company’s Audit Committee are to:
•assist the Board with oversight of:
•the integrity of our financial statements and the Company’s financial reporting process and systems of internal controls regarding finance and accounting;
•our compliance with the Company’s standards of business ethics and legal and regulatory requirements;
•the qualifications and independence of our independent auditors;
•the performance of our independent auditors and internal auditors; and
•prepare reports of the Audit Committee that are required by the rules of the SEC to be included in the proxy statement for our annual general meeting of shareholders.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2025 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held eight meetings during 2025 and met again on January 27, 2026, February 9, 2026 and March 9, 2026.
March 16, 2026
AUDIT COMMITTEE
H. Keith Jennings, Chair
Patrice Douglas
Kristin H. Holth
Charles M. Sledge

Noble Corporation plc | 2026 Proxy Statement	61

Resolutions 8, 9 & 10
Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm for Fiscal Year 2026
Re-Appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor
Authorization of Audit Committee to Determine UK Statutory Auditor’s Compensation
The Audit Committee has voted unanimously to appoint the U.S. firm of PricewaterhouseCoopers LLP as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2026, and to re-appoint the UK firm of PricewaterhouseCoopers LLP as UK statutory auditors to the Company under the UK Companies Act (to hold office from the conclusion of the Meeting until the conclusion of the next meeting at which the accounts and the reports of the directors and the auditors are laid before the Company). You are being asked to ratify that appointment as independent registered public accounting firm and to approve that re-appointment as UK statutory auditors. You are also being asked to authorize the Audit Committee of our Board to determine the remuneration of PricewaterhouseCoopers LLP as UK statutory auditors of the Company. PricewaterhouseCoopers LLP has audited our financial statements since 1994.
Representatives of the U.S. firm of PricewaterhouseCoopers LLP and the UK firm of PricewaterhouseCoopers LLP are expected to be present at the Meeting to respond to appropriate questions from shareholders, and they will be given the opportunity to make a statement should they desire to do so.
Approval of each of the resolutions requires the affirmative vote of at least a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.

62	2026 Proxy Statement | Noble Corporation plc

Resolutions 8, 9 & 10

Recommendation
Our Board unanimously recommends that you vote FOR the following resolutions:
Resolutions
“THAT the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for fiscal year 2026 be ratified.”
“THAT PricewaterhouseCoopers LLP be re-appointed as the UK statutory auditors of the Company (to hold office from the conclusion of the Meeting until the conclusion of the next meeting at which the accounts and the reports of the directors and the auditors are laid before the Company).”
“THAT the Audit Committee be authorized to determine the remuneration of the Company’s UK statutory auditors.”

Noble Corporation plc | 2026 Proxy Statement	63

Resolution 11
Approval by Advisory Vote of the Company’s Executive Compensation
Our Board recognizes the interest the Company’s shareholders have in the compensation of the Company’s named executive officers. In recognition of that interest and in accordance with the requirements of SEC rules, including Section 14A of the Exchange Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, this resolution, commonly known as a “say-on-pay” proposal, provides the Company’s shareholders with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and philosophy beginning on page 33 of this proxy statement and the compensation tables beginning on page 44 of this proxy statement. This non-binding advisory vote is intended to give the Company’s shareholders an opportunity to provide an overall assessment of the compensation of the Company’s named executive officers rather than focus on any specific item of compensation.
For information on the purpose, goals and best practices of our compensation program, see “Compensation Discussion and Analysis” beginning on page 29 of this proxy statement.
As a non-binding advisory vote, the shareholders’ vote on this resolution is not binding on our Board or the Company, and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the Compensation Committee of our Board will review voting results on this resolution and give consideration to the outcome when making future executive compensation decisions for the Company’s named executive officers.
Approval of this resolution, on a non-binding advisory basis, requires the affirmative vote of at least a simple majority of the votes cast on this resolution at the Meeting in person or by proxy. The Company currently has a policy of holding annual advisory votes on our executive compensation, and thus, the next say-on-pay proposal following the Meeting is expected to be held at the Company’s 2027 annual general meeting of shareholders.

Recommendation
Our Board unanimously recommends that you vote FOR the following resolution:
Resolution
"THAT the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement pursuant to the executive compensation disclosure rules promulgated by the U.S. Securities and Exchange Commission, be approved."

64	2026 Proxy Statement | Noble Corporation plc

Resolution 12
Approval by Advisory Vote of the Directors’ Remuneration Report
Certain UK incorporated companies, such as Noble, are required to submit on an annual basis their directors’ remuneration report to a non-binding advisory vote similar to a U.S. “say on pay” advisory vote. This non-binding advisory vote is required even though the Company is also required, under SEC rules, to hold a U.S. “say on pay” vote. See Resolution 11 on page 64 of this proxy statement.
The directors’ remuneration report is set out in full as Appendix A of this proxy statement.
A non-binding annual advisory shareholder vote by ordinary resolution is required to approve the directors’ remuneration report (other than that part containing the directors’ remuneration policy). The directors’ remuneration policy was last approved by shareholders in 2023 and is subject to Resolution 13 on page 66.
As a non-binding advisory vote, the shareholders’ vote on this resolution is not binding on our Board or the Company, and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the Compensation Committee of our Board will review voting results on this resolution and give consideration to the outcome when making future remuneration decisions for the Company’s directors.
Approval of the resolution, on a non-binding advisory basis, requires the affirmative vote of holders of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Recommendation
Our Board unanimously recommends that you vote FOR the following resolution:
Resolution
”THAT the directors’ remuneration report (other than the part containing the directors’ remuneration policy) for the year ended December 31, 2025, which is set out in full as Appendix A of the Company’s proxy statement of which the notice of meeting forms part, be approved.”

Noble Corporation plc | 2026 Proxy Statement	65

Resolution 13
Approval of the Directors' Remuneration Policy
In accordance with the requirements of the UK Companies Act, companies incorporated in the UK whose shares are publicly listed on certain markets must submit their directors’ remuneration policy to a binding shareholders’ vote at least once every three years.
The Company’s directors’ remuneration policy, which is contained within the directors’ remuneration report set out in full as Appendix A, sets out the Company’s forward-looking policy on directors’ remuneration, and all directors’ remuneration must be paid in accordance with such policy.
If the directors’ remuneration policy is approved, it will be valid, without requiring additional shareholder approval, until December 31, 2029. Thus, it is intended that, unless required earlier, the Company’s shareholders will next be asked to approve the directors’ remuneration policy at the Company's 2029 annual general meeting.
If the directors’ remuneration policy is not approved by the affirmative vote of a majority of shareholders at the Meeting, the Company will, if and to the extent permitted by UK Companies Act, continue to make payments to directors in accordance with existing obligations and will seek shareholder approval for a revised policy as soon as practicable after the Meeting, but in no event later than December 31, 2026.
Approval of the resolution requires the affirmative vote of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Recommendation
Our Board unanimously recommends that you vote FOR the following resolution:
Resolution
”THAT the directors’ remuneration policy, which is contained within the directors’ remuneration report set out in full as Appendix A of the Company’s proxy statement of which the notice of meeting forms part, be approved.”

66	2026 Proxy Statement | Noble Corporation plc

Resolution 14
Authorization of the Board to Allot Shares
The purpose of this resolution is to give the Board authority to allot shares in the Company on and subject to such terms as the Board shall, in its discretion, consider appropriate. This authorization applies under English law only and is separate from and in addition to any shareholder approval requirements imposed by the SEC or the listing rules of the NYSE.
This resolution is required under the UK Companies Act for the Company to have the on-going flexibility to allot shares or to grant rights to subscribe for, or to convert any security into, shares and is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is an additional step not generally required when companies organized within the United States are issuing shares.
Under the UK Companies Act, directors are, with certain exceptions, unable to allot shares without being authorized either by the shareholders in a general meeting or by a company’s articles of association. In either case, any such authorization may last for a maximum period of 5 years.
Other than in connection with routine matters (such as the allotment of shares to directors of the Company pursuant to incentive plans), the Board has no present intention to exercise the authority sought under this resolution. However, the Board believes that it is important for the Company to retain the flexibility to allot shares if the Board determines it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials to approve specific allotments of shares.
The Company therefore proposes that the Board be provided with a new authorization to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of $318.95, which represents an amount that is approximately 20% of the Company’s existing issued share capital as of the Record Date.
If granted, this authorization will replace the existing authorization (save to the extent exercised) and will expire five (5) years from the date on which the resolution is passed. Going forward, the Company intends to seek renewal of this authorization prior to its expiry at an annual general meeting of the Company, as permitted by the UK Companies Act.
Approval of the resolution requires the affirmative vote of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Noble Corporation plc | 2026 Proxy Statement	67

 Resolution 14

Recommendation
Our Board unanimously recommends that you vote FOR the following resolution:
Resolution
“THAT the directors of the Company be and are hereby generally and unconditionally authorized for the purposes of section 551 of the UK Companies Act 2006, in substitution for any prior authority conferred upon the directors of the Company (but without prejudice to any previous exercise of such authority and to the continuing authority of the directors of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company pursuant to an offer or agreement made by the Company before the expiry of the authority pursuant to which such offer or agreement was made), to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for, or convert any security into, shares in the Company up to an aggregate nominal amount of $318.95, provided that (unless previously revoked, varied or renewed) this authority will expire on the date that is five (5) years from the date this resolution is passed, save that the Company may, before this authority expires, make offers or agreements which would or might require shares in the Company to be allotted, or rights to subscribe for, or to convert securities into, shares to be granted, after its expiry and the directors of the Company may allot shares or grant rights to subscribe for, or convert securities into, shares pursuant to any such offer or agreement as if this authority had not expired.”

68	2026 Proxy Statement | Noble Corporation plc

Resolution 15
Authorization of the Board to Allot Shares Without Rights of Pre-Emption
This special resolution, like Resolution 14, is required because the Company is incorporated in England and Wales. Under the UK Companies Act, when an allotment of shares is for cash, subject to certain exceptions, the Company must first offer those shares on the same terms to existing shareholders of the Company on a pro-rata basis (commonly referred to as statutory pre-emption rights) unless disapplied by authorization of the shareholders in the form of a special resolution approved in a general meeting or by the company’s articles of association. In either case, any such disapplication may last for a maximum period of 5 years.
The requirement to first offer shares to existing shareholders is an additional step not generally required when companies domiciled in the United States are issuing securities. The Board believes that it is important for the Company to retain the flexibility to issue shares for cash should the directors determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials to disapply pre-emption rights in connection with specific allotments of shares.
Other than in the circumstances outlined in Resolution 14 above, the Board has no present intention to exercise the authority sought under this special resolution, but the Board believes it is in the interests of shareholders for the Board to have this flexibility to allot shares for cash, should circumstances change.
In this proposal, the Company is requesting that when the Board allots shares pursuant to the authorization referenced in Resolution 14 above, it not be required to offer pre-emption rights to existing shareholders.
If granted, this authorization will replace the existing authorization and will expire upon the expiry of the general authority conferred by Resolution 14 above. Like Resolution 14 above, this authorization applies under English law only and is separate from and in addition to any shareholder approval requirements imposed by the SEC or the listing rules of the NYSE, including the requirement that companies seek shareholder approval in order to issue 20% or more of a company's outstanding common stock or voting power, other than in an public offering for cash.
Like Resolution 14 above, going forward, the Company intends to seek renewal of this authorization prior to its expiry at an annual general meeting of the Company, as permitted by the UK Companies Act.
For this special resolution to be passed a majority of 75% (or more) of the votes cast on the special resolution must be cast in favor of the special resolution. The approval of this special resolution by the Company’s shareholders will not substitute for any approvals that may be required for a specific transaction under any applicable NYSE rule. Our Board believes that authorizing them to allot shares without rights of pre-emption is advisable and in the best interests of the Company and our shareholders.

Noble Corporation plc | 2026 Proxy Statement	69

 Resolution 15

Recommendation
Our Board unanimously recommends that you vote FOR the following resolution:
Resolution
“THAT, subject to the passing of Resolution 14, the directors of the Company be and are hereby generally and unconditionally empowered pursuant to section 570 and section 573 of the UK Companies Act 2006 to allot equity securities (as defined in section 560 of the UK Companies Act 2006) of the Company for cash pursuant to the authority conferred by Resolution 14 and/or by way of a sale of treasury shares for cash as if section 561(1) of the UK Companies Act 2006 did not apply to any such allotment or sale, provided that (unless previously revoked, varied or renewed) this power will expire upon the expiry of the general authority conferred by Resolution 14, save that the directors of the Company may, before this power expires, make offers or agreements which would or might require equity securities to be allotted or equity securities held as treasury shares to be sold after its expiry, and the directors of the Company may allot equity securities and/or sell equity securities held as treasury shares pursuant to such offers or agreements as if this power had not expired.”

70	2026 Proxy Statement | Noble Corporation plc

Other Matters
Shareholder Proposals and Nominations for Our 2027 Annual General Meeting
Inclusion of Proposals in Our Proxy Statement and Proxy Card under the SEC’s Rules
The Board is not aware of any other matter to be submitted at the Meeting. If any other matter properly comes before the Meeting, the persons named in the enclosed form of proxy generally will have discretionary authority to vote the shares thereby represented in accordance with their judgment. Any proposal of a shareholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2027 Annual General Meeting of Shareholders (the “2027 Annual General Meeting”) pursuant to Rule 14a-8 of the SEC’s rules must be received by us no later than November 16, 2026, unless the date of our 2027 Annual General Meeting is more than 30 days before or after April 29, 2027, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to Corporate Secretary, Noble Corporation plc, 2101 CityWest Boulevard, Suite 600, Houston, Texas 77042.
Requirements for Shareholder Submission of Nominations and Proposals under our Articles of Association
A shareholder recommendation for nomination of a person for election to our Board or a proposal for consideration at our 2027 Annual General Meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in our Articles of Association. These requirements are separate from, and in addition to, the requirements discussed above to have the shareholder proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be received by us no later than December 30, 2026. In addition, shareholder proposals or nominations must include specified information concerning the shareholder and the proposal or nominee as provided in our Articles of Association.
In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a shareholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our Articles of Association for our 2027 Annual General Meeting, then such shareholder must provide proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to the Corporate Secretary at the address above by February 28, 2027 (or, if our 2027 Annual General Meeting is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s annual general meeting, then notice must be provided no later than the close of business on the later of the 60th day prior to the date of our 2027 Annual General Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our Articles of Association as described above.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, in whole or in part, the Compensation Committee Report and the Audit Committee Report included in this proxy statement shall not be incorporated by reference to any such filings.
We refer to our website throughout this proxy statement; however, no information on our website or any other website, or sustainability reporting documents, is incorporated by reference into or otherwise made a part of this proxy statement.

Noble Corporation plc | 2026 Proxy Statement	71

 Other Matters
Available Information
We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, including the consolidated financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to Corporate Secretary, Noble Corporation plc, 2101 CityWest Boulevard, Suite 600, Houston, Texas 77042. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request addressed to our Corporate Secretary and upon payment of our copying and mailing expenses.
Our corporate governance guidelines, Code of Business Ethics, charters for each of our Board committees, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and the financial statement schedules, are also available without charge to shareholders via the “Investors” section of our website at www.noblecorp.com.
Audit Matters
Under section 527 of the UK Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter of concern relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Meeting; or (ii) any circumstances connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports of the Company were laid in accordance with section 437 of the UK Companies Act. The Company may not require the shareholders requesting website publication to pay its expenses in complying with the request or publication. Where the Company is required to place a statement on a website under section 527 of the UK Companies Act, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business that may be dealt with at the Meeting includes any statement that the Company has been required to publish on a website under section 527 of the UK Companies Act.
Information Available on Website
A copy of this proxy statement can be found at www.noblecorp.com, along with a copy of the UK Annual Report, which can be downloaded in PDF format.
Communication
Any electronic address provided either in this proxy statement or any related documents may only be used for the limited purposes specified herein and not to communicate with the Company by electronic means or for any other more general purpose.

72	2026 Proxy Statement | Noble Corporation plc

Other Matters
Corporate Representatives
A member of the Company which is a corporation may authorize a person or persons to act as its representative(s) at the Meeting. In accordance with the provisions of the UK Companies Act, each such representative may exercise (on behalf of the corporation) the same powers as the corporation could exercise if it were an individual member of the Company, provided that they do not do so in relation to the same shares.
Nominated Persons
A copy of this proxy statement has been sent for information only to persons who have been nominated by a member to enjoy information rights under section 146 of the UK Companies Act (a “Nominated Person”). The rights to appoint a proxy cannot be exercised by a Nominated Person: they can only be exercised by the member. However, a Nominated Person may have a right under an agreement between such Nominated Person and the member by whom they were nominated to be appointed as a proxy for the meeting or to have someone else so appointed. If a Nominated Person does not have such a right or does not wish to exercise it, they may have a right under such an agreement to give instructions to the member as to the exercise of voting rights.
If you are a Nominated Person, you have been nominated to receive general shareholder communications directly from the Company, but it is important to remember that your main contact in terms of your investment remains as it was (i.e., the registered member of the Company, or perhaps the custodian or broker, who administers the investment on your behalf). Therefore, any changes or queries relating to your personal details and holding (including any administration thereof) must continue to be directed to your existing contact at your investment manager or custodian. The Company cannot guarantee dealing with matters that are directed to it in error. The only exception to this is where the Company, in exercising one of its powers under the UK Companies Act, writes to you directly for a response.

Noble Corporation plc | 2026 Proxy Statement	73

Table of Contents	Appendix
NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
Compensation Committee Chairman’s Annual Statement:
Dear Shareholders:
I am pleased to present our Group’s Remuneration Report for 2025. This Remuneration Report is divided into three sections:
(A)this statement;
(B)information regarding the Directors’ remuneration policy setting out our policy on Directors’ remuneration, which was approved by the Board of Directors of the Company and will be submitted to a vote of shareholders at our 2026 Annual General Meeting to be held on 29 April 2026 (the “2026 AGM”) and, if approved, will take effect from the conclusion of the AGM and continue in effect until 31 December 2029, unless amended and approved by shareholders prior to such date; and
(C)the annual report on remuneration, which sets out Director remuneration and details the link between Group performance and remuneration for the financial year ended 31 December 2025. The annual report on remuneration, together with this statement, is subject to an advisory vote at our 2026 AGM.
Executing on Our Strategy
Noble’s ambition is to be “First Choice Offshore” with our stakeholders, including our customers, employees, and shareholders. Our deepwater and ultra-harsh environment jackup rigs comprise one of the most modern, capable, and highly utilised fleets in the industry. However, the organisational strength of our global workforce and culture are equally critical to maintaining the rigorous HSE, innovation, and efficiency standards that drive our continued commercial success with customers. Noble’s financial strategy remains simple and succinct: the cyclical nature of this industry supports the preservation of a conservative balance sheet and the maximisation of shareholder value by generating free cash flow, of which Noble strives to return the significant majority to shareholders via dividends and share repurchases. During calendar year 2025, Noble executed on this financial strategy by repurchasing $20.0 million of shares and returning an additional $317.6 million of capital via dividends ($2.00 per share).
We have one of the youngest and highest specification fleets of global scale in the industry, with diversification across geographic regions and customers. The Company has a track record of industry-leading utilisation, coupled with a commitment to best-in-class safety performance and customer satisfaction. We strive to be the leader in industry innovation and a first-mover in sustainability.
2025 Remuneration Decisions
Considering our business strategy, the competitive market for talent, and a desire to keep pace with evolving standards for remuneration governance and best practices, the Compensation Committee of the Board of Directors (the “Compensation Committee”) took the following actions regarding executive director remuneration for fiscal year 2025:
•CEO target cash remuneration: For 2025, the Compensation Committee chose to increase the CEO’s salary by 5.3% with effect from 1 February 2025 and to keep his target bonus opportunity unchanged from 2024.
•CEO LTIP grants: In 2025, the Compensation Committee approved annual long-term incentive programme (“LTIP”) grants to our CEO consisting of performance-vested restricted unit awards (70%) and time-vested restricted unit awards (30%). For 2025, the Compensation Committee granted to our CEO LTIP awards with a targeted value in the middle range of our peer group.
Outlook for 2026
We believe our Executive Directors’ and Non-Executive Directors remuneration components and levels are appropriate for our industry to ensure the long-term success of the Group and provide a direct link to enhancing shareholder value. We will continue to monitor remuneration trends and developments in our industry and relevant sectors, the effectiveness of our programme with respect to our executives, and feedback from our shareholder outreach efforts, and will continue to consider, from time to time, whether to modify our programme as appropriate.
The members of the Compensation Committee are Alan J. Hirshberg, Patrice R. Douglas, and Charles M. Sledge.

Noble Corporation plc | 2026 Proxy Statement	A-1

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
Signed on behalf of the Board by:
Robert Eifler
12 March 2026

A-2	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
Noble Corporation Plc
Noble Corporation plc is a public limited company incorporated in England and Wales with its shares listed on the New York Stock Exchange (“NYSE”).
Directors’ Remuneration Policy
Our Directors’ Remuneration Policy (the “Remuneration Policy”) applies to our Executive Director, President and Chief Executive Officer (as well as any individual that may become an Executive Director while this policy is in effect), and our Non-Executive Directors.
Our Remuneration Policy for our Executive Director is primarily designed to:
•attract and retain individuals with the skills and experience necessary to successfully execute Noble’s strategic business plan;
•motivate individuals to achieve key strategic, operational, safety, and financial goals that will drive shareholder value while not subjecting the Group to excessive or unnecessary risk; and
•align our Executive Director’s interests with those of our shareholders.
Consistent with this philosophy, we seek to provide total compensation packages that are competitive with those of the companies against which we compete on an operational basis and for key talent. In establishing our Remuneration Policy, the Compensation Committee, in connection with its independent compensation consultants, has also reviewed and considered various benchmarks and market reference points. A substantial portion of total compensation for our Executive Director is subject to Group, individual, and/or share price performance and is at risk of forfeiture.
The Committee may make minor amendments to the Remuneration Policy set out below (for regulatory, exchange control, tax, administrative, or similar purposes or to take account of a change in legislation) without obtaining shareholder approval for that amendment).
Remuneration Policy Approval
As required under the Companies Act 2006, the Remuneration Policy set out in this report has been approved by the Board of Directors of the Company and will be submitted to a vote of shareholders at the 2026 AGM on 29 April 2026 and, if approved, will take effect from the conclusion of the 2026 AGM and continue in effect until 31 December 2029, unless amended and approved by shareholders prior to such date.

Noble Corporation plc | 2026 Proxy Statement	A-3

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT

Compensation Component	Purpose/Link to Noble’s Business Strategy	How Component Operates	Maximum Opportunity
Base Salary	• Attract and retain high performing individuals • Reflect an individual’s skills, experience, and performance • Align with market value of role
• Reviewed annually by the Compensation Committee. In establishing base salary levels and determining increases, the Compensation Committee considers a variety of factors including: (1) our compensation philosophy, (2) market and proxy compensation data, (3) competition for key Director-level talent, (4) the Director’s experience, leadership, and contributions to the Company’s success, (5) the Company’s overall annual budget for merit increases, and (6) the Director’s individual performance in the prior year.
• If any adjustments are made, annual salary increases generally take effect in the first quarter of each year but could occur throughout the year if circumstances merit such an adjustment. Base salary is not subject to any clawback measures.

• Annual increase will not ordinarily exceed 20% of prior year’s highest annualised base salary rate
• Annual increase will ordinarily take account of increases for other employees unless there is a change in role or responsibility, though increases may be higher in certain circumstances
• The Compensation Committee reserves a discretion to set base salary at a level it deems appropriate to reflect a material job promotion or a material increase in responsibility
• The ordinary course base salary increases set out in this policy may be exceeded in respect of any individual hired from outside of the Company's Group and/or promoted within the Company's Group, or to the extent local market conditions reasonably require additional salary to be payable

A-4	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT

Compensation Component	Purpose/Link to Noble’s Business Strategy	How Component Operates	Maximum Opportunity
Annual Bonus pursuant to Short-term Incentive Plan (“STIP”) or other Cash Awards
• Attract and retain high performing individuals
• Drive achievement of annual financial, safety, operational, sustainability, and strategic goals
• Align interests and wealth creation with those of shareholders
• Align with market value of role

• Funding mechanism for the STIP linked directly to strategic, financial and/or operational performance (e.g., EBITDA, safety, etc.) determined annually.
• Individual payouts will be based on a fixed pro rata share (based on an annually fixed bonus opportunity percentage) or other share of the aggregate funding pool and may also be subject to individual increase or decrease through the application of discretionary factors or financial, operational, and/or other company team or individual metrics (in each case having a weighting of up to 100%) key to the success of Noble.
• Performance metrics and actual results used to determine STIP payouts will be disclosed in the Implementation Report of the Directors’ Remuneration Report in the year in which corresponding STIP payouts are made unless the metrics are considered commercially sensitive. All metrics will be measured on a no longer than one year basis.
• Performance below a threshold level for strategic, operational, or financial goals will result in a $0 payout for these goals unless the Committee determines in its judgement to apply discretionary factors.
• Payouts between threshold (which shall be set by the Compensation Committee from year to year within a range of 20%-60% of target) and a maximum level (which shall be set by the Committee from year to year within a range of 150%-250% of target) will be interpolated.
• The Compensation Committee reserves the right in its discretion to adjust earned awards up or down, including to reduce any awards to nil (as the case may be).
• Payments are intended to be made in cash, but can be settled in Company shares or a combination of cash and shares at the Compensation Committee’s discretion.
• The Compensation Committee will assess the performance of our CEO and in the case of Executive Directors other than the CEO, if any, it will consider input from the CEO.
• The treatment of STIP or other cash awards may differ from this policy if a change in control were to occur. This treatment is summarised in the Directors’ Remuneration Report.
• STIP and other cash awards are subject to recoupment under the provisions of Section 304 of the Sarbanes-Oxley Act and any other policy assumed by the Company and would also be subject to any applicable legislation adopted during the time in which this policy is in effect. See “Clawback Provisions” below.
• Cash awards outside the STIP will only be made in connection with recruitment, retention, promotion, special achievement, recognition, or inducement awards.
• In the event the CEO or any other executive director has an employment agreement in existence as of the adoption of this policy, then the terms of such employment agreement shall apply with respect to the application of any STIP payment or term including with respect to modification of the requirement to be continuously employed through the STIP payment date.

• STIP awards may not ordinarily exceed 300% of the individual's highest annualised base salary in effect for the fiscal year to which the performance targets relate
• In exceptional circumstances, where a STIP award is used to facilitate the recruitment of an individual, excluding via the buy-out of awards which shall have no limit, or the retention, promotion or inducement of an individual, the limit set out in this policy above may be exceeded by up to 200%. The Compensation Committee will consider such market-based, individual-specific and such other factors it considers relevant in these circumstances.
• In select cases (promotion, recruitment, retention, special achievement recognition), to secure the services of certain individuals, other cash awards outside of the STIP may be granted at the Compensation Committee’s discretion. These awards may not ordinarily exceed 300% of the individual’s base salary at the time of payment.

Noble Corporation plc | 2026 Proxy Statement	A-5

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT

Compensation Component	Purpose/Link to Noble’s Business Strategy	How Component Operates	Maximum Opportunity
Long-term Incentives (“LTI”)
• Equity awards awarded under the Noble Corporation plc 2022 Long-Term Incentive Plan, as may be amended or restated from time to time, or any such other applicable long-term incentive plan adopted from time to time (an “LTI Plan”)
• Drive achievement of long-term strategic, operational, safety, sustainability, and financial goals
• Align interests and wealth creation with those of shareholders
• Attract and retain high performing individuals
• Align with market value of role

• Ordinarily, annual equity grants will include at least 50% performance-based awards. At present, these are delivered in the form of performance vested restricted stock units (“PVRSUs”), but in the future, they could include other types of incentive awards (such as, but not limited to, options or restricted stock units).
• For performance-based awards, including PVRSUs, the Compensation Committee will use a combination of relevant metrics (the nature of which will be determined annually). The metrics used to determine performance (in each case having a weighting of up to 100%) may include (but will not be limited to) contract drilling margin, TSR (absolute or relative), and/or such other comparable financial or performance metrics as they see fit and the LTI Plan allows.
• Payout schedule for performance metrics using a matrix scale of calculation will be established by the Compensation Committee and will range from 0% performance up to 250% of target for superior performance.
• Payout schedule for performance metrics not using a matrix scale of calculation will be established by the Compensation Committee and will range from 0% for below-threshold performance (which shall be set by the Committee from year to year within a range of 20 - 60% of target) up to 250% of target for superior performance.
• Percentile ranks, performance levels, and corresponding payout levels will be set by the Compensation Committee in its discretion.
• Performance targets for financial metrics and actual results used to determine payouts (if applicable) for performance-contingent awards will be disclosed in the Implementation Report of the Directors’ Remuneration Report in the year in which corresponding payouts are made, unless the metrics remain sensitive at that time.
• The performance targets for performance-based awards will ordinarily be measured over three financial years (or such longer or shorter performance period(s) as the Committee sees fit and the LTI Plan allows). Performance target metrics may, at the Committee's discretion, be capable of being satisfied before the end of the performance period(s).
• Time-vested awards, including restricted shares or restricted stock units (“TVRSUs”) will be used by the Compensation Committee to (1) promote retention or induce employment, (2) reward individual and team achievement, and (3) align individuals with the interests of shareholders.
• Vesting periods for all LTI awards will ordinarily be over at least three years (rateable or cliff) including, for the avoidance of doubt, annual vesting over a three-year period, from the grant date (or such longer or shorter vesting period(s) as the Compensation Committee sees fit and the LTI Plan allows).
• Earned/vested amounts are intended to be delivered in Company shares, but can be settled in cash or a combination of cash and shares at the Compensation Committee’s discretion, subject to the terms of the LTI Plan.
• If the Compensation Committee so determines, dividend equivalent rights will accrue during the vesting period of LTI awards and become payable in cash and/or additional Company shares when the vested LTI awards are settled, as the Committee sees fit and the LTI Plan allows.
• Any outstanding LTI awards made prior to the approval of this policy by shareholders will continue to vest and be subject to the same performance conditions (if applicable) and other terms/conditions prevailing at the time of grant of such awards.
• LTI awards are subject to recoupment under the provisions of Section 304 of the Sarbanes-Oxley Act and any other policy adopted by the Company and would also be subject to any applicable legislation adopted during the time in which this policy is in effect (see “Clawback Provisions” below).
• This policy reserves the ability to use all aspects of the LTI Plan for awards made outside the annual equity grant program referenced above.

• The target value of annual equity awards (calculated on the grant date based on commonly used valuation methods) may not ordinarily exceed 1,250% of the individual's highest annualised base salary for the fiscal year to which the award relates
• In addition, in exceptional circumstances, such as but not limited to where the awards are used to facilitate the recruitment, retention, inducement, and special achievement of certain individuals, the target value of an equity award (calculated on the grant date based on commonly used valuation methods) may not ordinarily exceed 1,000% of the individual’s highest annualised base salary for the fiscal year to which the award relates. The Compensation Committee will consider market-based, individual-specific, and such other factors it considers relevant in these circumstances.
• In the recruitment context, for the buy-out of previously granted incentive awards, the limit set out in this policy may be exceeded
• For performance-contingent awards, such as PVRSUs, maximum payout will not ordinarily exceed 250% of target number of units/shares (or cash amount, if applicable) at end of performance period, plus any earned dividends or cash equivalents (if applicable on vested awards). Payouts for performance contingent awards may, at the Compensation Committee's discretion, be above or below the final calculation of relevant performance metrics relating to an LTIP award.
• For all other LTI awards, maximum payout will be the original number of units/shares/options (or similar) granted at the end of vesting period plus any earned dividends or cash equivalents (if applicable, on vested awards)

A-6	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT

Compensation Component	Purpose/Link to Noble’s Business Strategy	How Component Operates	Maximum Opportunity
Benefits	• Attract and retain high performing individuals • Align with market value of role • Align with market practice in country of residence
• Executive Directors are provided with healthcare, life and disability insurance, and other employee benefits or programs (including, but not limited to, company cars, phones, computer equipment, travel, and home working expenses, allowances in lieu of car, or pension benefits). The majority of these employee benefits are provided on a non-discriminatory basis to all employees.
• These and additional programmes are established to align with market practice/levels and, as such, may be adjusted in the discretion of the Compensation Committee from time to time.
• Taxable benefits may not ordinarily exceed (in aggregate) 10% of annual base salary. The Compensation Committee reserves the discretion to exceed this limit as business requires.
Pension	• Attract and retain high performing individuals • Align with market value of role
Salaried Employees’ Retirement Plan
• Defined benefits provided in accordance with the terms of the previously adopted Salaried Employees’ Retirement Plan.
• Benefits are accrued in the form of an annuity, providing for payments to an individual during retirement and in select cases to a designated beneficiary.
• Payments may be made in a single lump-sum, a single life annuity, and several forms of joint and survivor elections.
• Benefits are determined in accordance with the plan’s terms and consider an individual’s average compensation and years of service at Noble.
• Only available to employees hired originally on or before 31 July 2004.
• No future benefit accruals under the plan.
Retirement Restoration Plan
• Unfunded, nonqualified plan that provides the benefits under the Salaried Employees’ Retirement Plan’s benefit formula that cannot be provided by the Salaried Employees’ Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Salaried Employees’ Retirement Plan under the Code.
• Only available to employees hired originally on or before 31 July 2004.
• No future benefit accruals under the plan.

• The maximum benefit under the pension plans is determined pursuant to the terms of the pension plans in effect as of the effective date of this policy (subject to adjustment as provided in the applicable plan)

Noble Corporation plc | 2026 Proxy Statement	A-7

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT

Compensation Component	Purpose/Link to Noble’s Business Strategy	How Component Operates	Maximum Opportunity
Other Retirement Programmes	• Attract and retain high performing individuals • Align with market value of role
401(k) Savings Plan or overseas equivalent (as applicable)
• Qualified plan that enables qualified employees, including Executive Directors, defined contribution to save for retirement through a tax-advantaged combination of employee and Company contributions
• Matched at the rate of $1.00 or $1.00, up to 6% of Basic Compensation. Fully vested after one year of service or upon retirement, death, or disability.
Profit Sharing Plan
• Qualified defined contribution plan available for US employees
• Any contribution at Board of Directors’ discretion. Fully vested after one year of service or upon retirement, death, or disability.
Other
• The Company may adopt and/or offer participation to employees in other retirement, pension, or similar programs pursuant to which employee and employer pension contributions or similar retirement benefits are made or paid.

• 401(k) plan: Maximum amounts governed by the applicable laws and regulations of the United States of America
• Profit sharing plan: Not to exceed 10% of covered compensation
• Maximum amounts under other plans adopted by the Company from time to time will be governed by the applicable laws and regulations of the jurisdictions concerned

Relocation/Expatriate Assistance (if applicable)
• Ensure Noble is able to attract high calibre talent regardless of business location
• Provide career and/or personal development options and potentially help retain the services of individuals already employed by the Company
• Align with market value of role
• Align with market practice in country of residence

• Executive expatriate benefits will be paid if determined to be required for competitive purposes and will be set to be broadly consistent with market practice. These benefits may consist of:
− Housing allowance
− Foreign service premium
− Goods and services differential allowance
− Car allowance
− Reimbursement or payment of school fees for eligible dependents to age 19
− Annual home leave allowance
− Tax equalisation payments (calculated on a grossed-up basis)
− Tax preparation services
• Relocation assistance for expatriates is provided comparable to general market practice. Assistance includes (provided to non-Director level employees also):
− Standard outbound services, such as “house hunting” trips and shipment of personal effects
− Temporary housing
− Temporary relocation assistance
• Future expatriate benefits and relocation assistance could include other components not included in the above.

• There are a number of variables affecting the amount that may be payable, but the Compensation Committee would pay no more than it judged reasonably necessary in light of all applicable circumstances
• Maximum expatriate/relocation assistance not to exceed types of benefits described and/or used by comparable companies. The maximum tax equalisation payment (on a grossed-up basis) shall be calculated by reference to the maximum amount permitted under this policy for each component of compensation (except upon a change in control, in which case amounts would be calculated in accordance with the terms of the applicable agreement).

A-8	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
Historic Arrangements
The Compensation Committee reserves the right to make remuneration payments and payments for loss of office (including exercising any discretions available to it in connection with such payments) that are not in line with the Remuneration Policy where the terms of the payment were agreed (i) before the Company’s first shareholder-approved directors’ remuneration policy came into effect; (ii) before this Remuneration Policy came into effect if the terms were in line with the Company’s shareholder-approved directors' remuneration policy in force at the time those terms were agreed to; or (iii) at a time when the relevant individual was not a director of the Company and, in the opinion of the Compensation Committee, the payment was not in consideration for the individual becoming a director of the Company. For these purposes, “payments” includes the Compensation Committee determining and paying short-term and long-term incentive awards of variable remuneration.
Remuneration Arrangements for Other Employees
Differences in the pay practices for Executive Directors and other employees in the Group generally reflect differences in market practice, taking into account the scope of the role, level of experience, responsibility, and individual performance. Non-Director level employees are eligible to participate in the Group's annual and long-term incentive programmes, where applicable. Participation, award opportunities, and specific performance conditions vary by level within the Company, with corporate and business division metrics incorporated as appropriate.
Illustration of Application of Remuneration Policy
The estimated remuneration amounts received by the Executive Directors, which currently only includes our President and Chief Executive Officer, for 2026 are shown in the following graph.
Illustrative Compensation of President & CEO

$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$4,032
$8,182
$12,332
$20,632
$20,632
74%
1%
25%
43%
8%
37%
0%
12%
57%
11%
24%
8%
68%
13%
15%
5%
68%
13%
15%
5%
Below threshold
Threshold
Target
Maximum
Maximum including 50% share price growth
Salary
Benefits
TVRSUs
STIP Bonus
PVRSUs
50% share price growth

Notes to Graph
Definitions and assumptions used in compiling the chart illustrations are:
•Amounts in the left-hand graph are shown in thousands.
•Salary: Reflects 2026 base salary. There is no change in this amount between the performance level scenarios.
•Benefits: Sum of Company-paid benefits expected for 2026 include medical and dental, savings plan contributions, and business travel and accident insurance.
•Bonus: Reflects potential payments under the Short-term Incentive Plan (“STIP”) based on 2026 Noble scorecard.
•Long-term Incentive (“LTI”) Awards: Time vested restricted stock units (“TVRSUs”) are shown at grant date value; performance vested restricted stock units (“PVRSUs”) reflect grant date value at “threshold”, “target”, or “maximum”, as applicable. These values do not represent actual amounts that an Executive Director will

Noble Corporation plc | 2026 Proxy Statement	A-9

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
receive as the (i) TVRSUs vest ratably over a three-year period and (ii) PVRSUs vest, only to the extent earned, at the end of a three-year performance period.
•Threshold Performance pay out: Includes sum of salary, benefits, pension, and TVRSUs plus:
◦annual bonus paid at threshold amount (being 50% for the 2026 STIP), and
◦PVRSUs, at threshold payout.
•Target Performance pay out: Includes sum of salary, benefits, pension, and TVRSUs plus:
◦annual bonus paid at target amount (being 100% for the 2026 STIP), and
◦PVRSUs, at target payout.
•Maximum Performance pay out: Includes sum of salary, benefits, pension, and TVRSUs plus:
◦annual bonus paid at maximum amount (being 200% for the 2026 STIP), and
◦PVRSUs, at maximum payout. Share price growth beyond the goal set to achieve maximum payout will not have any further impact on the PVRSU payout.
Recruitment of Executive Directors
The remuneration package for a new Executive Director will be set in accordance with the terms of the Remuneration Policy in force at the time of appointment or hiring. In order to successfully facilitate recruitment of high calibre talent from outside of Noble, the limits in this policy, if any, with respect to annual base salary, STIP or other cash awards, LTI, or other equity awards do not apply except as set forth above. In addition, to facilitate the recruitment of an individual to an Executive Director position, the Compensation Committee can use cash and/or LTI or equity awards to buy-out previously granted incentive awards, and no limits will apply under this policy.
In the case of an internal appointment/promotion of an individual to an Executive Director position, the Compensation Committee reserves discretion to set base salary at a level it deems appropriate to reflect the material increase in scope and responsibility, set out above. In addition, STIP, cash awards, or LTI or equity awards may be granted as inducement awards at the Compensation Committee’s discretion. These STIP, cash awards, or LTI or equity grants used as inducement awards may exceed the limit set forth in this policy.
For external hires and internal appointments, the Compensation Committee may agree that the Group will meet certain relocation expenses, as appropriate and within the limits set by the Compensation Committee. The Committee believes it needs to retain the flexibility set forth in this policy to ensure that it can successfully secure the services of individuals with the background, experience, and skill sets needed to lead a company of the size and scope of Noble. In all cases, the Compensation Committee will consider market-based and individual-specific factors when making its decisions.
Loss of Office Payments
The Group’s general policy is that Executive Directors should be employed on an “at will” basis. The Compensation Committee may vary these terms if the particular circumstances surrounding the appointment of a new Executive Director require it (in accordance with the policy on the appointment of new Executive Directors above), including for compliance with local laws. In particular, the Compensation Committee may determine that these terms may vary substantially where it is necessary or desirable to recruit in a market in which “at will” employment terms are not competitive.
In particular, Robert W. Eifler's loss-of-office remuneration arrangements as set out below in the Executive Director Severance Arrangement section, shall be permitted. Vesting of awards under the LTI Plan may accelerate on loss of office in accordance with the Executive Directors' LTI award agreements.
In addition, the Compensation Committee may approve other loss-of-office compensation arrangements including, without limitation, in consideration for a release of claims, settlement of employment-related disputes or potential disputes, settlement of shareholder or option holder disputes or potential disputes, payment of, or settlement in lieu of, damages, payments for enhanced post-termination restrictive covenants, confidentiality obligations or other undertakings, or for cooperation, handover, or transitional assistance. The Compensation Committee will aim to ensure that such remuneration is appropriate, fair, and reasonable in the context of the jurisdiction in which it is paid.

A-10	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
Clawback Policy
The Group has implemented a Clawback Policy satisfying the NYSE listing standards. In addition, Section 304 of the Sarbanes-Oxley Act of 2002 generally requires US-listed public company chief executive officers and chief financial officers to disgorge bonuses, other incentive- or equity-based compensation, and earnings on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. The compensation of Directors of the Group would also be subject to any clawback provision or policy adopted under any applicable legislation. A copy of the Company’s Clawback Policy is available in our filings with the US Securities and Exchange Commission which can be accessed through our website, www.noblecorp.com.
Consideration of Employment Conditions and Consultation with Employees
The Group did not contact its employee population with regard to this specific Policy; however, the Group contacts the broader employee population with regard to the Group’s executive remuneration programme generally. The Compensation Committee considers a variety of factors when determining the Remuneration Policy, which may include (but not be limited to) (i) the average and range of base salary increases provided to non-Director employees, (ii) remuneration arrangements covering variable pay and benefits for all employees, (iii) recent trends in talent attraction and retention affecting the Group and the broader energy sector, and (iv) employment conditions for the broader employee population. In addition to these considerations, the Compensation Committee believes that the Remuneration Policy for Executive Directors is necessary to reflect the increased qualifications and level of responsibility of the position relative to the typical employee. The primary area of policy differentiation is the increased emphasis on performance-based remuneration for Executive Directors relative to the broader employee population.
Consideration of Shareholder Views
The Group has historically consulted with shareholders regarding executive remuneration. The Compensation Committee considered such feedback in designing the Company's remuneration programme. The Policy reflects this historic shareholder input.
Noble are committed to continued engagement between shareholders and the Group to fully understand and consider shareholders’ input and concerns.
Compensation Policy for Non-Executive Directors
As of the effective date of the Remuneration Policy, all of our Directors, with the exception of our President and Chief Executive Officer, are Non-Executive Directors. The Group believes that the following programme and levels of remuneration are necessary to secure and retain the services of individuals possessing the skills, knowledge, and experience to successfully support and oversee the Group as a member of our Board of Directors. Our Non-Executive Directors will only receive remuneration for those services outlined in the Remuneration Policy. There are no contracts or agreements that provide guaranteed amounts payable for service as a Non-Executive Director of Noble, and there are no similar arrangements that provide for any guaranteed remuneration (other than for any accrued amounts, if applicable, for services rendered as a Non-Executive Director) upon a Non-Executive Director’s termination of service from our Board of Directors.

Noble Corporation plc | 2026 Proxy Statement	A-11

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT

Compensation Component	Purpose/Link to Noble’s Business Strategy	How Component Operates	Maximum Opportunity
Annual Retainer	• Attract and retain Non-Executive Directors with a diverse set of skills, background, and experience • Align with market value of role
• Align with market value of role
• Reviewed annually by the Compensation Committee and the Board, in consultation with the Compensation Committee’s independent compensation advisors
• Market data from the peers is taken into consideration as part of this review
• Paid in cash

• Not to ordinarily exceed $300,000 per year
• Not to ordinarily exceed an additional $500,000 per year for a Non- Executive Chairperson
• The Compensation Committee has discretion to exceed these limits if appropriate.

Board and Compensation Committee Meeting Fees	• Attract and retain Non-Executive Directors with a specialised set of skills, background, and experience • Recognise time devoted to serving Company • Align with market value of role	• Reviewed annually by the Board • Market data from the peers is taken into consideration as part of this review • Paid in cash
• Not to exceed $5,000 per meeting if no long-distance travel is required, or $9,000 per meeting if long distance travel is required. “Long distance travel” for these purposes means a transatlantic flight or other journey of a similar length.

Lead Independent Director and Compensation Committee Chairperson Fees
• Attract and retain Non-Executive Directors with a specialised set of skills, background, and experience
• Recognise additional time and responsibility associated with role
• Align with market value of role
		• Reviewed annually by the Board • Market data from the peers is taken into consideration as part of this review • Paid in cash	• Lead Independent Director: if appointed, not to ordinarily exceed $50,000 per year • The Compensation Committee has discretion to exceed these limits if appropriate
Annual Equity Award	• Attract and retain Non-Executive Directors with a diverse set of skills, background, and experience • Align with market value of role	• Reviewed annually by the Board • Market data from the peers is taken into consideration as part of this review. Paid in shares or cash (or a combination thereof).
• Not to ordinarily exceed $600,000 per year at time of grant (based on commonly used valuation methods)
• Amount subject to increase if the above-described cash compensation is reduced or eliminated; cash compensation subject to increase in the event equity- based compensation is reduced or eliminated

Benefits	• Facilitate Non-Executive Directors’ attendance at meetings • Align with market value of role	• Includes travel and other relevant out-of-pocket expenses incurred in conjunction with meeting attendance or meeting locations for other company business	• Limited to out-of-pocket expenses incurred. These amounts will vary based on meeting/business location and duration of stay.
Tax Equalisation	• Facilitate Non-Executive Directors’ attendance at meetings • Align with market value of role
• Eligible for tax equalisation payment (calculated on a grossed-up basis) if individual income taxes (or equivalent) on the above compensation and benefits are higher than income taxes owed on such compensation and benefits in country of residence (for example, but not limited to individuals who are liable to pay tax in Denmark and Norway). Payments may be made to cover international currency exchange costs.
• Not to ordinarily exceed $250,000 per year ($350,000 for the Non- Executive Chairperson) (calculated on a grossed-up basis)

A-12	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
Annual Report on Remuneration
Shareholder Votes on the Remuneration Policy and the Directors Remuneration Report
The 2024 Directors’ Remuneration Report was approved by shareholders at the 2025 Annual General Meeting held on 8 May 2025. The 2024 Directors’ Remuneration Report received a 97.47% approval, with 0.16% of shareholders abstaining. The existing Remuneration Policy was approved by shareholders at the 2023 Annual General Meeting held on 2 May 2023. The Remuneration Policy received a 98.96% approval, with 0.42% of shareholders abstaining. The Remuneration Policy set out in this report has been approved by the Board of Directors of the Company and will be submitted to a vote of shareholders at the 2026 AGM and, if approved, will take effect from the conclusion of the 2026 AGM and continue in effect until 31 December 2029, unless amended and approved by shareholders prior to such date.
The following is provided on an audited basis.
2025 Remuneration of Executive Director
The following table presents the remuneration of our Executive Director for the full year ended 31 December 2025:

	Salary and fees	All taxable benefits	Money or other assets received/receivable for the relevant financial year (1)	Money or other assets received/receivable for more than one financial year (2)	Pension related benefits (3)	Total	Total fixed remuneration	Total variable remuneration
	2025	2025	2025	2025	2025	2025	2025	2025
	$	$	$	$	$	$	$	$
Robert W. Eifler	995,833	35,182	1,488,651	8,761,394	21,000	11,302,060	1,052,015	10,250,045
(1)STIP payment attributable to 2025 performance. No amount of the award is attributable to share price appreciation and no amount was deferred.
(2)The amounts disclosed in this column represent the value of restricted shares that vested during the year ended 31 December 2025 as well as the payment of dividends accrued during the vesting period and paid at the time of vesting. The value of restricted shares vesting is based on the average of the high and low share price on the applicable vesting date as detailed below:

Vesting Date	Shares Vesting	Share Price on Vesting	Total Value of Shares Vesting	Accrued Dividends Paid	Total
	#	$	$	$	$
26 January 2025	16,980	33.45	567,981	30,564	598,545
30 January 2025	185,513	32.40	6,010,621	463,783	6,474,404
3 February 2025	49,704	31.47	1,564,185	124,260	1,688,445
					8,761,394
(3)The amount disclosed in this column represent Company matching contributions to the Noble Services Company LLC 401(k) and Profit Sharing Plan, a tax qualified defined contribution plan.

Noble Corporation plc | 2026 Proxy Statement	A-13

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
2024 Remuneration of Executive Director
The following table presents the remuneration of our Executive Director for the full year ended 31 December 2024:

	Salary and fees	All taxable benefits (1)	Money or other assets received/receivable for the relevant financial year (2)	Money or other assets received/receivable for more than one financial year (3)	Pension related benefits (4)	Total (5)	Total fixed remuneration (5)	Total variable remuneration (5)
	2024	2024	2024	2024	2024	2024	2024	2024
	$	$	$	$	$	$	$	$
		(Restated)		(Restated)	(Restated)	(Restated)	(Restated)	(Restated)
Robert W. Eifler	941,667	689,564	1,346,150	64,943,864	20,700	67,941,945	1,651,931	66,290,014
(1)The amount shown for 2024 has been reduced to reflect the reclassification of amounts contributed to the Noble Services Company LLC 401(k) Plan, a tax qualified defined contribution plan in 2024 ($20,7000) to the “All taxable benefits” column and to report accrued dividends paid in 2024 in the “Money or other assets received/receivable for more than one financial year” column ($1,041,013).
(2)STIP payment attributable to 2024 performance. No amount of the award is attributable to share price appreciation and no amount was deferred.
(3)The amount shown for 2024 has been revised to reflect a correction to the value in the “Money or other assets received/receivable for more than one financial year” column reported in the previous year’s disclosure. The 2024 amount has been updated to report the value of restricted shares that vested during the year ended 31 December 2024 as well as the payment of dividends accrued during the vesting period and paid at the time of vesting. The previously disclosed value reflected the grant date fair value of the 2024 award and dividends that accrued during the vesting period. The 2024 value of restricted shares that vested is based on the average of the high and low share price on the applicable vesting date as detailed below:

Vesting Date	Shares Vesting	Share Price on Vesting	Total Value of Shares Vesting	Accrued Dividends Paid	Total
	#	$	$	$	$
5 February 2024	1,437,458	42.96	61,753,196	1,006,221	62,759,417
7 February 2024	49,703	43.25	2,149,655	34,792	2,184,447
			63,902,851	1,041,013	64,943,864
(4)The amount shown for 2024 was revised to reflect Company matching contributions to the Noble Services Company LLC 401(k) Plan, a tax qualified defined contribution plan in 2024. This amount was previously reported in the “All taxable benefits” column.
(5)The totals shown for 2024 have been updated to reflect the restated amounts for taxable benefits, value of money or other assets received/receivable for more than one financial year, and pension related benefits reported in the previous year’s disclosure. Total remuneration in 2024, based on the restated values described above, increased by $54,969,749 compared to the amount previously disclosed.
For further reference, the values included in the 2024 disclosure for our Executive Director’s 2023 compensation have also been recalculated to reflect the following: (i) reduction in the “All taxable benefits” column for Company matching contributions to the Noble Services Company LLC 401(k) Plan with a corresponding increase in the same value in the “Pension related benefits” column; and (ii) a change in the amount disclosed in the “Money or other assets received/receivable for more than one financial year” column to reflect the value of shares vesting in 2023 rather than the grant date value. The restated 2023 Remuneration of our Executive Director is as follows:

A-14	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT

Salary and fees	All taxable benefits	Money or other assets received/receivable for the relevant financial year	Money or other assets received/receivable for more than one financial year	Pension related benefits	Total	Total fixed remuneration	Total variable remuneration
$	$	$	$	$	$	$	$
883,333	368,120	1,653,750	7,700,739	17,000	10,622,942	1,268,453	9,354,489
2025 Remuneration of Non-Executive Directors
The amounts shown in the table below are for the full year ended 31 December 2025:

Non-Executive Director	Salary and Fees	All taxable benefits (2)	Money or other assets received/receivable for the relevant financial year	Money or other assets received/receivable for more than one financial year (3)	Pension related benefits	Total	Total fixed remuneration	Total variable remuneration
	$	$	$	$	$	$	$	$
Patrice R. Douglas (1)	120,000	—	—	64,342	—	184,342	120,000	64,342
Claus V. Hemmingsen (1)	148,484	4,280	—	159,612	—	312,376	152,764	159,612
Alan J. Hirshberg (1)	130,000	4,120	—	159,612	—	293,732	134,120	159,612
Kristin H. Holth (1)	132,000	3,756	—	159,612	—	295,368	135,756	159,612
H. Keith Jennings (1)	133,984	—	—	159,612	—	293,596	133,984	159,612
Alastair J. Maxwell (1)	50,984	3,574	—	306,159	—	360,717	54,558	306,159
Ann D. Pickard (1)	46,071	4,354	—	306,159	—	356,584	50,425	306,159
Charles M. Sledge (1)	191,484	—	—	211,465	—	402,949	191,484	211,465
Total	953,007	20,084	—	1,526,573	—	2,499,664	973,091	1,526,573
(1)The amounts shown in the above table are for the full year ended 31 December 2025 and includes payments to the directors as a result of their directorship of Noble Corporation plc. Mr. Maxwell and Ms. Pickard ceased to serve as Directors as of 8 May 2025.
(2)The amounts disclosed in the column represent the fees paid by the Company to provide tax services to the Non-Executive Directors to assist with complex international tax filing requirements related to attending Board meetings in various international locations.
(3)The amounts disclosed in this column represent the value of restricted shares that vested during the year ended 31 December 2025 as well as the payment of dividends accrued during the vesting period and paid at the time of vesting. The value of restricted shares vesting is based on the average of the high and low share price on the applicable vesting date as detailed below:

Noble Corporation plc | 2026 Proxy Statement	A-15

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT

Non-Executive Director	Vesting Date	Shares Vesting	Share Price on Vesting	Total Value of Shares Vesting	Accrued Dividends Paid	Total
		#	$	$	$	$
Patrice R. Douglas	4 September 2025	2,127	28.25	60,088	4,254	64,342
Claus V. Hemmingsen	26 January 2025	4,528	33.45	151,462	8,150	159,612
Alan J. Hirshberg	26 January 2025	4,528	33.45	151,462	8,150	159,612
Kristin H. Holth	26 January 2025	4,528	33.45	151,462	8,150	159,612
H. Keith Jennings	26 January 2025	4,528	33.45	151,462	8,150	159,612
Alastair J. Maxwell	26 January 2025	4,528	33.45	151,462	8,150	159,612
Alastair J. Maxwell	8 May 2025	6,123	23.43	143,462	3,062	146,524
Ann D. Pickard	26 January 2025	4,528	33.45	151,462	8,150	159,612
Ann D. Pickard	8 May 2025	6,123	23.43	143,462	3,062	146,524
Charles M. Sledge	26 January 2025	5,999	33.45	200,667	10,798	211,465
The amounts shown in the table below are for the full year ended 31 December 2024:

Non-Executive Director	Salary and Fees	All taxable benefits	Money or other assets received/receivable for the relevant financial year	Money or other assets received/receivable for more than one financial year (2)	Pension related benefits	Total	Total fixed remuneration	Total variable remuneration
	$	$	$	$	$	$	$	$
				(Restated)		(Restated)	(Restated)	(Restated)
Patrice R. Douglas (1)	36,196	—	—	—	—	36,196	36,196	—
Claus V. Hemmingsen (1)	178,000	—	—	218,432	—	396,432	178,000	218,432
Alan J. Hirshberg (1)	170,000	—	—	218,432	—	388,432	170,000	218,432
Kristin H. Holth (1)	168,000	—	—	218,432	—	386,432	168,000	218,432
H. Keith Jennings (1)	170,000	—	—	31,379	—	201,379	170,000	31,379
Alastair J. Maxwell (1)	162,000	—	—	218,432	—	380,432	162,000	218,432
Ann D. Pickard (1)	168,940	—	—	218,432	—	387,372	168,940	218,432
Charles M. Sledge (1)	265,000	—	—	289,411	—	554,411	265,000	289,411
Total	1,318,136	—	—	1,412,950	—	2,731,086	1,318,136	1,412,950
(1)The amounts shown in the above table are for the full year ended 31 December 2024 and includes payments to the directors as a result of their directorship of Noble Corporation plc. Ms. Douglas’ amounts are prorated as she began service as a Non-Executive Director on 4 September 2024.
(2)The amounts shown for 2024 have been revised to reflect a correction to the value in the “Money or other assets received/receivable for more than one financial year” column reported in the previous year’s disclosure. The 2024 amount has been updated to report the value of restricted shares that vested during the year ended 31 December 2024 as well as the payment of dividends accrued during the vesting period and paid at the time of vesting. The previously disclosed values reflected the grant date fair value of the 2024 awards and the value of dividends accrued during the vesting period. The 2024 value of restricted shares that vested is based on the average of the high and low share price on the applicable vesting date. Based on the restated values described above, total remuneration changed for each of our Non-Executive Directors compared to the amount previously disclosed as follows: Ms. Douglas—decrease of $78,635; Mr. Hemmingsen—increase of $7,065; Mr.

A-16	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
Hirshberg—increase of $7,065; Ms. Holth—increase of $7,065; Mr. Jennings—decrease of $181,105; Mr. Maxwell—increase of $7,065; Ms. Pickard—increase of $125; and Mr. Sledge—increase of $9,378.
Our Non-Executive Directors will only receive remuneration for those services outlined in our Directors’ Remuneration Policy, which was approved by our shareholders at the 2023 AGM held on 2 May 2023. There are no contracts or agreements that provide guaranteed amounts payable for service as a Non-Executive Director of Noble Corporation plc, and there are no similar arrangements that provide for any guaranteed remuneration (other than for any accrued amounts, if applicable, for services rendered as a Non-Executive Director) upon a Non-Executive Director’s termination of service from our Board of Directors.
Performance Against Targets for STIP for our Executive Director
Our strategic objectives commit us to a balance of short-term goals and long-term ambitions. In order to assess delivery against these strategic objectives, we track progress against a number of financial and non-financial targets (Noble Scorecard). Importantly, those targets are used to assess the pay-out under the STIP annually. This ensures the alignment of our Executive Management with the interests of our shareholders.
In 2025, we continued to sponsor our STIP (approved by the Compensation Committee in January 2025), providing target incentive opportunities as a percentage of base salary that could pay out above or below target) based on the Noble Scorecard.
The 2025 scorecard incorporated financial and non-financial targets as set out below. All amounts paid under the STIP in 2025 were based on our company-wide performance against those targets.
The calculation of the performance components of the STIP and the aggregate STIP award paid to the Executive Director for 2025 are shown below:

2025 STIP Scorecard			Payout Targets			Payout
Objectives	Measure	Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Results	Factor	Multiple
Financial Measure	Normalized Cash Generation (1)	70%	$280 mm	$373 mm	$466 mm	$403 mm	1.32	0.93
Customer Satisfaction	Based on Customer QPR (2)	15%	5.9	6.3	6.7	6.475	1.44	0.22
Safety Performance (3)	Consequence Severity Index	15%	1,479	1,183	887	928	1.86	—
		Award Factor						1.15
(1)Normalized Cash Generation is defined by adjusted EBITDA minus capital expenditures, net interest expense, cash taxes, and cost to achieve synergies, adjusted for any non-recurring items. Cash flow figures presented above conform with accounting principles generally accepted in the United States (“US GAAP”).
(2)Customer Satisfaction is measured by the average score from customer feedback in the Quarterly Performance Review (“QPR”) from all rigs in operation.
(3)The Compensation Committee reduced the payout for achievement in Safety Performance to zero for the 2025 STIP due to a significant recordable safety incident in the first quarter of the year.

Year	Salary and Fees (1)	STIP Target	Multiplier	Total STIP Payout
	$			$
2025	995,883	130%	1.15	1,488,651
(1) The amount in this column represents salary paid in 2025. The STIP payout calculation is prorated based on our Executive Director’s salary adjustment from $950,000 to $1,000,000 that was effective on 1 February 2025.

Noble Corporation plc | 2026 Proxy Statement	A-17

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
Long-term Incentive Plan Granted in 2025 for our Executive Director
In 2025, our CEO received an LTIP grant in the form of performance-vested restricted unit awards (70%) (PVRSUs) and time vested restricted unit awards (30%) (TVRSUs). The number of units underlying the total award was determined using a 7-trading day trailing VWAP as of the grant date, 3 February 2025.

Scheme Interest Type	Type of Interest Awarded	End of Performance Period	Target Award	Potential Amount Vesting
				Minimum Performance (% of Scheme Interests)	Maximum Performance (% of Scheme Interests)
			$
LTIP	TVRSU (1)	3/2/2028	2,456,894	N/A	N/A
LTIP	PVRSU (2)	31/12/2028	6,293,732	—%	200%
(1)Grant of 78,071 TVRSUs. The grant has been valued using the grant date value, which is the average of the high and low share price on the NYSE ($31.47) on the grant date, 3 February 2025.
(2)Grant of 182,163 PVRSUs. Values are based on target achievement level of non-market based performance metrics using the average of the high and low share price on the NYSE on the grant date of 3 February 2025 ($31.47) and, with respect to the market conditions, a Monte Carlo grant date valuation of $37.63.
Time-Vested Restricted Stock Unit Awards for our Executive Director
The following table presents information regarding the TVRSUs outstanding at the beginning and end of the year ended 31 December 2025 for our Executive Director:

Award Date	End of Vesting Period (1)	Unvested RSUs Outstanding at 1/1/2025	RSUs Granted	RSUs Vested	RSUs Forfeited	Unvested RSUs Outstanding at 31/12/2025	Market Price Per Share on Grant Date (2)	Market Value Per Share on 2025 Vesting Date (3)	Value on 2025 Vesting Date
							$	$	$
3/2/2023	3/2/2026	41,750	—	20,875	—	20,875	39.31	31.47	656,936
26/1/2024	26/1/2027	50,940	—	16,980	—	33,960	44.88	33.45	567,981
3/2/2025	26/1/2028	—	78,071	—	—	78,071	31.47	N/A	N/A
	Total	92,690	78,071	37,855	—	132,906			1,224,917
(1)TVRSUs vest ratably over a three-year period.
(2)Average of the high and low share price on the NYSE on the grant date.
(3)Average of the high and low share price on the NYSE on the vesting date.

A-18	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
Performance-Vested Restricted Stock Unit Awards for our Executive Director
The following table presents information regarding the PVRSUs outstanding at the beginning and end of the year ended 31 December 2025 for our Executive Director:

Measurement Period	Settlement Date (1)	Unvested PVRSUs Outstanding at 1/1/2025	PVRSUs Granted	PVRSUs Vested (2)	PVRSUs Forfeited	Unvested PVRSUs Outstanding at 31/12/2025 (3)		Fair Value Per Share on Grant Date (4)	Market Value Per Share on Settlement Date (5)	Value on Settlement Date
						Target	Max	$	$	$
2023-2025	12/2/2026	93,937	—	113,663	—	—	—	59.01	42.10	4,785,212
2024-2026	26/1/2027	118,860	—	—	—	118,860	237,720	51.22	N/A	N/A
2025-2027	3/2/2028	—	182,163	—	—	182,163	364,326	37.63	N/A	N/A
	Total	212,797	182,163	113,663	—	301,023	602,046			4,785,212
(1)PVRSUs vest, if at all, at the end of the three-year measurement period to which they relate. However, they are not settled until the scorecard is finalised and approved by the Compensation Committee.
(2)The number of PVRSUs vested is shown based on actual performance. See further details below regarding certified result for the 2023 PVRSU grant.
(3)PVRSUs are awarded at the target level and also shown here at maximum performance level.
(4)The fair value per share is based on a Monte Carlo grant valuation as well as the average of the high and low share price on the NYSE on the grant date.
(5)Market value per share is based on an average of the high and low share price on the NYSE on the settlement date.
Performance Against Targets for LTIP Vesting for our Executive Director
For 2025, PVRSUs constituted 70% of the annual award value. They will settle based on the achievement of specified corporate performance criteria over a three-year performance cycle. Generally, the number of PVRSUs that will settle, if any, is determined after the end of the applicable performance period and any PVRSUs that do not vest are forfeited. Upon settlement, PVRSUs convert into unrestricted shares. In setting the target number of PVRSUs, the Compensation Committee takes into consideration:
•market data;
•the award's impact on total remuneration;
•the performance of the executive during the last completed year; and
•the potential for further contributions by the executive in the future.
The Compensation Committee approved the target award levels in the tables below because it believes that if the Company performs at or above the mid-range relative to the companies in our Peer Group, remuneration levels should be commensurate with this performance. If the Company performs below this level, our remuneration levels should be lower than the mid-range. The maximum number of PVRSUs that can be awarded is 200% of the target award level.
The certified performance against the respective targets will determine the percentage of PVRSUs that will vest. In each case, the Company must exceed a threshold performance level in order for any of the PVRSUs to vest.

Noble Corporation plc | 2026 Proxy Statement	A-19

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
2025 PVRSU Performance Payout Scale for our Executive Director
The performance payout scale in the table below is applicable to grants made in 2025 for the 2025-2027 performance cycle.

Goal	50% Threshold	100% Target	200% Maximum	Weighting
Total Shareholder Return (“TSR”) (1)	See matrix (1)	See matrix (1)	See matrix (1)	50.0%
Return On Invested Capital (“ROIC”) (2)	7%	10%	13%	40.0%
ESG - Reduce CO2 Emissions (3)	(-11%)	(-12%)	(-13%)	5.0%
ESG - Achievement of Sustainability Objectives (3)	Qualitative Determination by Compensation Committee (3)			5.0%
(1)Absolute TSR (“ATSR”) and relative TSR (“RTSR”) over the three-year performance period are assessed under the matrix shown below. For RTSR, performance will be assessed against the TSR Peer Group(4). For purposes of the TSR calculations, the starting price is the volume weighted average share price for the 7-trading days prior to 1 January 2025 ($29.68) and the ending price will be calculated using the volume weighted average price over the 7-trading days period preceding the end of the performance period.

ATSR CAGR	RTSR Percentile
	5th	4th	3rd	2nd	1st
15%	100%	125%	150%	175%	200%
10%	75%	87.5%	100%	125%	150%
5%	50%	62.5%	75%	87.5%	100%
≤ 0%	0%	25%	50%	62.5%	75%
(2)ROIC is defined as Earnings Before Interest and Taxes minus Cash Taxes divided by the sum of Average Shareholder Equity at the beginning and the end of the performance period and Average Net Debt measured at the beginning and end of the performance period.
(3)ESG Performance consists of two metrics, continued reduction of CO2 emissions compared to our 2021 baseline emissions and achievement of the 14 sustainability initiatives as published in our Sustainability Report. Performance achievement will be measured qualitatively by the Compensation Committee and selected at its discretion.
(4)The TSR Peer Group includes the following companies: Transocean Ltd., Seadrill Limited, Valaris Limited, and the PHLX Oil Service Sector Index.
2023 PVRSU Payout
The 2023 PVRSUs that were granted on 3 February 2023 vested on 31 December 2025 and settled in February 2026.
The 2023 PVRSUs performance metrics were based on the achievement of TSR performance targets, realization of merger synergies as a result of the Business Combination with Maersk Drilling in September 2022, achievement of Free Cash Flow, and rig utilization targets as well as ESG performance.

A-20	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
The 2023 PVRSUs vested at 121% of target and were settled on 12 February 2026 based on the following performance achievements:

Performance Metric	Target	Actual Performance	Weight	Factor	Multiple
Total Shareholder Return (“TSR”) (1)	See footnote (1)	RTSR - 28.6th percentile ATSR - 0%	33.33%	0.5	0.17
Merger Integration - Synergy Realization (2)	$125M	$173M	33.34%	1.78	0.59
Free Cash Flow (3)	See footnote (3)	$6.05/share	16.67%	1.01	0.17
Total Utilization (4)	See footnote (4)	>75%	8.33%	1.50	0.12
ESG Metrics (5)	Qualitative Assessment	Outstanding	8.33%	1.9	0.16
				Total	1.21
(1) Absolute TSR (“ATSR”) and relative TSR (“RTSR”) over the three-year performance period were assessed under the matrix shown below. For RTSR, performance was assessed against the TSR Peer Group. For purposes of the TSR calculations, the starting price was the 20-day average stock price prior to the beginning of the performance period ($36.10) and the ending price was the average stock price for the last 20 trading-days at the end of the performance period ($29.79).

ATSR	RTSR Percentile
	≤ 25th	25th < > 75th	≥75th
15%	100%	150%	200%
10%	75%	100%	150%
5%	50%	75%	100%
≤ 0%	0%	50%	75%
(2) Merger Integration Synergy Realization achievement was based on synergies realized in connection with the Business Combination with Maersk Drilling in September 2022, measured as of 31 December 2024. An additional multiplier of 1.25x applied to the performance achievement factor as a result of the Company achieving synergies of at least $125 million prior to 30 June 2024.
(3) Free Cash Flow achievement was assessed under the matrix shown below. Achievement was measured based on the sum of the free cash flow per share of the Company, achieved each year, over the 3-year performance period. The final Free Cash Flow performance score was calculated using the following as reported in our annual Form 10-K filing: Net cash provided by (used in) operating activities, less Capital expenditures, plus Proceeds from insurance claims, plus Proceeds from disposal of assets, net.

	Threshold	Target	Maximum
Free Cash Flow	$3/share	$6/share	$9/share
(4) Total Utilization achievement during the three year-performance period was assessed under the matrix shown below. Total Utilization was measured based on a calculation of the product of actual operating days of the Company's fleet, including cold stacked rigs, and total days available during the performance period, compared to fleet utilization of our peer companies during the performance period. Peer companies for measuring Total Utilization included Transocean Ltd, Seadrill Limited and Valaris Limited.

<25th	25th - 50th	>50th - 75th	>75th
—%	50%	100%	150%

Noble Corporation plc | 2026 Proxy Statement	A-21

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
(5) The Compensation Committee considered achievements in establishing a sustainable ESG framework, metrics and targets, and progress in long term carbon intensity reduction during the performance period and determined the payout factor for ESG performance to be 1.9 out of 2.0 for the 2023 PVRSUs.
The details of the 2023 PVRSU settlement to our Executive Director are set out in the following table.

2023 PVRSUs
Executive Director	# PVRSUs granted	# of Total Earned PVRSUs
Robert W. Eifler	93,937	113,663
Long-term Incentive Plan Grants in 2025

	Type of Grant		Target Award		Performance Conditions	Threshold Vesting Level	Performance Period End	Potential Amount Vesting
								Minimum Performance (% of Scheme Interests)	Maximum Performance (% of Scheme Interests)
			$
Executive Director
Robert W. Eifler	PVRSUs	(1)	6,293,732	(2)	See details above	50%	31/12/2028	—%	200%
	TVRSUs	(1)	2,456,894	(3)	None	—	—	N/A	N/A
Non-Executive Directors (6)
Patrice R. Douglas	TVRSUs	(4)	192,691	(5)	None	—	—	N/A	N/A
Claus V. Hemmingsen	TVRSUs	(4)	192,691	(5)	None	—	—	N/A	N/A
Alan J. Hirshberg	TVRSUs	(4)	192,691	(5)	None	—	—	N/A	N/A
Kristin H. Holth	TVRSUs	(4)	192,691	(5)	None	—	—	N/A	N/A
H. Keith Jennings	TVRSUs	(4)	192,691	(5)	None	—	—	N/A	N/A
Alastair J. Maxwell	TVRSUs	(4)	192,691	(5)	None	—	—	N/A	N/A
Ann D. Pickard	TVRSUs	(4)	192,691	(5)	None	—	—	N/A	N/A
Charles M. Sledge	TVRSUs	(4)	255,316	(5)	None	—	—	N/A	N/A
(1)For the Executive Director, the total 2025 LTIP grant at target is based on $8,500,000 and the number of underlying units was determined using a 7-trading day trailing VWAP as of the grant date, 3 February 2025. Of the total grant, PVRSUs constituted 70% and TVRSUs 30%. See further details above beginning from the section “Long-term Incentive Plan Granted in 2025 for our Executive Director”.
(2)The grant is shown based on target at 182,163 PVRSUs and has been valued using a Monte Carlo grant valuation as well as the average of the high and low share price on the NYSE ($31.47) on the grant date, 3 February 2025.
(3)Grant of 78,071 RSUs has been valued using the average of the high and low share price on the NYSE ($31.47) on the grant date, 3 February 2025.
(4)For the Non-Executive Directors, the 2025 grant is based on $200,000 with the exception of Mr. Sledge, whose grant is based on $265,000 due to his role of Chairman of the Board. The number of underlying units granted for all Non-Executive Directors was determined using a 7-trading day trailing VWAP as of the grant date.

A-22	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
(5)Grants of 6,123 RSUs to all Non-Executive Directors other than Mr. Sledge (8,113 RSUs) have been valued using the average of the high and low share price on the NYSE ($31.47) on the grant date, 3 February 2025.
(6)For the Non-Executive Directors, the RSUs vest one year after the grant date and when the RSUs vest, 60% of the award settles in shares and 40% settles in cash.
Pensions
Neither our Executive Director, nor any of the Non-Executive Directors, are entitled to retirement programmes and benefits under defined benefit plans, cash balance benefits, or to benefits under a hybrid arrangement which includes such benefits.
Payments to Past or Former Directors
There were no payments to past or former directors for the year ended 31 December 2025.
Payments for Loss of Office
There were no payments for loss of office for the year ended 31 December 2025.
Executive Director Severance Arrangement
Any severance benefits to be received by Mr. Eifler in the event of his termination of employment will be determined in accordance with the Executive Severance Plan and the Change of Control Severance Plan adopted by the Company in 2024.
The Executive Severance Plan provides that, subject to the terms and conditions of the plan, and contingent upon the execution of a separation agreement and release of claims, if Mr. Eifler experiences a “qualifying termination” (as defined under the Executive Severance Plan), he is entitled to receive the following:
A.an irrevocable lump sum cash payment, payable within 30 days following the date on which the separation agreement comes effective an irrevocable, in an amount equal to (i) the sum of the executive’s base salary and target annual bonus and (ii) a multiple determined by the role of Mr. Eifler as President and CEO;
B.a pro-rata annual cash bonus for the year in which the termination occurs, payable in lump sum on or about the date such bonuses are paid to other employees of the Company;
C.subject to the executive’s eligibility for and timely election of continued coverage under COBRA, continued medical, dental, and vision benefit coverage for Mr. Eifler and his or her covered dependents for up to 12 months;
D.outplacement services valued at up to $50,000;
E.full vesting of all outstanding time-vested equity awards; and
F.continued eligibility to vest in the participant’s outstanding equity awards that are subject to performance-based vesting conditions, determined based on (i) actual performance, with respect to any completed performance periods or achieved performance measures, and (ii) with respect to any incomplete performance periods and performance measures, actual performance of the Company over the full performance period and pro-rated.
If Mr. Eifler experiences a “qualifying termination” within the 24-month anniversary of a “change in control” (as defined under the Executive Change in Control Severance Plan), subject to the terms and conditions of the Executive Change in Control Severance Plan, and contingent upon the execution of a separation agreement and release of claims, the terminated executive is entitled to receive the same severance benefits as they would receive under the Executive Severance Plan, except that (i) the severance multiple is greater, (ii) COBRA coverage will extend for up to 18 months, and (iii) all outstanding performance-based equity awards will accelerate and vest at target. A copy of the Executive Severance Plan and the Change of Control Severance Plan are available in our filings with the US Securities and Exchange Commission which can be accessed through our website, www.noblecorp.com.
Statement of the Directors’ Shareholding and Share Interests
We have a share ownership policy that applies to our Directors and Executive Officers and provides for minimum share ownership requirements. The share ownership policy requirement for our Executive Director is six times his/her base salary and for our Non-Executive Directors is five times their annual retainer. Unless a Director is making reasonable

Noble Corporation plc | 2026 Proxy Statement	A-23

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
progress to satisfy the policy holding requirements, a Director may not sell or dispose of shares for cash. Once a Director meets the applicable stock ownership requirements, the share ownership policy requirements are satisfied even if there is a subsequent drop in the stock price that would result in a shareholding value that is below the threshold as long as no shares are sold. Unvested TVRSUs count towards the share ownership, but unvested PVRSUs do not. As set out below, as at 31 December 2025, Ms. Douglas, who joined as a Director on 4 September 2024, Ms. Holth, who joined as a Director on 3 October 2022, and Mr. Jennings, who joined as a Director on 22 November 2023, did not yet hold sufficient shares in the Company to meet the minimum share ownership requirements. However, in compliance with the policy, each Director is making reasonable progress to satisfy the share ownership requirement. The below table includes only shares beneficially owned, which excludes unvested TVRSUs.
The following table provides details on the Directors’ beneficial shareholdings as at 31 December 2025 (including any interests of a connected person):

	Beneficially Owned Shares held at 1 January 2025	Vested shares in 2025 (1)	Changes in number of shares (2)	Beneficially Owned Shares held at 31 December 2025 (3)	Unvested TVRSUs held at 31 December 2025 (4)	Value in USD 31 December 2025 (5)	Share Ownership Requirement in 2025 (3)

Director
						$	$
Robert W. Eifler	1,071,054	252,197	(86,886)	1,236,365	132,906	38,668,213	6,000,000
Patrice R. Douglas	3,749	1,276	—	5,025	6,123	314,820	500,000
Claus V. Hemmingsen	13,072	2,716	—	15,788	6,123	618,767	500,000
Alan J. Hirshberg	21,414	2,716	10,000	34,130	6,123	1,136,745	500,000
Kristin H. Holth	5,772	2,716	—	8,488	6,123	412,615	500,000
H. Keith Jennings	515	2,716	—	3,231	6,123	264,157	500,000
Alastair J. Maxwell (6)	6,477	6,390	—	N/A	N/A	N/A	N/A
Ann D. Pickard (6)	21,414	6,390	—	N/A	N/A	N/A	N/A
Charles M. Sledge	25,770	3,599	8,992	38,361	8,113	1,312,426	825,000
(1)These amounts do not include TVRSUs that settled in cash.
(2)For Mr. Eifler, represent shares withheld by the Company to satisfy tax withholding requirements on vesting of RSUs as well as an open market purchase in 2025. For Messrs. Hirshberg and Sledge, represents shares purchased on the open market in 2025.
(3)Fully vested shares and unvested TVRSUs count towards the ownership requirement; however, only fully vested shares are considered beneficially owned.
(4)Only unvested TVRSUs are included in this column as unvested PVRSUs do not count towards the share ownership.
(5)The value is based on the closing share price on the NYSE ($28.24) on 31 December 2025.
(6)Mr. Maxwell and Ms. Pickard ceased to serve as Directors as of 8 May 2025. Ownership requirements are no longer applicable after this date.

A-24	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
The following information is Unaudited.
Stock Performance Graph
Total return assumes the reinvestment of dividends, if any, in the security on the ex-dividend date. This graph depicts the past performance for the period from 9 June 2021, the day our shares were relisted on the NYSE, through 31 December 2025, and in no way should be used to predict future share performance. The Board has selected the SPX, the Dow Jones U.S. Oil & Equipment Services Index, and the OSX as comparisons for total shareholder return for purposes of UK requirements as they represent good market comparisons to Noble.

Noble Corporation plc | 2026 Proxy Statement	A-25

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
Chief Executive Officer’s Remuneration in the Past Ten Years

	2021	2022	2023	2024	2025
CEO single figure (1) ($'000)	25,270,516	8,374,467	10,622,942	67,941,945	11,302,062
Bonus (% of maximum awarded)	67%	39%	73.5%	55%	58%
Performance-based LTI (% of maximum vesting)	—%	—%	84.86%	71.5%	60.5%
(1)CEO remuneration is composed of base salary, STIP attributable to the performance year, value of LTI awards vesting and accrued dividends paid, and all other remuneration as outlined in our Directors’ Remuneration Policy.
Percentage Change in Director and Employee Remuneration
The table below shows the percentage year-on-year change in salary, STIP, and all taxable benefits between the years ended 31 December 2025, 2024, and 2023 for the CEO compared to the average of such remuneration for the US shorebased employees. This comparative employee group was chosen as the make-up and calculation of their remuneration for the categories in the table below most closely resembles that of our CEO.

	Salary and Fees (1)		All Taxable Benefits				Money or other assets received/receivable for the relevant financial year (2)
	(% change)		(% change)				(% change)
	2025 - 2024	2024 - 2023	2025 - 2024		2024 - 2023		2025 - 2024		2024 - 2023
CEO	5.3%	5.6%	(94.9)%		87.3%		10.6%		(18.6)%
Patrice R. Douglas	>100%	N/A	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)
Claus V. Hemmingsen	(16.6)%	32.8%	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)
Alan J. Hirshberg	(23.5)%	26.9%	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)
Kristin H. Holth	(21.4)%	28.0%	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)
H. Keith Jennings	(21.2)%	>100%	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)
Alastair J. Maxwell	(68.5)%	20.9%	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)
Ann D. Pickard	(72.7)%	22%	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)
Charles M. Sledge	(27.7)%	46.2%	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)
Average of US shorebased employees (4)	5%	4.3%	(7.2)%		10.3%		19.5%		(21.8)%
(1)For CEO and US shorebased employees, year-on-year change is calculated using the annualised year end salary of the first stated year compared to the annualised year end salary of the second stated year. Change in “All Taxable Benefits” for our CEO from “2024-2023” revised to reflect the reclassification of previously reported values. Refer to 2025 and 2024 Remuneration of Executive Director above for additional details.
For Non-Executive directors, year-on-year change is calculated based on total amount of retainers (annual/committees/supplemental/travel). For Non-Executive directors, changes in remuneration are dependent on committee participation. Ms. Douglas joined the Board in 2024, and Mr. Maxwell and Ms. Pickard ceased to serve on the Board as of 08 May 2025.
(2)STIP payment attributable to the stated performance year.
(3)This element of remuneration was not applicable to Non-Executive Directors.
(4)Noble Corporation plc has no employees. These metrics are based on the change in average pay for US shorebased employees within the Group for the years ended 31 December 2025, 2024, and 2023. For STIP and all taxable benefits, only eligible employees are included in the average.

A-26	2026 Proxy Statement | Noble Corporation plc

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
CEO Pay Ratio
As at 31 December 2025, Noble Corporation plc did not meet the minimum threshold of 250 employees in the UK required for CEO pay ratio to be disclosed. In order to establish our UK employee population, we considered onshore employees on our UK payroll as well as offshore employees, working in the UK, but employed through legal entities outside the UK.
Relative Importance of Spend on Pay
The table below shows the total spend on pay compared to other key financial metrics and indicators:

	Year Ended 31 December
	2025	2024	% Change
Employee costs ($’000s)	1,004,198	891,968	13%
Dividends paid ($’000s)	317,643	277,831	14%
Share repurchases ($000s)	20,000	299,989	(93)%
Average number of employees	3,862	4,287	(10)%
Revenue ($’000s)	3,283,809	3,046,787	8%
Income before income tax ($’000s)	299,727	553,556	(46)%
Additional information on the average number of employees, total revenues, and income before income taxes has been provided for context. The majority of our workforce (approximately 77%) are located offshore.
2026 Executive Remuneration Design
In establishing the 2026 base salary, STIP target and LTI award for our Executive Director, President and Chief Executive Officer, the Compensation Committee considered a variety of factors including the Compensation Committee’s remuneration philosophy, market, and proxy remuneration data, and individual performance in the prior year. For 2026, the Executive Director’s base salary remains at $1,000,000 and his STIP target remains at 130% of base salary. As in 2025, the funding mechanism for the 2026 STIP is linked directly to strategic, financial, and operational performance. For 2026, the STIP performance goals and corresponding weighting are normalized cash generation (70%), customer satisfaction (15%), and safety index (15%). The Company will provide a full disclosure of targets and actual results in its 2027 report due to the commercially sensitive nature of the targets.
The value of the 2026 LTI award for our Executive Director increased by 15% from 2025. The ratio of PVRSUs to TVRSUs for the 2026 LTIP award remained consistent with 2025 as the Compensation Committee believes that the focus on pay-for-performance provided by the existing design of our LTI programme remains the best mechanism to support the achievement of the Company’s strategic objectives. The PVRSUs granted vest over a three-year performance period and the TVRSUs vest on a three-year ratable vest schedule. The performance goals for the 2026 PVRSUs and the corresponding weightings are achievement of absolute and relative total shareholder returns (50%), Relative Unlevered Free Cash Flow Yield (40%), and ESG metrics (10%).
Consideration by the Directors of Matters Relating to Directors’ Remuneration
The Compensation Committee of our Board is responsible for determining the remuneration of our Directors and Executive Officers and for establishing, implementing, and monitoring adherence to our Remuneration Policy. The Compensation Committee operates independently of management and receives remuneration advice and data from outside independent advisors.
The Compensation Committee charter authorises the committee to retain, as it deems necessary, independent advisors to provide advice and evaluation of the remuneration of Directors or Executive Officers, or other matters relating to remuneration, benefits, incentive, and equity-based remuneration plans and corporate performance. The Compensation Committee is further authorised to approve the fees and retention terms of any independent advisor that it retains.
In 2020, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent consulting firm, to serve as the Compensation Committee’s remuneration consultant, a role in which they continue to

Noble Corporation plc | 2026 Proxy Statement	A-27

NOBLE CORPORATION PLC AND SUBSIDIARIES
DIRECTORS’ REMUNERATION REPORT
serve. After review and consultation with Meridian, the Compensation Committee has determined that the firm is independent as required under the NYSE rules and there is no conflict of interest resulting from retaining the firm currently or during 2025. Additionally, Meridian provides advice and consulting services solely pertaining to executive and director remuneration to the Compensation Committee and does not provide any additional services on behalf of management.
The remuneration consultant reports to and acts at the direction of the Compensation Committee and is independent of management, provides comparative market data regarding Executive Officer and Director remuneration to assist in establishing reference points for the principal components of remuneration, and provides information regarding remuneration trends in the general marketplace and regulatory and compliance developments. The remuneration consultant regularly participates in the meetings of the Compensation Committee and meets privately with the Compensation Committee at each Compensation Committee meeting. The total fees paid to Meridian Compensation Partners, LLC for their services was $230,190 for the year ended 31 December 2025.
The members of the Compensation Committee are Alan J. Hirshberg, Patrice R. Douglas, and Charles M. Sledge.
This Directors’ Remuneration Report was approved by the Board of Directors on 11 March 2026 and signed on its behalf of by:
Robert Eifler, Director
12 March 2026

A-28	2026 Proxy Statement | Noble Corporation plc

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NOBLE CORPORATION plc
2101 City West Boulevard,
Suite 600, Houston, Texas 77042

NOBLE CORPORATION PLC
2101 CITYWEST BOULEVARD, SUITE 600
HOUSTON, TX 77042

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V85351-P46185 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NOBLE CORPORATION PLC

The Board of Directors recommends you vote FOR the following resolutions 1 through 15:

Election or re-Election of the seven director nominees listed in the accompanying Proxy Statement by separate ordinary resolutions.

		For	Against	Abstain
1.	Erik Bergöö	☐	☐	☐
2.	Patrice Douglas	☐	☐	☐
3.	Robert W. Eifler	☐	☐	☐
4.	Claus V. Hemmingsen	☐	☐	☐
5.	Alan J. Hirshberg	☐	☐	☐
6.	H. Keith Jennings	☐	☐	☐
7.	Charles M. Sledge	☐	☐	☐
8.	Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm for Fiscal Year 2026.	☐	☐	☐
9.	Re-appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor.	☐	☐	☐
10.	Authorization of Audit Committee to Determine UK Statutory Auditors' Compensation.	☐	☐	☐
11.	Approval by Advisory Vote of the Company's Executive Compensation.	☐	☐	☐
12.	Approval by Advisory Vote of the Directors' Remuneration Report.	☐	☐	☐
13.	Approval of the Directors' Remuneration Policy.	☐	☐	☐
14.	Authorization of the Board to Allot Shares.	☐	☐	☐
15.	Authorization of the Board to Allot Shares without Rights of Pre-Emption.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Noble Corporation plc Annual General Meeting
Meeting Information
April 29, 2026 at 11:30 AM CT at
Noble Corporation plc
2101 CityWest Boulevard, Suite 600
Houston, TX 77042
USA

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V85352-P46185

NOBLE CORPORATION PLC
ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD AT 11:30 AM CT ON APRIL 29, 2026
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard B. Barker, Jennie Howard and Rocco Gialanella (with full power to act alone), the attorney-in-fact and proxy of the undersigned, with full power of substitution to each, to vote all ordinary shares of Noble Corporation plc registered in the name provided, which the undersigned is entitled to vote at the Annual General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Card.

This Proxy Card, when properly executed, will be voted in the manner directed herein. If you do not provide specific voting instructions, your voting rights will be exercised by the proxy in the manner recommended by the Board of Directors. On any other matters that are properly presented to the Annual General Meeting (including any motion to adjourn the Annual General Meeting), the proxy will vote these shares in accordance with the respective recommendation of the Board of Directors.

Continued and to be signed on reverse side